Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Free-Writing Prospectus

$

SLM Student Loan Trust 2006-2

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes, Series 2006-2

On                  , 2006, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes		$3-month LIBOR minus %	, 20
Floating Rate Class A-2 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class A-3 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class A-4 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class A-5A Notes		$3-month LIBOR plus %	, 20
Reset Rate Class A-5B Notes	$	%*	, 20
Floating Rate Class A-6 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class B Notes		$3-month LIBOR plus %	, 20

*	Effective until the initial reset date, which will occur on , 20 .

The trust will make payments quarterly, beginning on April 25, 2006, primarily from collections on a pool of consolidation student loans. Interest and principal will be paid to the applicable noteholders quarterly on the 25th day of each January, April, July and October, beginning April 25, 2006. In general, the trust will pay or allocate principal, sequentially, to the class A-1 through class A-4 notes, in that order, until each such class is paid in full, then, pro rata, to the class A-5A notes and class A-5B notes, until each such class is paid in full, and then to the class A-6 notes, until such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the distribution date in                      20    . Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, the reserve account and, until the distribution date in                     , 200  , the capitalized interest account. The interest rate on the floating rate notes is determined by reference to LIBOR. A description of how LIBOR is determined appears in the base prospectus under “Additional Information Regarding the Securities—Determination of Indices—LIBOR.”

We are offering the notes through the underwriters when and if issued. Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

You should consider carefully the risk factors on page 36 of this free-writing prospectus and on page 20 of the base prospectus, attached hereto as Appendix I to this free-writing prospectus.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Joint Book-Runners

Deutsche Bank Securities	Merrill Lynch & Co.

Global Co-Managers

Barclays Capital	Lehman Brothers	Wachovia Securities

Class A-4, Class A-5A, Class A-5B and Class A-6 Co-Manager

DEPFA BANK

February 14, 2006

Page
Summary of Terms	8

• Issuing Entity	8

• Depositor	8

• Sponsor, Servicer and Administrator	8

• Indenture Trustee	8

• Eligible Lender Trustee	8

• The Notes	8

• Dates	9

• Information About the Trust Student Loans	9

• Information About the Notes	10

• All Notes	15

• Indenture Trustee and Paying Agent	18

• Luxembourg Paying Agent	19

• Eligible Lender Trustee	19

• Remarketing Agents	19

• Administrator	19

• Information About the Trust	19

• Administration of the Trust	27

• Termination of the Trust	31

• Excess Distribution Certificateholder	33

• Tax Considerations	33

• ERISA Considerations	34

• Ratings of the Notes	34

• Listing Information	34

• Risk Factors	35
Risk Factors	36

• The Notes Are Not Suitable Investments For All Investors	36

• Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	36

• Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cashflows	37

2

3

THE INFORMATION IN THIS FREE-WRITING PROSPECTUS

AND THE PROSPECTUS ATTACHED HERETO AS APPENDIX I

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

•	the prospectus, attached hereto as Appendix I to this free-writing prospectus, which provides general information, some of which may not apply to your particular class of notes; and

•	this free-writing prospectus, which describes the specific terms of the notes being offered.

We have not authorized anyone to provide you with different information.

We sometimes refer to the prospectus, attached hereto as Appendix I to this free-writing prospectus, as the base prospectus. You should read both the base prospectus and this free-writing prospectus to understand the notes.

For your convenience, we include cross-references in this free-writing prospectus and in the base prospectus to captions in these materials where you can find related information.

Where a caption in this free-writing prospectus says “Additional Information Concerning” a caption that is included in the base prospectus, the information in this free-writing prospectus under that caption should be read together with the information under the corresponding caption in the base prospectus.

NOTICE TO INVESTORS

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that the application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, to determine their status.

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THE ISSUING ENTITY MAY CHOOSE NOT TO ISSUE EITHER THE CLASS A-5A OR CLASS A-5B NOTES. IN THAT CASE, THE REMAINING CLASS WILL BE RENAMED THE CLASS A-5 NOTES. THE FINAL STRUCTURE AND PRIORITY OF DISTRIBUTIONS WILL BE SET FORTH IN THE TERM SHEET TO BE DISTRIBUTED TO POTENTIAL INVESTORS PRIOR TO THE PRICING OF THIS TRANSACTION.

IF THE ISSUING ENTITY SHOULD CHOOSE NOT TO ISSUE THE CLASS A-5B NOTES, THE TERM SHEET WILL SPECIFY THAT (1) THE RESET RATE NOTES WILL NOT BE ISSUED, (2) THERE WILL BE NO SWAP COUNTERPARTY, SWAP AGREEMENT, REMARKETING AGENTS OR REMARKETING AGREEMENT; (3) NO ACCUMULATION ACCOUNT, CURRENCY ACCOUNT, REMARKETING FEE ACCOUNT, SUPPLEMENTAL INTEREST ACCOUNT, INVESTMENT RESERVE ACCOUNT OR INVESTMENT PREMIUM PURCHASE ACCOUNT WILL BE CREATED; AND (4) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THIS FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO RESET RATE NOTES WILL NOT APPLY.

This free-writing prospectus is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus. The information in this free-writing prospectus is preliminary and is subject to completion or change. The information in this free-writing prospectus, if conveyed prior to the time of your commitment to purchase any class of notes, supersedes any information contained in any prior free-writing prospectus relating to the notes.

Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

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SUMMARY OF PARTIES TO THE TRANSACTION*

SLM Education Credit Finance Corporation (Seller)
VG Funding, LLC (Seller)
SLM Funding LLC (Depositor)
Chase Bank USA, National Association (Eligible Lender Trustee)
Administration of the issuing entity
Sallie Mae, Inc. (Sponsor, Servicer and Administrator)
SLM Student Loan Trust 2006-2 (Issuing Entity)
Servicing of trust student loans
Deutsche Bank Trust Company Americas (Indenture Trustee)
Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Remarketing Agents)
Remarketing of Class A-5B Notes
Class A Notes
Class B Notes
Excess Distribution Certificate

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.

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PAYMENT FLOWS AND DELIVERIES

SLM Funding LLC
SLM Education Credit Finance Corporation
Loans for $
$ for Loans
$ for Loans
Loans for $
VG Funding, LLC (and Interim Eligible Lender Trustee for VG Funding)
$ for Loans
Loans for $
SLM Student Loan Trust 2006-2
Legal Title for Loans
Legal Title for Loans
Notes for $
$ for Notes
Underwriters
Interim Eligible Lender Trustee (for SLM Funding)
Quarterly Distributions of $ (on behalf of Investors)
Legal Title for Loans
$ for Notes
Notes for $
Quarterly Distributions of $ to Investors
Investors
Indenture Trustee
Eligible Lender Trustee (for the Trust)

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SUMMARY OF TERMS

This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this free-writing prospectus and the attached base prospectus. You should read the full description of this information appearing elsewhere in this document and in the base prospectus to understand all of the terms of the offering of the notes.

ISSUING ENTITY

SLM Student Loan Trust 2006-2, which is a Delaware statutory trust. It was formed on January 3, 2006. Its principal address is in care of the eligible lender trustee, at Christiana Center/OP4 500 Stanton Christiana Road, Newark, Delaware 19713.

DEPOSITOR

SLM Funding LLC, which is a Delaware limited liability company. Its principal address is 12061 Bluemont Way, V3419, Reston, Virginia 20190.

SPONSOR, SERVICER AND ADMINISTRATOR

Sallie Mae, Inc., which is a Delaware corporation. Its principal address is 12061 Bluemont Way, Reston, Virginia 20190.

Sallie Mae, Inc. is an affiliate of the depositor and each seller.

INDENTURE TRUSTEE

Deutsche Bank Trust Company Americas, which is a New York banking corporation. Its principal trust address is 60 Wall Street, New York, New York 10005.

ELIGIBLE LENDER TRUSTEE

Chase Bank USA, National Association, which is a national banking association. Its principal Delaware trust address is Christiana Center/OP4 500 Stanton Christiana Road, Newark, Delaware 19713.

THE NOTES

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $ ;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $ ;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $ ;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $ ;

•	Floating Rate Class A-5A Student Loan-Backed Notes in the amount of $ ;

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•	Reset Rate Class A-5B Student Loan-Backed Notes in the amount of $ ; and

•	Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $ .

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $ .

We sometimes refer to the class A and the class B notes, collectively, as the notes. We also sometimes refer to the class A-1, class A-2, class A-3, class A-4, class A-5A and class A-6 notes, collectively, as the LIBOR-based class A notes, which together with the class B notes are sometimes collectively referred to as the LIBOR-based notes. We also sometimes refer to the class A-5B notes as the reset rate notes.

DATES

The closing date for this offering is                     , 2006.

The information about the initial trust student loans in this free-writing prospectus is calculated and presented as of January 30, 2006. We refer to this date as the statistical cutoff date.

The cutoff date for the pool of initial trust student loans will be the closing date. We sometimes refer to this date as the initial cutoff date.

The trust will be entitled to receive all collections and proceeds on the initial trust student loans on or after the closing date.

A distribution date for each class of notes is the 25th of each January, April, July and October, beginning April 25, 2006. If any January 25, April 25, July 25 or October 25 is not a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

INFORMATION ABOUT THE TRUST STUDENT LOANS

The notes will receive payments primarily from collections on (1) the initial trust student loans acquired by the trust on the closing date and (2) any additional trust student loans acquired by the trust from time to time during the supplemental purchase period ending ten business days after the closing date on                     , 2006.

We refer to the pool of student loans purchased by the trust on the closing date as the initial trust student loans; we refer to any student loans purchased by the trust during the supplemental purchase period as the additional trust student loans; and we refer to the initial trust student loans and the additional trust student loans, collectively, as the trust student loans.

The trust may acquire additional trust student loans during the supplemental purchase period using amounts on deposit in the supplemental purchase account. The cutoff date for any additional trust student loans will be the date those loans are purchased by the trust. The trust will be entitled to receive all collections and proceeds on the

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additional trust student loans on and after their respective purchase dates.

In addition, from the closing date through                     , 2006, which we refer to as the consolidation loan add-on period, certain trust student loans may be supplemented by add-on consolidation loans. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following origination of the consolidation loan. Add-on consolidation loans require additional disbursements by the trust, pursuant to which additional eligible education loans that were not originally included in a borrower’s consolidation loan are added to an existing trust student loan by repaying in full the eligible education loan to the lender then holding that loan, thereby increasing the principal balance of the related trust student loan. Only amounts on deposit in the add-on consolidation loan account may be used by the trust to fund such add-on consolidation loans.

INFORMATION ABOUT THE NOTES

LIBOR-Based Notes

Interest will accrue on the outstanding principal balance of the LIBOR-based notes during three-month accrual periods and will be paid on each distribution date.

Generally, each accrual period for the LIBOR-based notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the LIBOR-based notes, however, will begin on the closing date and end on April 24, 2006, the day before the first distribution date.

Except for the first accrual period, each class of LIBOR-based notes will bear interest at a rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-1	minus	%
Class A-2	plus	%
Class A-3	plus	%
Class A-4	plus	%
Class A-5A	plus	%
Class A-6	plus	%
Class B	plus	%

For each class of LIBOR-based notes, LIBOR for the first accrual period will be determined by the following formula:

x + [     /     * (y-x)]

where:

x =             -month LIBOR, and

y =             -month LIBOR.

The administrator will determine LIBOR as specified under “Additional Information Regarding the Securities—Determination of Indices—LIBOR” in the base prospectus. The administrator will calculate interest on the LIBOR-based notes based on the actual number of days elapsed in each accrual period divided by 360.

Reset Rate Notes

Interest. During their initial reset period, the class A-5B notes will be denominated in U.S. Dollars. During this period, the class A-5B notes will bear interest on their outstanding principal balance at an annual fixed rate equal to         %.

During the initial reset period, interest generally will be paid quarterly to the reset rate noteholders on each

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distribution date commencing on April 25, 2006. Interest will accrue on the outstanding principal balance of the reset rate notes during the applicable accrual periods.

Generally, an accrual period for the reset rate notes:

•	if they bear a fixed rate of interest (as is the case during their initial reset period), will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the current distribution date; or

•	if they bear a floating rate of interest, will begin on a distribution date and end on the day before the next distribution date.

However, the initial accrual period for the reset rate notes will begin on the closing date and end on April 24, 2006.

Until the initial reset date, and during any subsequent reset period when the reset rate notes are denominated in U.S. Dollars and bear interest at a fixed rate, interest on such notes will be calculated based on twelve 30-day months and a 360-day year.

During any subsequent reset period when the reset rate notes are denominated in U.S. Dollars and bear interest at a floating rate, interest on such notes will be calculated based on the actual number of days elapsed in each accrual period and a 360-day year.

For each reset period after the initial reset period, the currency, interest rate mode, accrual period and applicable distribution dates for the reset rate notes will be specified on the related remarketing terms determination date, and the interest rate will be specified on the related spread determination date. This information will be provided to the Luxembourg Stock Exchange before the beginning of each reset period.

Reset Dates. The initial reset date for the reset rate notes is                     , 20    .

We refer to this date, together with each later date on which the reset rate notes may be reset with respect to the currency, interest rate mode and other factors described above, as reset dates. We refer to the periods between reset dates as reset periods.

Remarketing Procedures. At least eight business days prior to each reset date for the reset rate notes, the remarketing agents, in consultation with the administrator, will determine the proposed terms of the remarketing for the reset rate notes including, among other things:

•	the applicable currency;

•	the applicable interest rate mode;

•	whether principal will be paid periodically or at the end of the related reset period;

•	the index, if applicable;

•	the all-hold rate, if applicable;

•	the length of the reset period for the reset rate notes and the applicable distribution dates; and

•	the identity of potential swap counterparties.

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The all-hold rate will be the interest rate applicable for the next reset period if all holders of the reset rate notes choose not to tender their notes to the remarketing agents for remarketing. The all-hold rate will be applicable only if the reset rate notes are denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. See “Description of the Notes—The Reset Rate Notes” in this free-writing prospectus.

The interest rate mode for the reset rate notes during any reset period after their initial reset period may be based on a floating rate index or may be a fixed rate. The floating rate may be based on EURIBOR, GBP-LIBOR or another non-U.S. Dollar currency based rate, LIBOR, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require each rating agency then rating the notes to confirm its then-current rating of each class of the notes. If required during a reset period, the administrator will calculate the interest rate applicable to the reset rate notes as specified under “Additional Information Regarding the Securities—Determination of Indices” in the base prospectus.

Each reset date will occur on a distribution date. The related reset period will always end on the day before a distribution date and may not extend beyond the day before the maturity date of the reset rate notes.

Absent a failed remarketing, holders of the reset rate notes that wish to sell all or some of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. Tender is not mandatory if the reset rate notes are denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. In all other situations, tender is mandatory, and the holders of the reset rate notes will be deemed to have tendered their notes pursuant to the remarketing process. If there is a failed remarketing of the reset rate notes, however, holders of the reset rate notes will be required to retain their notes during the immediately following reset period, absent any separate secondary market trades, and will not be permitted to exercise any remedies as a result of the failure of the reset rate notes to be remarketed on the related reset date.

Principal. During any reset period (including during their initial reset period), the reset rate notes may be structured not to receive a payment of principal until the end of that reset period, other than as described under “—Termination of the Trust” below. If the reset rate notes are structured in this manner, generally all amounts that otherwise would have been paid to the holders of the reset rate notes as principal on any applicable distribution date will instead be deposited into the accumulation account. In that case, those funds will remain in the accumulation account until the next reset date, unless there occurs prior to that reset date an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee, or unless payment of principal on the notes is accelerated following an event of default. On that

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reset date, the trust will pay all amounts, less any investment earnings, on deposit in the accumulation account, including amounts deposited on that reset date, either to the holders of the reset rate notes as a distribution of principal or to one or more currency swap counterparties if the reset rate notes are then denominated in a currency other than U.S. Dollars.

Interest Rate Swap Agreements. On the closing date, the trust will enter into initial interest rate swap agreements with one or more eligible swap counterparties for the reset rate notes. During any subsequent reset period when the reset rate notes are structured to bear interest at a fixed rate, at the commencement of that reset period, the trust will enter into one or more interest rate swap agreements with one or more eligible swap counterparties to hedge the interest rate risk that results from the payment of a fixed rate of interest on the reset rate notes during that reset period. Such interest rate swap agreements will be effective until the next reset date.

Under the initial interest rate swap agreement(s) to be entered into on the closing date or any interest rate swap agreement to be entered into during any subsequent reset period when the reset rate notes bear a fixed rate of interest, the swap counterparty will be obligated to pay the trust the fixed rate of interest for the reset rate notes and the trust will be obligated to pay to that swap counterparty an amount based on LIBOR plus or minus a spread. See “Description of the Notes—The Reset Rate Notes—Fixed Rate Mode” in this free-writing prospectus.

Each interest rate swap agreement will terminate, generally, on the first to occur of:

•	the next reset date for the reset rate notes; or

•	the distribution date on which the outstanding principal balance of the reset rate notes is reduced to zero, excluding for this purpose all sums on deposit in the accumulation account.

If the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions, during any reset period when the reset rate notes will bear a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will also enter into one or more interest rate swap agreements with eligible swap counterparties to hedge against some or all of the basis risk for the reset rate notes.

Following the closing date, the trust may not enter into any swap agreements with respect to the reset rate notes unless each rating agency then rating the notes confirms its then-current ratings of each class of outstanding notes and certain additional criteria are satisfied. For a description of these criteria, see “Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode,” “—Floating Rate Mode” and “—Fixed Rate Mode” in this free-writing prospectus.

Currency Swap Agreements. If, on any reset date, the reset rate notes are reset to a currency other than U.S. Dollars, the trust will enter into one or more

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currency swap agreements to be effective until the next reset date. See “Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode” in this free-writing prospectus.

Spread Determination Date. The spread or the applicable fixed rate will be determined by the remarketing agents three business days prior to the related reset date as the lowest spread or fixed rate, not less than the all-hold rate, if applicable, that would permit all of the notes tendered for remarketing to be purchased by investors at a price equal to 100% of the outstanding principal balance of the reset rate notes.

Failed Remarketing. There will be a failed remarketing for a class of reset rate notes if:

•	the remarketing agents cannot determine the applicable required reset terms at least eight business days prior to the related reset date;

•	the remarketing agents cannot establish the required spread or fixed rate at least three business days prior to the related reset date;

•	either sufficient committed purchasers cannot be obtained for all of the tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or committed purchasers default on their purchase obligations and the remarketing agents choose not to purchase the reset rate notes themselves;

•	one or more interest rate and/or currency swap agreements
satisfying all required criteria cannot be obtained, if applicable; or

•	any rating agency then rating the notes has not confirmed or upgraded its then-current rating of any class of notes, if confirmation is required.

See “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this free-writing prospectus.

In the event a failed remarketing is declared with respect to the reset rate notes at a time when the reset rate notes are then denominated in U.S. Dollars (including on their initial reset date):

•	all holders of the reset rate notes will retain their notes, including in all deemed mandatory tender situations;

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus %; and

•	the related reset period will be three months.

In the event a failed remarketing is declared with respect to the reset rate notes at a time when the reset rate notes are then denominated in a currency other than U.S. Dollars:

•	all holders of the reset rate notes will retain their notes;

•	the reset rate notes will remain denominated in the then-current currency;

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•	each currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this free-writing prospectus as the extension rate;

•	the trust will be entitled to receive from each currency swap counterparty, for payment to the reset rate noteholders, quarterly floating rate payments at the specified failed remarketing rate; and

•	the related reset period will be set at three months.

Call Option. SLM Corporation will have an option to purchase the reset rate notes in their entirety as of the related reset date. SLM Corporation has the right to assign this option to certain of its subsidiaries. If this right is exercised, the interest rate for the reset rate notes will be:

•	if the reset rate notes had no swap agreement in effect during the previous reset period, the interest rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•	if the reset rate notes had one or more swap agreements in effect during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust was required to pay to the swap counterparties hedging the currency, interest rate and/or basis risk for the reset rate notes during the preceding reset period.

This rate will continue to apply for each reset period while the call holder retains the reset rate notes and the next reset date will occur on the next distribution date. See “Description of the Notes—The Reset Rate Notes—Call Option” in this free-writing prospectus.

The administrator will notify the Luxembourg Stock Exchange of any exercise of the call option and a notice will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.

ALL NOTES

Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the applicable distribution date.

Principal Payments. Principal will be payable or allocable on each distribution date in an amount generally equal to:

•	the principal distribution amount for that distribution date, plus

•	any shortfall in the payment of principal as of the preceding distribution date.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds for the initial distribution date.

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Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the immediately following distribution date.

Priority of Principal Payments. We will apply or allocate principal sequentially on each quarterly distribution date as follows:

•	first, the class A noteholders’ principal distribution amount in the following order of priority:

•	sequentially, to the class A-1 notes through class A-4 notes, in that order, until their respective principal balances are reduced to zero,

•	pro rata, to the class A-5A and class A-5B notes until their respective principal balances are reduced to zero; provided, that either (a) if the class A-5B notes are then denominated in a currency other than U.S. Dollars, any payments due to the reset rate noteholders will be made to the currency swap counterparty or (b) if the class A-5B notes are then structured not to receive a payment of principal until the end of the related reset period (as is the case with respect to their initial reset period), any payments due to the reset rate noteholders will be allocated to the accumulation account; and then,

•	to the class A-6 notes, until their principal balance is reduced to zero; and

•	second, on each distribution date on and after the stepdown date, and provided that no trigger event is in effect on such distribution date, the class B noteholders’ principal distribution amount, to the class B notes, until their principal balances are reduced to zero.

If the class A-5B notes are then structured not to receive a payment of principal until the end of the related reset period (as is the case with respect to their initial reset period), principal payments will be allocated to the accumulation account until amounts on deposit in that account, less any investment earnings, are sufficient to reduce the outstanding principal balance of the reset rate notes or its U.S. Dollar equivalent, as applicable, to zero.

Amounts received by the trust in a non-U.S. Dollar currency from a swap counterparty with respect to principal will be paid or allocated to the reset rate noteholders from the currency account described under “Information about the Trust—Its Assets—Currency Accounts” below on the related distribution date.

Principal will not be paid to the reset rate notes on any distribution date if the reset rate notes are then structured not to receive a payment of principal until the end of the related reset period, unless that distribution date is also a reset date. Instead, principal will be allocated to the reset rate notes and set aside in the accumulation account.

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Amounts on deposit in the accumulation account, exclusive of investment earnings, will generally be distributed to the reset rate noteholders or the swap counterparty, as applicable, only on the next reset date.

Until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

The stepdown date will be the earlier of:

•	the distribution date in 20 , or

•	the first date on which no class A notes remain outstanding.

The class A noteholders’ principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders’ principal distribution amount is equal to the principal distribution amount times the class B percentage.

The class B percentage is zero (i) for each distribution date occurring prior to the stepdown date and (ii) for each other distribution date when a trigger event is in effect. On each other distribution date, it is the percentage obtained by dividing:

•	the aggregate principal balance of the class B notes, by

•	the aggregate principal balance, or U.S. Dollar equivalent, of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in the accumulation account, in each case determined immediately prior to that distribution date.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less any amounts on deposit in the accumulation account, exclusive of any investment earnings and after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

See “Description of the Notes—Distributions” in this free-writing prospectus for a more detailed description of principal payments. See also “Description of the Notes—Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” in this free-writing prospectus for a description of the cashflows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.

Maturity Dates. Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity Date
Class A-1	, 20
Class A-2	, 20
Class A-3	, 20
Class A-4	, 20
Class A-5A	, 20
Class A-5B	, 20
Class A-6	, 20
Class B	, 20

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The actual maturity of any class of notes could occur earlier if, for example,

•	there are prepayments on the trust student loans;

•	the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

•	the indenture trustee auctions all remaining trust student loans, which absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes. The projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes under various assumed prepayment scenarios may be found under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” to be included as Exhibit I to the term sheet to be distributed to potential investors prior to the pricing of this transaction.

Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty. In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes, trust swap payments due to any swap counterparty and any deposits required to be made into any supplemental interest account or any investment reserve account. See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus.

Denominations. All classes of notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and Euroclear. You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes. The notes will be secured by the assets of the trust, primarily the trust student loans.

INDENTURE TRUSTEE AND PAYING AGENT

The trust will issue the notes under an indenture to be dated as of                 , 2006. Under the indenture, Deutsche Bank Trust Company Americas will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

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LUXEMBOURG PAYING AGENT

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed. Initially, Deutsche Bank Luxembourg SA will act as the Luxembourg paying agent with respect to any of the notes listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF Market.

ELIGIBLE LENDER TRUSTEE

Chase Bank USA, National Association will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the assets of the trust.

REMARKETING AGENTS

Deutsche Bank Securities Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated will be the initial remarketing agents. The administrator, in its sole discretion, may change remarketing agents. The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of the reset rate notes from amounts on deposit in the remarketing fee account. The trust will also be obligated to reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each applicable reset date.

ADMINISTRATOR

Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement to be dated as of the closing date. Sallie Mae, Inc. is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation.

Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate. See “Servicing and Administration—Administration Agreement” in the base prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust is a Delaware statutory trust created under a trust agreement dated as of December 21, 2005.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any required swap agreements and other related activities. See “Formation of the Trust—The Trust” in this free-writing prospectus.

The depositor is SLM Funding LLC. It is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to SLM Education Credit Finance Corporation as SLM ECFC.

The depositor will acquire the initial trust student loans from one or both of VG Funding, LLC and SLM ECFC under separate purchase agreements and will subsequently sell them to the trust on the closing date under the sale agreement. We sometimes refer to VG Funding, LLC as VG Funding. We also sometimes refer to SLM ECFC and/or VG Funding as a seller or the sellers, as applicable. The sale agreement and purchase agreements will each be dated as of the closing date.

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The depositor will acquire any additional trust student loans from one or both of the sellers under additional purchase agreements and will sell them to the trust from time to time during the supplemental purchase period, provided there are sufficient funds on deposit in the supplemental purchase account.

Chase Bank USA, National Association, as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust agreement.

Its Assets

The assets of the trust will include:

•	the trust student loans;

•	collections and other payments on the trust student loans;

•	funds it will hold from time to time in its trust accounts, including a collection account; a reserve account; an add-on consolidation loan account; a supplemental purchase account; a capitalized interest account; a remarketing fee account; an accumulation account; a supplemental interest account; an investment reserve account; an investment premium purchase account; and, if the reset rate notes are denominated in a currency other than U.S. Dollars, a currency account; and

•	its rights under any swap agreement entered into from time to time (including the initial swap agreement(s) entered into on the closing date for the reset rate notes).

The rest of this section describes the trust student loans and trust accounts more fully.

•	Trust Student Loans. The trust student loans (including the initial trust student loans, any additional trust student loans and any add-on consolidation loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as the FFELP. All of the trust student loans will be consolidation loans. See “Appendix A—Federal Family Education Loan Program” in the base prospectus.

Consolidation loans are used to combine a borrower’s obligations under various federally authorized student loan programs into a single loan.

•	Initial Trust Student Loans. The initial trust student loans have been selected from the student loans owned by SLM ECFC or VG Funding, or have been acquired by the related seller from one or more of its affiliates, based on the criteria established by the depositor, as described in this free-writing prospectus and the base prospectus.

The depositor will acquire the initial trust student loans from VG Funding and SLM ECFC on the closing date.

As of the statistical cutoff date, the initial trust student loans had a pool balance of approximately $3,001,409,732.

As of the statistical cutoff date, the weighted average annual borrower interest rate of the initial trust student

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loans was approximately 3.87% and their weighted average remaining term to scheduled maturity was approximately 290 months.

Any special allowance payments on the initial trust student loans are based on the three-month financial commercial paper rate as to approximately 99.1% of the initial trust student loans by principal balance and the 91-day treasury bill rate as to approximately 0.4% of the initial trust student loans by principal balance. Approximately 0.4% of the initial trust student loans by principal balance are segments of consolidation loans that have a variable rate of interest not subject to any cap and that do not receive special allowance payments or interest subsidy payments. For more details concerning the initial trust student loans, see “Annex A—Characteristics of the Initial Trust Student Loan Pool” attached to this free-writing prospectus.

•	Significant Guarantor. The guarantee agencies described in this free-writing prospectus guarantee all of the initial trust student loans. United Student Aid Funds, Inc. guarantees approximately 45.5% of the initial trust student loans by principal balance. See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this free-writing prospectus. The initial trust student loans are also reinsured by the United States Department of Education.

•	Additional Trust Student Loans. From time to time during the supplemental purchase period, the depositor may acquire additional trust student loans from one or both of the sellers to the extent that the trust has sufficient funds on deposit in the supplemental purchase account for the purchase of such additional trust student loans.

Each applicable seller will have the right from time to time under the related purchase agreement to sell additional trust student loans to the depositor during the supplemental purchase period. All additional trust student loans purchased by the depositor are required under the sale agreement to be immediately sold to the trust, provided there are sufficient funds on deposit in the supplemental purchase account.

All additional trust student loans will be sold to the trust at a price equal to 100% of the outstanding principal balance of each additional trust student loan, plus accrued interest to be capitalized.

All additional trust student loans purchased by the trust will be required to satisfy certain eligibility criteria as described under “The Trust Student Loan Pool” in this free-writing prospectus. We sometimes refer to additional student loans which satisfy the required eligibility criteria as eligible student loans in this free-writing prospectus. See “The Trust Student Loan Pool—Eligible Trust Student Loans” in this free-writing prospectus.

All additional trust student loans will also be guaranteed by guarantee agencies and reinsured by the United States Department of Education.

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Add-on Consolidation Loans. From time to time through , 2006, the trust may fund add-on consolidation loans to the extent that the trust has sufficient funds on deposit in the add-on consolidation loan account.

Amounts withdrawn from the add-on consolidation loan account will be remitted, as applicable, by the servicer or the indenture trustee to the applicable lender in repayment of the related student loan, the principal amount of which (including accrued and unpaid interest, if any,) will be added to the related existing trust student loan.

•	Collection Account. The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date. The deposit will be in cash or eligible investments equal to approximately $ plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account. See “Description of the Notes—Additional Information Concerning Accounts and Eligible Investments” in this free-writing prospectus and “Servicing and Administration—Accounts” in the base prospectus for a more complete description of eligible investments.

The administrator will deposit collections on the trust student loans,

interest subsidy payments, special allowance payments and certain other funds into the collection account, all as described in this free-writing prospectus and the prospectus.

•	Supplemental Purchase Account. On the closing date, the administrator will establish and maintain the supplemental purchase account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the supplemental purchase account on the closing date. The deposit will be in cash or eligible investments equal to the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, but not to exceed 5% of the pool balance as of the statistical cutoff date. Funds on deposit in the supplemental purchase account will be used to purchase additional trust student loans from time to time during the supplemental purchase period.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the initial distribution date. Amounts on deposit in the supplemental purchase account will not be replenished.

•	Add-on Consolidation Loan Account. On the closing date, the administrator will establish and

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maintain the add-on consolidation loan account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit in cash or eligible investments from the net proceeds of the sale of the notes equal to $                     into the add-on consolidation loan account on the closing date. Amounts on deposit in the add-on consolidation loan account will not be replenished. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period.

All add-on consolidation loans will be added to the trust at a price equal to 100% of the outstanding principal balance of each add-on consolidation loan, plus accrued and unpaid interest, if any.

Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the immediately following distribution date.

•	Reserve Account. The administrator will establish and maintain a reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $ .

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See “Description of the Notes—Distributions” in this free-writing prospectus.

Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account. The specified reserve account balance for any distribution date will be equal to the greater of:

•	% of the sum of the pool balance and the \amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account that will become available funds on the next distribution date), each as of the end of the related collection period; and

•	$ .

A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through March 31, 2006.

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The specified reserve account balance will be subject to adjustment as described in this free-writing prospectus. In no event will it exceed the outstanding balance of the notes, less all amounts then on deposit, exclusive of any investment earnings, in the accumulation account.

The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the administration fee, the remarketing fees, if any, the class A noteholders’ interest distribution amount, the class B noteholders’ interest distribution amount, payments owed to any swap counterparty with respect to interest, and certain swap termination payments.

In addition, the reserve account will be available:

•	on the related maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest to the related class of notes; and

•	on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest, any carryover servicing fees, any remaining swap termination payments and remarketing fees and expenses.

If the market value of the reserve account, together with amounts on deposit in the supplemental interest account on any distribution date, is sufficient to pay the remaining principal—for this purpose, as reduced by all amounts, other than investment earnings, on deposit in the accumulation account—interest accrued on the notes and any carryover servicing fees, amounts on deposit in those accounts will be so applied on that distribution date.

The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders. See “Description of the Notes—Credit Enhancement—Reserve Account” in this free-writing prospectus.

•	Capitalized Interest Account. The administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $ .

On and prior to the                      200     distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to any swap counterparty, other than any termination payments, pursuant to any swap agreement then in effect and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of

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the related collection period but before application of the reserve account.

Funds in the capitalized interest account will not be replenished.

All remaining funds on deposit in the capitalized interest account on the                 , 200   distribution date will be transferred to the collection account and included in available funds on that distribution date.

The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the                     , 200   distribution date.

•	Remarketing Fee Account. The administrator will establish and maintain a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders. Beginning on the distribution date that is one year prior to the next reset date for the reset rate notes, and through that reset date, the trust will be required to deposit into the remarketing fee account, available funds up to the related quarterly required amount on each related distribution date, until the balance on deposit in the remarketing fee account reaches the targeted level for the related reset date, prior to the payment of interest on the notes.

Investment earnings on deposit in the remarketing fee account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date. In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes, available funds would not be sufficient to reduce the principal balance of that class to zero, the amount of that class A note interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes. See “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this free-writing prospectus.

•	Accumulation Account. The administrator will establish and maintain in the name of the indenture trustee an accumulation account for the benefit of the reset rate notes whenever the reset rate notes are structured not to receive a payment of principal until the end of the related reset period (as is the case during their initial reset period). With respect to each related reset period, on each distribution date, the indenture trustee will deposit any payments of principal allocated to the reset rate notes, in U.S. Dollars, into the accumulation account. All sums on deposit in the accumulation account, including any amounts deposited into the accumulation account on the related distribution date, but less any investment earnings, will be paid either:

•	if the reset rate notes are then denominated in U.S. Dollars, on the next reset date, to the reset rate noteholders, after all other

25

required distributions have been made on that reset date; or

•	if the reset rate notes are then denominated in a currency other than U.S. Dollars, on or about the next reset date, to the currency swap counterparty or counterparties, which will in turn pay the applicable currency equivalent of those amounts to the trust, for payment to the reset rate noteholders on the second business day following that related reset date, after all other required distributions have been made on that reset date.

Amounts, exclusive of investment earnings, on deposit in the accumulation account may be used only to pay principal on the reset rate notes or to the currency swap counterparty or counterparties and for no other purpose. Investment earnings on deposit in the accumulation account will be withdrawn on each distribution date, deposited into the collection account and included as part of available funds for that distribution date.

Amounts on deposit in the accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium. Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the investment premium purchase account described below to pay the amount of the purchase price in excess of par.

•	Investment Premium Purchase Account. On the closing date, and if required on any subsequent reset date, the administrator will establish and maintain in the name of the indenture trustee an investment premium purchase. On each distribution date when funds are deposited into the accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to 1.0% of the amount deposited into the accumulation account into the investment premium purchase account, together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full.

Amounts on deposit in the investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the accumulation account. Amounts not used to pay such premium purchase amounts will become available funds on future distribution dates pursuant to a formula set forth in the administration agreement.

•

Investment Reserve Account. On the closing date, and if required on any subsequent reset date, the administrator will establish and maintain in the name of the indenture trustee an investment reserve account. On any distribution date and to the extent of available funds, if the ratings of any eligible investments in the accumulation account have been downgraded by

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one or more rating agencies, the indenture trustee will deposit into the investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition, which amount will not exceed the amount of the unrealized loss on the related eligible investments. On each distribution date, all amounts on deposit in the investment reserve account either will be withdrawn from the investment reserve account and deposited into the accumulation account in an amount required to offset any realized losses on eligible investments related to the accumulation account, or will be deposited into the collection account to be used as available funds on that distribution date.

•	Supplemental Interest Account. On the closing date, and if required on any subsequent reset date, the administrator will establish and maintain in the name of the indenture trustee a supplemental interest account related to the accumulation account.

On each distribution date when amounts are deposited into or are on deposit in the accumulation account, the administrator will cause the indenture trustee, subject to sufficient available funds, to make a deposit into the supplemental interest account. This deposit will equal the amount sufficient to pay either to the reset rate noteholders or to each swap counterparty, as applicable, the floating rate payments due to the reset rate noteholders or the swap counterparty, as applicable, through the next distribution date at the related LIBOR-based floating rate on all amounts on deposit in the accumulation account, after giving effect to an assumed rate of investment earnings on that account.

All amounts on deposit in the supplemental interest account will be withdrawn on or before each distribution date, deposited into the collection account and included in available funds for that distribution date.

Currency Accounts. If the reset rate notes are denominated in a currency other than U.S. Dollars during any subsequent reset period, and the administrator has not previously established a currency account for the applicable currency, then the administrator will establish and maintain a currency account for that currency in the name of the indenture trustee, for the benefit of the holders of the reset rate notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into that currency account as described in this free-writing prospectus.

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the other accounts, as described above. These funds will be applied on or before each applicable distribution date generally as shown in the chart on the following page. Funds on deposit in the collection account and, to the extent required, the

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reserve account will be applied monthly to the payment of the primary servicing fee.

See “Description of the Notes—Distributions” in this free-writing prospectus for a more detailed description of distributions.

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COLLECTION ACCOUNT
1st
SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
REMARKETING FEE ACCOUNT
(Quarterly Funding Amount)
4th
(pro rata)
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTIES
(Floating rate interest payments due from the trust, if any)
SWAP COUNTERPARTIES
(Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
(first, to the class A-1 notes until paid in full, then to the class A-2 notes until paid in full, then to the class A-3 notes until paid in full, then to the class A-4 notes until paid in full, then, pro rata, to the class A-5A and class A-5B notes until each such class is paid in full (subject, with respect to the class A-5B notes, to certain amounts being deposited into any related accumulation account or paid to any currency swap counterparties, in each case, to the extent applicable) and then to the class A-6 notes until paid in full)
6th
CLASS A NOTEHOLDERS
(Class A Noteholders' Principal Distribution Amount)
7th
SUPPLEMENTAL INTEREST ACCOUNT
(Supplemental Interest Account Deposit Amount, if any)
8th
INVESTMENT RESERVE ACCOUNT
(Investment Reserve Account Required Amount, if any)
9th
CLASS B NOTEHOLDERS
(Class B Noteholders' Principal Distribution Amount)
10th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
INVESTMENT PREMIUM PURCHASE ACCOUNT
(Investment Premium Purchase Account Deposit Amount, if any)
12th
SERVICER
(Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTIES
(Remaining Swap Termination Payments, if any)
14th
REMARKETING AGENTS OR ADMINISTRATOR
(Any amounts with respect to remarketing fees not paid from amounts on deposit in the remarketing fee account)
15th
REMARKETING AGENTS OR ADMINISTRATOR
(Certain expenses related to the remarketing of the reset rate notes)
16th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any remaining amounts)

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In the event that the class A-5B notes are not issued by the trust, the term sheet to be distributed to potential investors prior to the pricing of the transaction will specify that the trust will not issue any reset rate notes, and the chart on the previous page will be amended to show that: (a) there will be no remarketing fee account at priority 3rd; (b) the class A noteholders’ interest distribution amount will not be subject to a pro rata sharing with any swap counterparty at priority 4th; (c) the class A-5 notes will not be subject to any accumulation account or payments through a swap counterparty at priority 6th; (d) there will be no supplemental interest account at priority 7th; (e) there will be no investment reserve account at priority 8th; (f) there will be no investment premium purchase account at priority 11th; and (g) the excess distribution certificateholder will be entitled to receive any remaining amounts immediately following the payment of any carryover servicing fees to the servicer.

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the initial trust student loans to the trust. Additional trust student loans, if any, will be sold by the depositor to the trust under additional sale agreements, each of which will be executed pursuant to the terms of the original sale agreement. The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

If the depositor breaches a representation under the initial sale agreement regarding an initial trust student loan or an additional sale agreement regarding an additional trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Each seller will have similar obligations under the purchase agreements. See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, Inc., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. See “Servicing and Administration—Servicing Procedures” and “—Administration Agreement” in the base prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See “Servicing and Administration— Matters Regarding the Servicer” in the base prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this free-writing prospectus.

Effective as of October 19, 2004, the servicer was awarded the “exceptional performance” designation by the United States Department of Education. In

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October 2005, the servicer’s exceptional performance designation was renewed for the period October 19, 2005 through October 18, 2006. So long as the servicer’s exceptional performance designation remains in effect, federally reinsured student loans serviced by the servicer, including the trust student loans, will be eligible to receive (1) 100% reimbursement on any default claim properly submitted for payment through and including July 1, 2006, and (2) 99% reimbursement on any default claim properly submitted for payment after July 1, 2006. See “The Trust Student Loan Pool—Exceptional Performance Designation” and “—Recent Events—Statutory Changes” in this free-writing prospectus.

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th of each month, or if the 25th day is not a business day, then on the next business day, beginning in March 2006. The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of:

•	the amount of specified increases in the costs incurred by the servicer;

•	the amount of specified conversion, transfer and removal fees;

•	any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•	interest on any unpaid amounts.

See “Description of the Notes—Servicing Compensation” in this free-writing prospectus.

TERMINATION OF THE TRUST

The trust will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

•	the payment of all amounts required to be paid to the noteholders.

See “The Student Loan Pools—Termination” in the base prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date on

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which the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in the accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•	pay to noteholders the interest payable on the related distribution date; and

•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in the accumulation account.

See “The Student Loan Pools—Termination” in the base prospectus.

For these purposes, if the reset rate notes:

•	are then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the accumulation account; and/or

•	are then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the reset rate notes will be determined based upon the exchange rate provided for in the currency swap agreement or agreements.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right as described above. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit

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bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

•	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•	the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools—Termination” in the base prospectus.

The net proceeds of any auction sale, plus all amounts then on deposit in any accumulation account (less any investment earnings), will be used to retire any outstanding notes on the related distribution date

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

See “The Student Loan Pools—Termination” in the base prospectus.

EXCESS DISTRIBUTION CERTIFICATEHOLDER

Under the trust agreement, the trust will also issue an excess distribution certificate to the depositor. This excess distribution certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLM ECFC, the depositor will transfer the excess distribution certificate to SLM ECFC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLM ECFC under the related purchase agreement.

TAX CONSIDERATIONS

Subject to important considerations described in the base prospectus:

•	In the opinion of federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

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•	In the opinion of federal tax counsel for the trust, the trust will not be taxable as a corporation for federal income tax purposes.

•	In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes and noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this free-writing prospectus and in the base prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this free-writing prospectus and the base prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:

•	an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the notes will not result in a non-exempt prohibited transaction; and

•	the purchase will not cause a non-exempt violation of any
substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this free-writing prospectus and the base prospectus for additional information concerning the application of ERISA.

RATINGS OF THE NOTES

The notes are required to be rated as follows:

•	Class A notes: Highest rating category from at least two of Fitch Ratings, Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

•	Class B notes: One of the two highest rating categories from at least two of Fitch, Moody’s and S&P.

See “Ratings of the Notes” in this free-writing prospectus.

LISTING INFORMATION

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that the application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, to determine their status. You can contact the listing agent at 2 Boulevard

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Konrad Adenauer L-1115, Luxembourg. So long as any class of notes is listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of notes, including if such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.

We expect that the notes will be accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear on or before the closing date.

RISK FACTORS

Some of the factors you should consider before making an investment in the notes are described in this free-writing prospectus and in the base prospectus under “Risk Factors.”

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RISK FACTORS

You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The base prospectus describes additional risk factors that you should also consider beginning on page 20 of the base prospectus. These risk factors could affect your investment in or return on the notes.

The Notes Are Not Suitable Investments For All Investors	The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	Holders of class B notes and, to a lesser extent, holders of class A notes with higher numerical designations, bear a greater risk of loss than do holders of class A notes with lower numerical designations because:

•      distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes, and distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;

• no principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid or allocated in full; and

• no principal will be paid or allocated to any class A noteholders until each class of the class A notes having a lower numerical designation has been paid or allocated in full.

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Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cashflows	Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account), in the add-on consolidation loan account and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, less amounts, other than investment earnings, then on deposit in any accumulation account, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the stepdown date. However, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any distribution date until the class A notes have been paid in full.

Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

Certain Credit Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders	Certain credit enhancement features, including the reserve account and the capitalized interest account, consist of a limited amount of funds and, in the case of the capitalized interest account, is available for a limited duration and will not be replenished. In certain circumstances, for example, if there is a shortfall in available funds, such amounts may be depleted. This depletion could result in shortfalls in distributions to noteholders.

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The Characteristics Of The Trust Student Loans May Change	The statistical information in this free-writing prospectus reflects only the characteristics of the initial trust student loans as of the statistical cutoff date. The initial trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the initial trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the initial trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the initial trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the initial trust student loans presented in this free-writing prospectus as of the statistical cutoff date.

Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this free-writing prospectus due to the acquisition of additional trust student loans during the supplemental purchase period and the addition of add-on consolidation loans during the consolidation loan add-on period.

Because The Initial Principal Balance Of The Notes Exceeds The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments	The pool balance as of the statistical cutoff date is approximately % of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing and administration fees and interest payable on the notes, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount

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of interest available for this purpose. Prepayments may result from borrowers consolidating their student loans (as tends to occur more frequently in low interest rate environments such as that which currently exists), from borrower defaults and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal balance of the notes for some period.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes	There is a degree of basis risk associated with the notes. Therefore, there is a risk that shortfalls might occur because, among other things, while the effective interest rates of the trust student loans adjust on the basis of specified indices, the interest rates of the notes adjust on the basis of a different index or do not adjust at all. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on the notes could be compromised. See “Annex A—Characteristics of the Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Cutoff Date” which specifies the percentages of trust student loans that adjust based on the three-month commercial paper rate or the 91-day Treasury bill rate, as applicable.

Certain Actions Can Be Taken Without Noteholder Approval	The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, noteholders will be dependent on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

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The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes	In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur. Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service	The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Incentive Programs May Affect Your Notes	At the present time, the sellers of the trust student loans make available to borrowers various incentive programs. In addition, under the terms of the servicing agreement, the servicer may make new incentive programs available to borrowers with trust student loans upon certain conditions. See “The Student Loan Pools – SLM Corporation’s Student Loan Financing Business – Incentive Programs” in the base prospectus. These current or future incentive programs may affect payments on your notes.

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For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated. Accordingly, your notes may experience faster than anticipated principal payments.

Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan. If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.

The servicing agreement provides that any incentive program that effectively reduces the yield on trust student loans, and is not required by the Higher Education Act, will be applicable to the trust student loans only if the administrator receives payment from the servicer, a seller, the depositor, the excess distribution certificateholder or any other Sallie Mae affiliate in an amount sufficient to offset the effective yield reductions. If the administrator does not receive those amounts, the administrator is required to notify the servicer that such incentive programs cannot be applied. In that case, the servicer is required to terminate the applicable borrower incentive programs. We cannot guarantee to you that any person who has the option to make the payments mentioned above will make contributions in the amount required to reimburse the trust for the cost of such incentive programs.

While the sellers and the servicer represent that they have the right to discontinue these incentive programs at any time, we cannot assure you that, in the event those funds are not contributed to the trust and the servicer terminates the incentive programs applicable to the related trust student loans, the affected borrowers will not be successful in asserting a defense against the trust for payment of amounts attributable to incentive programs. If borrowers were successful in asserting a defense, you will bear the risk of any loss to the extent not covered by available credit enhancement.

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DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this free-writing prospectus. These terms appear in bold face on their first use and in initial capital letters in all cases.

Where a caption in this free-writing prospectus says “Additional Information Concerning” a caption that is included in the base prospectus, the information in this free-writing prospectus under that caption should be read together with the information under the corresponding caption in the base prospectus.

FORMATION OF THE TRUST

The Trust

The SLM Student Loan Trust 2006-2 is a statutory trust newly formed in accordance with Delaware law on January 3, 2006 and under a short-form trust agreement dated as of December 21, 2005 between the depositor and the eligible lender trustee. The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement to be dated the closing date among the depositor, the eligible lender trustee and the indenture trustee. We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”

After its formation, the trust will not engage in any activity other than:

•	acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

•	issuing the notes;

•	making payments on them;

•	entering into swap agreements from time to time with respect to the reset rate notes (including the initial swap agreement(s)) and making the required payments set forth therein; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust was initially capitalized with nominal equity of $100, excluding amounts to be deposited by the trust into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and, if any, the collection account on the closing date. The proceeds from the sale of the notes will be used by the eligible lender trustee to make the initial deposits into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and, to the extent required, the collection account, and to purchase, on behalf of the trust, the initial trust student loans. The trust will purchase the

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initial trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. The trust will purchase any additional trust student loans under one or more additional sale agreements to be entered into with the depositor pursuant to the terms of the initial sale agreement. On the closing date, the depositor will use the net proceeds it receives from the sale of the initial trust student loans to the trust to pay the sellers the respective purchase prices for the initial trust student loans acquired from them under the purchase agreements. Additional trust student loans may be purchased by the depositor from either seller during the supplemental purchase period only to the extent there are sufficient funds on deposit in the supplemental purchase account.

With respect to add-on consolidation loans, the servicer, or the indenture trustee at the direction of the servicer, as applicable, will transfer from the add-on consolidation loan account (but only to the extent of available amounts on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related student loan, and the principal balance of the related trust student loan will be increased by the same amount.

The property of the trust will consist of:

•	the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

•	all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the applicable cutoff date;

•	all moneys and investments from time to time on deposit in the trust accounts;

•	its rights under any and all swap agreements entered into from time to time with respect to the reset rate notes (including the initial swap agreement(s)) and the related documents;

•	its rights under the transfer and servicing agreements, including the right to require VG Funding, SLM ECFC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

•	its rights under the guarantee agreements with guarantors.

The sections “Transfer and Servicing Agreements,” “Servicing and Administration” and “The Notes” in the base prospectus contain descriptions of the material provisions of the transaction documents.

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The notes will be secured by the property of the trust. The collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account, the accumulation account, the supplemental interest account, the investment premium purchase account, the investment reserve account and any currency account will be established and maintained in the name of the indenture trustee for the benefit of the noteholders. The remarketing fee account will be established and maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in Newark, Delaware, in care of Chase Bank USA, National Association, as eligible lender trustee, at its address shown below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the securities had taken place on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$
Floating Rate Class A-2 Student Loan-Backed Notes
Floating Rate Class A-3 Student Loan-Backed Notes
Floating Rate Class A-4 Student Loan-Backed Notes
Floating Rate Class A-5A Student Loan-Backed Notes
Reset Rate Class A-5B Student Loan-Backed Notes
Floating Rate Class A-6 Student Loan-Backed Notes
Floating Rate Class B Student Loan-Backed Notes
Equity		100

Total	$

Additional Information Concerning the Trust

Other than issuing the notes, the trust will not be permitted to borrow money or make loans to other persons. The permitted activities of the trust may be amended only with the consent of a majority of all of the noteholders; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

The trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement. The servicer will be responsible for the servicing and collection of the trust student loans pursuant to the servicing agreement. See “Servicing and Administration” in the base prospectus.

The trust will not own any other assets. The fiscal year of the trust will be a calendar year.

The excess distribution certificate will represent the ownership of the residual interest in the trust. Under the related purchase agreement between the depositor and

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SLM ECFC, the depositor will transfer the excess distribution certificate to SLM ECFC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLM ECFC under the related purchase agreement.

Non-Petition. Each transaction agreement will contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the trust, as applicable, by any of the transaction parties or by the noteholders.

Security Interest. We have structured the transactions described in this free-writing prospectus to assure that each transfer of student loans to the depositor constitutes a “true sale” of those student loans. If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should that seller become subject to any insolvency law. Although each of the sellers and the depositor will express its intent to treat the conveyance of the trust student loans as a sale, each of them will also grant to the eligible lender trustee on behalf of the trust, a security interest in the trust student loans. This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller’s or the depositor’s transfer of the trust student loans as a borrowing secured by a pledge of the trust student loans. In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the eligible lender trustee. Each of the sellers and the depositor have agreed to take any actions that are necessary to maintain the security interest granted to the eligible lender trustee as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, as necessary. This security interest will be assigned to the indenture trustee for the benefit of the noteholders.

Eligible Lender Trustee

The eligible lender trustee is Chase Bank USA, National Association (“Chase”), a national banking association organized under the laws of the United States. Chase is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. Chase offers trust and administrative services from its office at 500 Stanton Christiana Road, Floor 3, Newark, Delaware 19713.

Asset classes for which Chase serves as owner trustee or eligible lender trustee, as applicable, include residential mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, and student loans. As of December 31, 2005, Chase has acted as eligible lender trustee for approximately 68 asset-backed securities transactions involving federally-insured student loans.

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The eligible lender trustee will acquire on behalf of the trust legal title to all the initial trust student loans purchased on the closing date and any additional trust student loans acquired during the supplemental purchase period. The eligible lender trustee, on behalf of the trust, has entered into a separate guarantee agreement with each of the guarantee agencies described in this free-writing prospectus with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the base prospectus.

The eligible lender trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement. The eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. See “Description of the Notes” in this free-writing prospectus and “Transfer and Servicing Agreements” in the base prospectus. Affiliates of the depositor maintain banking relations with the eligible lender trustee.

The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.

Additional Information Concerning the Depositor

The depositor’s obligations after issuance of the notes include (i) the sale to the trust of any trust student loans to be purchased with amounts on deposit in the supplemental purchase account and delivery of certain related documents and instruments, (ii) repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, (iii) providing tax-related

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information to the eligible lender trustee, and (iv) maintaining the eligible lender trustee’s first priority perfected security interest in the assets of the trust.

ADDITIONAL INFORMATION CONCERNING THE SPONSOR, SERVICER,

ADMINISTRATOR AND INDENTURE TRUSTEE

Sallie Mae, Inc. acts as the sponsor of the SLM student loan securitization program. Sallie Mae, Inc., which we sometimes refer to as SMI, is a wholly-owned subsidiary of SLM Corporation and acts as the principal management company for SLM Corporation’s student loan business activities. SMI’s servicing division, Sallie Mae Servicing, manages and operates the student loan servicing functions for SLM Corporation and its affiliates.

SMI is an affiliate of the depositor and each seller.

Sallie Mae Servicing has serviced student loans for over 20 years and, as of December 31, 2004, serviced over $110.5 billion of student loans.

SMI itself, and as the assignee of the Student Loan Marketing Association (“SLMA”), sponsored its first student loan securitization in 1995, “Sallie Mae Student Loan Trust 1995-1.” Since its first securitization, SMI and/or SLMA have sponsored more than 60 trusts involving federally-insured student loans. As of December 31, 2005, the related trusts have issued, in both public offerings and private placements, an aggregate principal amount of notes in excess of $132.9 billion.

SMI does not own any student loans. As the sponsor and administrator of SLM’s student loan securitization program, SMI selects student loans for each portfolio from loans owned by its affiliates for sale to the trust. SMI is also chiefly responsible for structuring each transaction.

SMI’s affiliates originate and purchase in the secondary market both federally guaranteed student loans which are administered by the Department of Education, and private education loans, which are not federally guaranteed. Private education loans are primarily used to supplement FFELP loans in meeting the cost of education. SMI and its affiliates manage the largest portfolio of student loans in the industry, serving more than eight million borrowers. SMI serves a diverse range of clients that includes over 6,000 educational and financial institutions and state agencies. As of September 30, 2005, SMI and its affiliates owned or managed approximately $120.6 billion of student loans, of which approximately $105.2 billion, or approximately 87%, are federally insured.

Additional Information Concerning Servicing

Sallie Mae affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under SLM ECFC’s graduated repayment program, some student loans provide for an “interest-only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the

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conclusion of the interest-only period, the loan must be amortized through level payments over the remaining term.

In other cases, Sallie Mae affiliates offer borrowers a “graduated repayment” program. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

Sallie Mae affiliates also offer an income-sensitive repayment plan under which repayments are based on the borrower’s income. Under this plan, ultimate repayment may be delayed up to five years.

Indenture Trustee

The trust will issue the notes under an indenture to be dated as of                     , 2006. Under the indenture, Deutsche Bank Trust Company Americas will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. Deutsche Bank Trust Company Americas, a banking association organized under the laws of the State of New York, is the indenture trustee. Its address is 60 Wall Street, 26th floor, New York, New York 10005. Deutsche Bank Trust Company Americas, has acted as trustee on numerous asset-backed securities transactions involving pools of student loans, including as of December 31, 2005, approximately 38 previous asset-backed securities transactions involving federally-insured student loans that were sponsored by Sallie Mae.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

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THE TRUST STUDENT LOAN POOL

General

The eligible lender trustee, on behalf of the trust, will purchase the pool of initial trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the initial trust student loans on and after that date.

Eligible Trust Student Loans

The initial trust student loans were selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

•	is a consolidation loan made under the FFELP that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	is fully disbursed;

•	is not more than 210 days past due;

•	does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

Each additional trust student loan will be selected from portfolios of student loans owned by one of the sellers or an affiliate by employing the criteria listed above (as of the related subsequent cutoff date).

No trust student loan as of the applicable cutoff date was or will be subject to any prior obligation to sell that loan to a third party.

The depositor expects that any additional trust student loans, acquired by the trust following the closing date and prior to the end of the supplemental purchase period, will have been sold to the depositor by SLM ECFC or VG Funding, and such student loans will be owned by SLM ECFC or VG Funding or one of their affiliates, and will be student loans that are eligible to be sold to the trust. Concurrently with the acquisition of any eligible student loans from SLM ECFC or VG Funding, the depositor will sell those loans directly to the trust. During the supplemental purchase period, the

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purchase of eligible student loans by the depositor and in turn by the trust will be funded by means of a transfer of amounts on deposit in the supplemental purchase account as described in this free-writing prospectus.

The addition of any add-on consolidation loans will not be a sale of a new loan to the trust; rather, such addition will merely serve to increase the principal balance of the existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller will be required to repurchase the entire trust student loan, including the portion attributable to the add-on consolidation loan.

Recent Events

Natural Disasters. Hurricanes Katrina and Rita have caused substantial devastation to parts of the states of Alabama, Louisiana and Mississippi. As of the statistical cutoff date, approximately 4.1% of the pool of trust student loans by outstanding principal balance has borrowers with billing addresses in these states. These borrowers along with other borrowers, including those attending eligible institutions in these states, may have been affected by Hurricanes Katrina and Rita. Sallie Mae, Inc. has announced that it will grant automatic payment relief to student loan borrowers in the areas affected by these storms. In addition, the Department of Education has announced that federal student loan borrowers under the FFELP who live in an area that has been designated by the Federal Emergency Management Agency for disaster assistance due to Hurricane Katrina are not required to make monthly payments on eligible loans through February 28, 2006.

Any forbearance granted by Sallie Mae, Inc. to borrowers of trust student loans affected by these storms may decrease the rate of principal payments on your notes. Any payment relief granted by Sallie Mae, Inc. to these borrowers in breach of its representations and warranties may result in either the servicer or the seller of the loans being required to repurchase the affected trust student loans, which may in turn accelerate payments of principal on your notes. At this time, it is difficult to predict the effect of Hurricanes Katrina and Rita on the weighted average lives and yield of your notes.

Statutory Changes. On February 8, 2006, the President of the United States signed The Deficit Reduction Act of 2005. Included in The Deficit Reduction Act of 2005 is The Higher Education Reconciliation Act of 2005, which extends the Department of Education’s authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012. Several provisions of the Higher Education Act governing the FFELP were also amended. Amendments material to the sponsor’s student loan program include, but are not limited to, provisions that:

•	extend until October 1, 2012, the authority under the Higher Education Act for providing federal insurance on loans, making subsidized loans and making consolidation loans;

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•	beginning July 1, 2007, increase annual Stafford loan limits for first-year students from $2,625 to $3,500 and second-year students from $3,500 to $4,500 and the annual unsubsidized Stafford loan limit from $10,000 to $12,000 for graduate and professional students (this change should not affect the trust student loans);

•	reduce insurance on defaulted student loans from 98% to 97% for loans for which the first disbursement is made after July 1, 2006 (this change should not affect the trust student loans);

•	reduce the reimbursement available for student loans serviced by servicers designated for exceptional performance from 100% to 99% for all claims filed after July 1, 2006 (this change may affect the trust student loans);

•	require payment by lenders to the Department of Education of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006, that exceeds the special allowance support level applicable to such loans (this change should not affect the trust student loans);

•	for loans with a first disbursement made on or after July 1, 2001, provide new deferral eligibility for up to three years for a borrower who is serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency (this amendment may affect the trust student loans); and

•	make math, science, and special education teachers, with loans disbursed on or after October 1, 1998, eligible for increased forgiveness amounts of up to $17,500 (this amendment may affect the trust student loans).

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Certain Expenses

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the trust (including the expenses of accountants, underwriters and rating agencies) are paid by SMI and/or the depositor. Such expenses are not paid from proceeds of the sale of the notes.

Characteristics of the Initial Trust Student Loans

The tables contained in Annex A to this free-writing prospectus provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the tables in Annex A includes the principal balance due from borrowers plus accrued interest to be capitalized of $3,325,702 as of the statistical cutoff date.

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Unless otherwise specified, all information with respect to the initial trust student loans presented in this free-writing prospectus or in Annex A is as of January 30, 2006, which is the statistical cutoff date.

Following the sale of additional trust student loans during the supplemental purchase period to the eligible lender trustee, on behalf of the trust, and the addition of any add-on consolidation loans, the aggregate characteristics of the final pool of trust student loans may vary from those shown in Annex A for the initial pool of trust student loans. If the aggregate characteristics of the final pool of trust student loans are materially different from those shown in Annex A, updated information will be provided in the first quarterly servicing report provided by the administrator for the period in which the add-on consolidation period ends.

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guarantee agencies and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.

In general, student loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. Student loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. However, if and so long as the servicer’s “exceptional performance” designation remains in effect, all federally insured student loans serviced by the servicer, including the trust student loans acquired by the trust, will be eligible to receive (1) 100% reimbursement on any default claim properly submitted for payment through and including July 1, 2006, and (2) 99% reimbursement on any default claim properly submitted for payment after July 1, 2006. See “The Trust Student Loan Pool—Recent Events—Statutory Changes” in this free-writing prospectus and “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in the base prospectus.

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed on page A-12 in Annex A to this free-writing prospectus, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

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Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. We cannot assure you that the Department of Education would ever make that determination with respect to a guarantee agency or, if that determination were made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in the base prospectus.

The table on page A-12 of Annex A to this free-writing prospectus provides information with respect to the applicable percentage by outstanding principal balance of the initial trust student loans guaranteed by each guarantor.

Some historical information about the guarantee agency that guarantees trust student loans comprising at least 10% of the Initial Pool Balance is also provided beginning on page A-13 in Annex A. For purposes of the tables in Annex A, we refer to this guarantee agency as the Significant Guarantor.

The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See “Appendix A—Federal Family Education Loan Program” to the base prospectus.

Each guarantee agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

•	the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency’s rules and other applicable requirements;

•	the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

•	the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee

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agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

Cure Period for Trust Student Loans

The sellers, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer’s receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See “Servicing and Administration—Servicer Covenants” and “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of

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Education in lump sum form. These lump sum payments would then be allocated on a loan-by-loan basis among the various trusts using the same lender identification number.

In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guarantee agencies resulting from the eligible lender trustee’s activities in the FFELP. As a result, if the Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust’s behalf.

Exceptional Performance Designation

Effective as of October 19, 2004, the servicer was awarded the “exceptional performance” designation by the United States Department of Education. In October 2005, the Servicer’s exceptional performance designation was renewed for the period October 19, 2005 through October 18, 2006. So long as the servicer’s exceptional performance designation remains in effect, all federally reinsured student loans serviced by the servicer, including the trust student loans to be acquired with the proceeds of the notes, will be eligible to receive either (A) 100% reimbursement on any default claim properly submitted for payment on or before July 1, 2006, or (B) 99% reimbursement on any default claim properly submitted for payment after July 1, 2006.

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The Secretary of Education may revoke (including potentially on a retroactive basis) the servicer’s exceptional performance designation if, among other things, subsequent audits of the servicer’s servicing operations reflect a failure to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that the servicer will maintain its exceptional performance designation in the future. Failure by the servicer to maintain its exceptional performance designation in the future is not a default under the servicing agreement between the trust and the servicer. If the servicer fails to maintain its exceptional performance designation, reimbursement on default claims will revert to 98%, which will be effective from either the annual renewal date, the date the Secretary determines the non-compliance occurred, or another date determined by the Secretary. In this event, any recoupment by the Secretary or any guarantor from the trust of amounts previously reimbursed by a guarantor, which is not reimbursed by the servicer or any affiliate, will reduce Available Funds for any applicable distribution date.

Third-Party Originators of FFELP Loans

With respect to consolidation loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria, if any, are in each case prescribed by provisions of the Higher Education Act or the rules and regulations promulgated thereunder.

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DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this free-writing prospectus relates. The following summary describes some terms of the notes, the indenture and the trust agreement. The base prospectus describes other terms of the notes. See “Description of the Notes” and “Additional Information Regarding the Securities” in the base prospectus. The following summary does not cover every detail and is subject to the provisions of the notes, the indenture and the trust agreement.

The Notes

The Class A Notes.

Distributions of Interest. Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each applicable distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this free-writing prospectus (subject to all prior required distributions). See “—Distributions” and “—Credit Enhancement” in this free-writing prospectus. If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

Except for the first accrual period, the interest rate for each class of LIBOR-based class A notes for each accrual period will be equal to the sum of three-month LIBOR and the following applicable spread:

Class of Notes	Spread
Class A-1	minus	%
Class A-2	plus	%
Class A-3	plus	%
Class A-4	plus	%
Class A-5A	plus	%
Class A-6	plus	%

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LIBOR for the first accrual period for all classes of LIBOR-based notes will be determined by the following formula:

x + [     /     * (y—    x)]

where:

x =         -month LIBOR, and

y =        -month LIBOR.

The administrator will determine LIBOR for each accrual period on the second business day before the beginning of that accrual period, as described under “Additional Information Regarding the Securities—Determination of Indices” in the base prospectus. The first accrual period for the LIBOR-based notes will consist of         days.

The class A-5B notes will bear interest during their initial reset period on their outstanding principal balance at a fixed rate per annum equal to         %, calculated based on twelve 30-day months and a 360-day year. The first accrual period for the reset rate notes will consist of          days.

The interest rate for the class A-5B notes will be reset on each reset date. See “—The Reset Rate Notes” below.

Distributions of Principal. Principal payments will be made or allocated to the class A noteholders and each applicable swap counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero (taking into account, if applicable, funds on deposit (less any investment earnings) in the related accumulation account that, if distributed, would reduce the outstanding principal amount of the reset rate notes to zero).

Principal payments on the class A notes and to each applicable swap counterparty will generally be funded from Available Funds and the other sources of funds for payment described in this free-writing prospectus (subject to all prior required distributions). See “—Distributions,” “—Credit Enhancement” and “—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus. If these sources are insufficient to pay the Class A Noteholders’ Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and each applicable swap counterparty with respect to principal on subsequent distribution dates.

Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments generally will be applied on each distribution date in the priorities set forth under “—Distributions” below.

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However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to the applicable swap counterparties will be made pro rata, without preference or priority, except that amounts on deposit in the accumulation account will be applied only to the payment of principal of the reset rate notes.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the base prospectus.

In addition, any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and included as part of Available Funds for the initial distribution date. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of Available Funds on the immediately following distribution date.

The Class B Notes.

Distributions of Interest. Interest will accrue on the principal balance of the class B notes at the class B interest rate. Interest will accrue during each accrual period and will be payable quarterly to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and other sources of funds available for payment described in this free-writing prospectus (subject to all prior required distributions). See “—Distributions,” “—Credit Enhancement—Reserve Account” and “—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus.

Except for the first accrual period, the interest rate for the class B notes with respect to each accrual period will be equal to the sum of three-month LIBOR and     %. The administrator will determine LIBOR for the class B notes for the initial accrual period and all subsequent accrual periods in the same manner as for the LIBOR-based class A notes as described above.

Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date. Principal

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payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this free-writing prospectus (subject to all prior required distributions). Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See “—Distributions” and “—Credit Enhancement—Reserve Account” in this free-writing prospectus.

The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a swap counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes, amounts, if any, due to a swap counterparty for trust swap payments and any required deposits into the supplemental interest account and the investment reserve account. Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee, the administration fee and any required deposits to the remarketing fee account, and, through the                 200     distribution date, amounts on deposit in the capitalized interest account, will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the applicable Class A Noteholders’ Principal Distribution Amount. In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in the accumulation account to pay the outstanding principal amount in full of the reset rate notes), the Class B Noteholders’ Principal Distribution Amount will be subordinated to the payment of any required deposits into the supplemental interest account and the investment reserve account.

Notwithstanding the foregoing, if

(1) on any distribution date following distributions under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” below to be made on that distribution date, the outstanding principal balance of the class A notes, less amounts, other than investment earnings, on deposit in the accumulation account, would be in excess of:

•	the outstanding principal balance of the trust student loans, plus

•	any accrued but unpaid interest on the trust student loans as of the last day of the related collection period, plus

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•	the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” below, plus

•	the balance of the add-on consolidation loan account on such distribution date, plus

•	the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” below, minus

•	the Specified Reserve Account Balance and any Supplemental Interest Account Deposit Amount for that distribution date, or

(2) an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders’ Distribution Amount and any Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

The Reset Rate Notes

General. The applicable currency and interest rate for the reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below. During their initial reset period, the reset rate notes will be denominated in U.S. Dollars and will bear a fixed rate of interest as described above.

Interest. Interest on the reset rate notes, during any reset period when the reset rate notes bear interest at a fixed rate (as is the case during their initial reset period), will accrue daily and will be computed based on:

•	if the reset rate notes are denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•	if the reset rate notes are denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in “—Determination of Indices” below or another day-count convention as set forth on the related Remarketing Terms Determination Date.

The initial accrual period for the reset rate notes will begin on the closing date and end on April 24, 2006.

Interest on the reset rate notes, during any reset period when the reset rate notes are denominated in U.S. Dollars and bear interest at a floating rate based on LIBOR,

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will be calculated using a rate of LIBOR that is determined for all accrual periods in the same manner as for the LIBOR-based class A notes. Interest will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year. Interest on the reset rate notes, during any reset period when the reset rate notes bear interest at a floating rate based on EURIBOR, GBP-LIBOR or another index, will be computed as described under “Additional Information Regarding the Securities—Determination of Indices” in the base prospectus.

An accrual period during any reset period when the reset rate notes bear interest at a floating rate, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on a distribution date and end on the day before the next distribution date. An accrual period during any reset period when the reset rate notes bear a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date. The accrual periods and the distribution dates for payments of interest for the reset rate notes may be monthly, quarterly, semi-annual or annual, as specified on the related Remarketing Terms Determination Date as described under “Additional Information Regarding the Securities—The Reset Rate Securities—Reset Periods” in the base prospectus. Interest and principal will be payable or allocated, as applicable, on each applicable distribution date.

However, during any reset period when the reset rate notes are denominated in a currency other than U.S. Dollars, if a distribution date for the reset rate notes coincides with a reset date, payments will be paid to the reset rate noteholders on the second business day following that distribution date (which we sometimes refer to as the “special reset payment date” in this free-writing prospectus), together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the reset rate notes (as described below), payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

Principal. In general, payments of principal will be made or allocated to the reset rate notes on each distribution date as described above. If, on any distribution date, principal would be payable to the reset rate notes during any reset period when they are then structured not to receive a payment of principal until the end of the related reset period (as is the case during their initial reset period and, generally, but not exclusively, whenever the reset rate notes bear a fixed rate of interest), principal generally will be allocated to the reset rate notes and deposited into the accumulation account until the next reset date, when such amounts will be distributed to the reset rate noteholders or to the swap counterparty as applicable, on or about that reset date. See “Additional Information Regarding The Securities—The Reset Rate Securities—Principal” in the base prospectus.

Reset Periods. The initial reset date for the reset rate notes will occur on the distribution date in                     , 20    .

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We refer to this date, together with each date thereafter on which the reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period between the reset dates for the reset rate notes as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the maturity date for the reset rate notes.

The applicable currency, interest rate and the frequency of principal payments on the reset rate notes will be reset as of each related reset date as determined by:

•	the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Euros, Pounds Sterling or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, and the related All-Hold Rate (if applicable); and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.

In the event that the reset rate notes are reset to pay (or continue to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In that case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See “Additional Information Regarding the Securities—The Reset Rate Securities—Foreign Exchange Mode” in the base prospectus.

In the event that the reset rate notes are reset to bear (or continue to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See “Additional Information Regarding the Securities—The Reset Rate Securities—Fixed Rate Mode” in the base prospectus. In the event that the reset rate notes are reset to bear (or continue to bear) a floating rate of interest, the Spread will be determined in the manner described below for each reset period. See also “Additional Information Regarding the Securities—The Reset Rate Securities—Spread Determination Date” in the base prospectus.

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Each reset period will be no less than three months and will always end on the day before a distribution date. Each distribution date when the reset rate noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.

Absent a Failed Remarketing, any reset rate noteholders that wish to be repaid on a reset date for their reset rate notes will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process; provided, that tender is deemed mandatory when the reset rate notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed under “Additional Information Regarding the Securities—The Reset Rate Securities—Tender of Reset Rate Notes; Remarketing Procedures” in the base prospectus. If there is a Failed Remarketing of the reset rate notes, however, the reset rate noteholders will not be permitted to exercise any remedies as a result of the failure of their reset rate notes to be remarketed on the related reset date, as described under “Additional Information Regarding the Securities—The Reset Rate Securities—Failed Remarketing” in the base prospectus.

Interest on the reset rate notes during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case the reset rate notes are said to be in floating rate mode, or

•	at a fixed interest rate, in which case the reset rate notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date. On the Remarketing Terms Determination Date, unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the reset rate noteholders whether tender is deemed mandatory or optional for their class of reset rate notes. Additionally, in consultation with the administrator, the remarketing agents will establish the following terms for the reset rate notes by the Remarketing Terms Determination Date, which terms will be applicable during the upcoming reset period:

•	the weighted average life of the reset rate notes under several assumed prepayment scenarios;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

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•	the applicable minimum denomination and additional increments;

•	the interest rate mode (i.e., fixed rate or floating rate);

•	the applicable currency;

•	if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the reset rate noteholders, if other than quarterly;

•	whether the reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case, generally, but not exclusively, whenever the reset rate notes bear a fixed rate of interest);

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

•	if in floating rate mode, whether there will be a swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;

•	the applicable interest rate day-count basis; and

•	the related All-Hold Rate, if applicable.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the reset rate noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.

If the reset rate notes are denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on the Remarketing Terms Determination Date, the remarketing

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agents, in consultation with the administrator, will establish the related All-Hold Rate. In this event, on or before the Notice Date, the reset rate noteholders will have the option to deliver a Hold Notice. A Hold Notice must be delivered with respect to all or any portion of the reset rate notes to be retained by the related reset rate noteholder. All or any portion of such notes that are not affirmatively specified in a timely and validly delivered Hold Notice as being retained by the reset rate noteholder will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If the reset rate notes either are in foreign exchange mode during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the reset rate noteholders will be deemed to have tendered their reset rate notes on the related reset date (including on the initial reset date), regardless of any desire by those noteholders to retain their ownership of any of the reset rate notes, and no All-Hold Rate will be applicable.

If applicable, the All-Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period. In the event that the remarketing agents do not receive Hold Notices with respect to all of the reset rate notes for the next applicable reset period, and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All-Hold Rate, all reset rate notes for which a Hold Notice was delivered will be entitled to the higher rate of interest on those reset rate notes for the upcoming reset period. If 100% of the reset rate noteholders elect to hold all of their reset rate notes for the next applicable reset period, the rate of interest during the upcoming reset period will be the All-Hold Rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date as described under “Additional Information Regarding The Securities—The Reset Rate Securities—Spread Determination Date” and “—Failed Remarketing” in the base prospectus.

Call Option. The reset rate notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of the reset rate notes exercisable at a price equal to 100% of the principal balance of the reset rate notes, less all amounts distributed to the reset rate noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date. Once notice is given, the holder of the call option may not rescind its exercise of that call option. If the call option is exercised with respect to the reset rate notes, the interest rate on the reset rate notes will be the Call Rate and the applicable currency will be U.S. Dollars. In that event, a reset period of three months will be established for the reset rate notes, at the end of which the holder of the call option may either remarket the reset rate notes pursuant to the remarketing procedures set forth below or retain those notes for one or more successive three-month reset periods at the existing Call

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Rate. See “Additional Information Regarding The Securities—The Reset Rate Securities—Call Option” in the base prospectus.

Spread Determination Date. On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if the reset rate notes will be in floating rate mode during the next reset period) or applicable fixed rate of interest (if the reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the aggregate outstanding principal balance of the reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into one or more swap agreements to hedge basis and/or currency risks for the next reset period. Furthermore, if the reset rate notes are to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the currency swap counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the currency swap agreement. If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained. See “Additional Information Regarding The Securities—The Reset Rate Securities—Spread Determination Date” in the base prospectus.

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Timeline. The following chart shows a timeline of the remarketing process:

Timing	Event
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	(Administrator to provide notices to clearing agencies specifying the identity of the remarketing agents and whether tender of the related securities is voluntary or mandatory)
At Least Eight Business Days Prior to Reset Date	REMARKETING TERMS DETERMINATION DATE (Notices sent to reset rate securityholders stating the new terms of the reset rate notes, including the related all hold rate, if applicable)
Six Business Days Prior to Reset Date	NOTICE DATE (Hold notices due from reset rate securityholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
Three Business Days Prior to Reset Date	SPREAD DETERMINATION DATE (Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and if in foreign exchange mode, the outstanding principal balance of the related class of reset rate securities in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
Reset Date	RESET DATE (New terms of the remarketed reset rate notes become effective; swap agreement for previous reset period terminates; new swap agreement for next reset period becomes effective; payments to tendering securityholders of U.S. Dollar denominated securities; any interest rate swap agreement for the previous reset period terminates)
Two Business Days After Reset Date	SPECIAL RESET PAYMENT DATE (Payments to tendering securityholders of non-U.S. Dollar denominated securities; any currency swap agreement for the previous reset period terminates)

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Foreign Exchange Mode. If the reset rate notes are to be reset in foreign exchange mode on the related reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with Eligible Swap Counterparties:

•	to facilitate the trust’s ability to pay principal and interest in the applicable currency;

•	to pay additional interest at the applicable interest rate and in the applicable currency on the reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•	to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

See “Additional Information Regarding The Securities—The Reset Rate Securities—Foreign Exchange Mode” in the base prospectus.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.

The terms of all currency swap agreements must satisfy the Rating Agency Condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing for the reset rate notes on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the reset rate notes are either currently in foreign exchange mode or to be reset into foreign exchange mode, the reset rate notes will be subject to a mandatory tender by the holders thereof on the related reset date. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase their reset rate notes through the remarketing agents. However, the reset rate noteholders may or may not be allocated their desired amount of reset rate notes as part of the remarketing process for the reset rate notes. Holders of the reset rate notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust as well as payment of any outstanding principal amount payable as a result of the remarketing process on or about the second business day

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following the reset date as a result of the required delay in payment through Euroclear and Clearstream, Luxembourg.

Floating Rate Mode. If, following a successful remarketing, the reset rate notes will be denominated in U.S. Dollars and are reset to bear a floating rate of interest, then, during the corresponding reset period, they will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when the reset rate notes bear a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition. In the selection of the swap counterparties and the establishment of the applicable spread to three-month LIBOR, the remarketing agents, in consultation with the administrator, generally will use the procedures set forth under “—Foreign Exchange Mode” above and “Additional Information Regarding The Securities—The Reset Rate Securities—Foreign Exchange Mode” in the base prospectus.

Fixed Rate Mode. If, following a successful remarketing, the reset rate notes will be denominated in U.S. Dollars and are reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:

•	the applicable spread as determined by the remarketing agents on the Spread Determination Date; and

•	the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish that fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, that fixed rate of interest will in no event be lower than the related All-Hold Rate, if applicable.

Interest on the reset rate notes during any reset period when they bear a fixed rate of interest and are denominated in U.S. Dollars generally will be computed on the

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basis of a 360-day year of twelve 30-day months. Interest on the reset rate notes during any reset period when they bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “Additional Information Regarding The Securities—Determination of Indices” in the base prospectus, or another day-count convention as may be established on the related Remarketing Terms Determination Date. This interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.

In addition, if, following a successful remarketing, the reset rate notes will bear a fixed rate of interest, the trust will enter into one or more interest rate swap agreements with one or more Eligible Swap Counterparties on the related reset date to facilitate the trust’s ability to pay interest at a fixed rate, and any such interest rate swap will be made as part of any required currency swap agreement as described in “Additional Information Regarding The Securities—The Reset Rate Securities—Foreign Exchange Mode” in the base prospectus. Each of these interest rate swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date, if the reset rate notes are then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if the reset rate notes are then in foreign exchange mode;

•	the related reset date for which the call option is exercised;

•	the distribution date on which the outstanding principal balance of the reset rate notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

•	the maturity date of the reset rate notes.

See “Additional Information Regarding The Securities—The Reset Rate Securities—Fixed Rate Mode” in the base prospectus.

Allocation of Principal to Accumulation Account. If, on any distribution date, principal would be payable to the reset rate notes during any reset period when they are then structured not to receive a payment of principal until the end of the related reset period (as is the case during their initial reset period and, generally, but not exclusively, whenever the reset rate notes bear a fixed rate of interest), principal generally will be allocated to the reset rate notes and deposited into the accumulation account. Those principal amounts will remain in the accumulation account until the next reset date for the reset rate notes, unless there occurs, prior to that reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer, a successful auction of the remaining trust student loans by the indenture trustee or payment of principal on the notes is accelerated following an event of default. On the

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reset date, all amounts (less any investment earnings) then on deposit in the accumulation account, including any allocation of principal made on that distribution date, will be distributed to the reset rate noteholders, as of the related record date, in reduction of principal of the reset rate notes (or if in foreign exchange mode, on or about that reset date to the swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the reset rate noteholders on or about that reset date).

However, in the event that on any distribution date the amount (less any investment earnings) on deposit in a accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the reset rate notes, then no additional amounts will be deposited into the accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next reset date to the reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the currency swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the reset rate noteholders on or about that reset date). On that reset date, the outstanding principal balance of the reset rate notes will be reduced to zero. Amounts (less any investment earnings) on deposit in the accumulation account may be used only to pay principal on the reset rate notes (or to make payments to the currency swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the currency swap agreement) and for no other purpose. All investment earnings on deposit in the accumulation account will be withdrawn on each distribution date and deposited into the collection account.

Whenever amounts are deposited into or on deposit in the accumulation account, the indenture trustee, subject to sufficient available funds therefor, will deposit into the Supplemental Interest Account the Supplemental Interest Account Deposit Amount as described under “—Distributions” below.

Tender of Reset Rate Notes; Remarketing Procedures. On the closing date, the trust, the administrator and the remarketing agents will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. Pursuant to the remarketing agreement, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have each agreed to act as the initial remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes and any reset period at any time on or before the related Remarketing Terms Determination Date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when the reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to the next Remarketing Terms Determination Date.

On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing for the reset rate notes, and on the related Spread

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Determination Date (unless a Failed Remarketing is declared, Hold Notices relating to 100% of the reset rate notes have been timely delivered, or an exercise of the call option has occurred), that remarketing agency agreement will be supplemented to include all other required terms of the related remarketing for the reset rate notes. See “Additional Information Regarding The Securities—The Reset Rate Securities—Tender of Reset Rate Notes; Remarketing Procedures” in the base prospectus for a description of the remarketing procedures applicable to reset rate notes.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, the excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date. Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of that class to zero, the amount of the Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes.

Additional Information Concerning Accounts and Eligible Investments

The administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited. The administrator will also establish the following accounts in the name of the indenture trustee:

•	the reserve account, the capitalized interest account, the add-on consolidation loan account, the supplemental purchase account, the accumulation account, the supplemental interest account, the investment premium purchase account and the investment reserve account, each for the benefit of the noteholders;

•	the remarketing fee account for the benefit of the remarketing agents and the class A noteholders; and

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•	on any reset date when the reset rate notes are successfully remarketed in foreign currency mode, a currency account for the benefit of the reset rate noteholders.

The indenture trustee will invest funds in the collection account, the supplemental purchase account, the add-on consolidation loan account, the reserve account, the accumulation account, the investment premium purchase account, any investment reserve account, the supplemental interest account, the remarketing fee account and the capitalized interest account in eligible investments as provided in the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments generally are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that (1) with respect to funds on deposit that are invested in money market instruments, the funds may be invested in that type of eligible investments without the need to redeem such eligible investments before the applicable distribution date, and (2) with respect to funds on deposit in the accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the reset rate notes.

The administrator will direct the swap counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any currency swap agreement into the currency account.

Eligible investments may include book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies for collateral for securities having ratings equivalent to the respective ratings of the notes in effect on the closing date;

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•	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies;

•	commercial paper having, at the time of the investment, a rating to be specified by each the rating agencies;

•	investments in money market funds having a rating to be specified by each of the rating agencies (including funds for which the indenture trustee, the administrator or the eligible lender trustee or any of their respective affiliates is investment manager or advisor);

•	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet above;

•	asset-backed securities, including asset-backed securities issued by affiliates, or entities formed by affiliates, of SLM Corporation, but excluding mortgage-backed securities, that at the time of investment have a rating to be specified by each of the rating agencies, but not at a purchase price in excess of par;

•	repurchase obligations with respect to student loans serviced by the servicer or an affiliate thereof, entered into with an institution that is an eligible lender (under the FFELP) or that holds student loans through an eligible lender trustee and whose short-term debt ratings are not less than a rating to be set by the rating agencies, provided that the applicable repurchase date shall occur no later than the business day prior to the next distribution date; and

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•	any other investment which would not result in the downgrading or withdrawal of any rating of the notes by any of the rating agencies as affirmed in writing to the indenture trustee.

The servicer will prepare an account reconciliation; however, there is no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the eligible lender trustee.

Supplemental Purchase Period

During the supplemental purchase period, which is the period ending ten business days after the closing date on                     , 2006, the eligible lender trustee, on behalf of the trust, will be permitted to purchase additional trust student loans, to the extent that: (1) they are eligible student loans, (2) they are purchased by the depositor from SLM ECFC or VG Funding, and (3) there are sufficient amounts on deposit in the supplemental purchase account. The supplemental purchase account will be created with an initial deposit by the trust on the closing date of cash or eligible investments. The initial deposit will equal the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date, but not to exceed 5% of the Pool Balance as of the statistical cutoff date. This account will not be replenished.

Subject to the availability of eligible student loans, the applicable seller will have the right to sell to the depositor additional trust student loans, and subject to the availability of funds in the supplemental purchase account, the depositor will purchase such additional trust student loans, to be sold to the trust, at a price equal to 100% of the sum of (i) the outstanding principal balance of each additional trust student loan and (ii) all accrued interest to be capitalized.

As a condition to any sale, all of the additional trust student loans will be required to satisfy certain eligibility criteria as described above under “The Trust Student Loan Pool” in this free-writing prospectus.

The eligible lender trustee, on behalf of the trust, will purchase from the depositor and the depositor will purchase and sell to the eligible lender trustee, on behalf of the trust, all additional trust student loans purchased from the applicable seller immediately following the purchase of such loans.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and included as part of Available Funds for the initial distribution date.

Consolidation Loan Add-on Period

The Higher Education Act permits borrowers to add additional eligible education loans to an existing consolidation loan up to 180 days after the origination of such consolidation loan. If the borrower of a trust student loan wanted to include an additional

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student loan in that borrower’s existing consolidation loan and if the trust could not fund such additional student loan, the related trust student loan would have to be removed from the trust and treated as having been prepaid in full. To mitigate this effect, during the consolidation loan add-on period, which is the period from the closing date through                     , 2006, the trust will be permitted to fund add-on consolidation loans, which would increase the outstanding principal balance of an existing trust student loan, but only to the extent of funds on deposit in the add-on consolidation loan account.

On the closing date, the depositor will fund the add-on consolidation loan account with proceeds from the sale of the notes in an amount equal to $            . No additional deposits will be made into the add-on consolidation loan account. Amounts may be withdrawn from time to time during the consolidation loan add-on period to fund add-on consolidation loans and for no other purposes. Add-on consolidation loans will be added to the trust at a price equal to their outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following the repayment in full of the outstanding eligible education loan which the borrower wants to add to an existing trust student loan, the outstanding principal balance of the related trust student loan will be increased by the amount withdrawn from the add-on consolidation loan account. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of Available Funds on the immediately following distribution date.

Servicing Compensation

The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (k) under “—Distributions—Distributions from the Collection Account” in this free-writing prospectus. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Additional Information Concerning Servicing Procedures

The servicer will keep ongoing records on the trust student loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act. It will also furnish periodic statements to the indenture trustee, the

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eligible lender trustee and the noteholders. See “Servicing and Administration—Statements to Indenture Trustee and Trust” in the base prospectus and “Reports to Noteholders—Additional Information Concerning Statements to Indenture Trustee and Trust” below.

Additional Information Concerning Payments on Student Loans

The servicing agreement will not require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Additional Information Concerning Servicer Covenants

The servicer will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest-only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act.

Additional Information Concerning Incentive Programs

Various incentive programs that may reduce the effective yield on the related student loans may be made available by the servicer to borrowers with trust student loans. The servicing agreement provides that any incentive program, which is not required by the Higher Education Act, will only be applicable to the trust student loans if the administrator receives payment prior to the related distribution date from the servicer, the depositor, the excess distribution certificateholder or the applicable seller in an amount sufficient to offset the effective yield reductions. To the extent amounts received for this purpose are in excess of what is required for the next distribution date they will be retained by the trust for use on future distribution dates to offset effective yield reductions, if any. If the administrator does not receive those amounts, the administrator is required to notify the servicer that such incentive program cannot be applied. In that case, the servicer is required to terminate the applicable incentive programs. See “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business—Incentive Programs” in the base prospectus.

Additional Information Concerning Matters Relating to the Servicer

All expenses related to the resignation or removal for cause of the servicer or any successor servicer will be paid solely by the servicer being replaced.

Distributions

Deposits into the Collection Account. On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $             plus the excess, if any, of the Pool Balance as of the

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statistical cutoff date over the Pool Balance as of the closing date, to the extent such excess amount is not deposited into the supplemental purchase account.

On or before the business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.

Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

However, for so long as no administrator default has occurred and is continuing, the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, together with interest calculated from the first day of the month following receipt by the administrator to but excluding the day on which the administrator remits such amounts to the collection account at a rate no less than the federal funds rate for each day during that period less 0.20%. See “Servicing and Administration—Payments on Student Loans” in the base prospectus.

Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in this free-writing prospectus, to the extent of Available Funds for that distribution date, amounts transferred from the capitalized interest account through the                      200   distribution date (with respect to clauses (d)(1), (d)(2) and (e) below for that distribution date) and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

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(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the remarketing fee account, any Quarterly Funding Amount for that distribution date;

(d) pro rata, based on amounts due and owing:

(1) to the class A noteholders (other than the reset rate noteholders if a swap agreement with respect to interest payments to be made to those noteholders is then in effect), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(2) if a swap agreement is then in effect for the reset rate notes with respect to interest payments to be made to those noteholders, to each applicable swap counterparty or counterparties, the amount of interest at the floating rate due to each applicable swap counterparty under the swap agreement; and

(3) if applicable, to each swap counterparty, the amount of any swap termination payment due to that swap counterparty under the swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;

(e) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(f) (1) sequentially, to the class A-1, class A-2, class A-3 and class A-4 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(2) then, any remaining Class A Noteholders’ Principal Distribution Amount, pro rata, to the class A-5A and class A-5B noteholders, until the principal balance of each such class is paid in full; provided, however, that

(A) if the class A-5B notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related reset period (as is the case during their initial reset period), principal payments will be allocated to the accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,

(B) if the class A-5B notes are then denominated in a currency other than U.S. Dollars, principal payments either will be made to the currency swap counterparty or counterparties or will be allocated to the accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of such class of reset rate notes

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has been distributed to the currency swap counterparty or counterparties or allocated to the accumulation account, and

(C) for purposes of this clause (f) (2), the outstanding principal balance of the class A-5B notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in any accumulation account; and

(3) then, any remaining Class A Noteholders’ Principal Distribution Amount to the class A-6 notes, until the principal balance of such class is paid in full;

(g) to the supplemental interest account, the Supplemental Interest Account Deposit Amount, if any, for that distribution date;

(h) to the investment reserve account, the amount, if any, required to fund that account to the Investment Reserve Account Required Amount;

(i) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(j) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(k) to the investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

(l) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(m) if applicable, to any swap counterparty or counterparties, pro rata, the amount of any swap termination payments due to the swap counterparty or counterparties, as the case may be, not payable in clause (d)(3) above;

(n) if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;

(o) if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on that distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

(p) to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

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Amounts that would be paid to each swap counterparty pursuant to clauses (d), (f) or (m) above with respect to the reset rate notes may be paid by the trust to the swap counterparty on or prior to the applicable distribution date.

In the event that a swap termination payment is owed by the trust to any swap counterparty and a replacement swap agreement is procured by the trust under which the replacement swap counterparty makes a payment to the trust, the trust will pay that amount directly to the original swap counterparty to the extent that a payment is owed by the trust to that counterparty. If after making that payment, the original swap counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (m) above.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the excess distribution certificateholder.

In the event that the term sheet to be distributed to potential investors prior to the pricing of the transaction specifies that the trust will not issue a class of reset rate notes, then (1) there will be no remarketing fee account at priority (c) above; (2) the Class A Noteholders’ Interest Distribution Amount will not be subject to a pro rata sharing with any swap counterparty at priority (d) above; (3) the class A-5 notes will not be subject to any accumulation account or payments through a swap counterparty at priority (f)(2) above; (4) there will be no supplemental interest account at priority (g) above; (5) there will be no investment reserve account at priority (h) above; (6) there will be no investment premium purchase account at priority (k) above; and (7) the excess distribution certificateholder will be entitled to receive any remaining amounts immediately following the payment of any carryover servicing fees to the servicer.

Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode. On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the currency account to the holders of the reset rate notes if the reset rate notes are then in foreign exchange mode. If a currency swap agreement terminates, amounts that would have otherwise been paid to the swap counterparty under that currency swap agreement will be used to make payments to the reset rate notes (other than amounts payable at priority (d)(3) above as termination payments thereunder), in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the swap counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency on the open market in order to make distributions to the reset rate notes. If the then-current exchange rate of U.S. Dollars for the applicable non-U.S. Dollar currency is less favorable than under the applicable currency swap agreement or if the then-current spread to LIBOR for another applicable index or a fixed rate is less favorable than under the applicable currency swap agreement, the trust will use more U.S. Dollars to pay the reset rate noteholders than it would have paid to the swap counterparty. As a result, amounts paid pursuant to clauses (d)(1) and (f) above, as applicable, under “—

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Distributions from the Collection Account” above could be higher if a currency swap agreement terminates.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

Following the occurrence of an event of default and an acceleration of the notes, as described under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus, distributions on each distribution date will be made in the following order of priority:

FIRST:

A:	to the applicable noteholders of the reset rate notes if then denominated in U.S. Dollars and structured not to receive a payment of principal until the end of their related reset period, the amount, if any, on deposit in the accumulation account (excluding any investment earnings thereon) in reduction of the outstanding amount of the reset rate notes until they are paid in full; and/or

B:	to the related currency swap counterparty if the reset rate notes are then in foreign exchange mode and are then structured not to receive a payment of principal until the end of their related reset period, the amount, if any, on deposit in the accumulation account (excluding any investment earnings thereon) to be used in reduction of the outstanding amount of the reset rate notes until they are paid in full;

SECOND: pro rata, to the indenture trustee, for annual fees and any other amounts due and owing under the indenture, and to the eligible lender trustee, for annual fees and any other amounts due and owing under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);

THIRD: to the servicer for due and unpaid primary servicing fees;

FOURTH: to the administrator, any due and unpaid administration fees;

FIFTH: pro rata, based on amounts due and owing:

A:	to the class A noteholders (other than the noteholders of the reset rate notes if a swap agreement with respect to interest payments to be made to such noteholders is then in effect), for amounts due and unpaid on the class A notes for interest at the applicable rate of interest due such class, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

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B:	if a swap agreement is then in effect for the reset rate notes with respect to interest payments to be made to such noteholders, to each swap counterparty, the amount of any swap interest payments due and payable by the trust (other than as paid to that swap counterparty under clause FIRST); and

C:	if any swap agreement with respect to the reset rate notes has been terminated, to the related swap counterparty, the amount of any swap termination payments due to such swap counterparty due to a termination event or event of default (as defined in the related swap agreement) resulting from a “Failure to Pay or Deliver” by the trust under the related swap agreement, a “Cross Default” as such term applies to the trust under the related swap agreement or a “Bankruptcy” of the trust under the related swap agreement;

SIXTH:

A:	If the reset rate notes are then in foreign exchange mode, pro rata (1) to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balance of those class A notes (other than the reset rate notes) to zero, and (2) to the applicable currency swap counterparties an amount sufficient to reduce the U.S. Dollar equivalent principal amount of the reset rate notes to zero; or

B:	if the reset rate notes are then denominated in U.S. Dollars, pro rata to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of all class A notes to zero;

SEVENTH: to the class B noteholders for amounts due and unpaid on the class B notes for interest;

EIGHTH: to the class B noteholders, an amount sufficient to reduce the outstanding amount of the class B notes to zero;

NINTH: to the servicer, for any unpaid carryover servicing fees;

TENTH: to any swap counterparties, pro rata, the amount of any swap termination payments due to such swap counterparties by the trust and not payable in clause FIFTH (C);

ELEVENTH: to the remarketing agents, any due and unpaid Remarketing Fees payable by the trust to the extent not previously paid from amounts on deposit in the remarketing fee account;

TWELFTH: sequentially, first to the remarketing agents, and second to the administrator for any advances made on behalf of the trust, in each case, for

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payment of certain costs and expenses in connection with the remarketing of any class of reset rate notes not previously reimbursed by the trust; and

THIRTEENTH: to the excess distribution certificateholder, any remaining funds.

In the event that the term sheet to be distributed to potential investors prior to the pricing of the transaction specifies that the trust will not issue a class of reset rate notes, then, following an event of default (1) no amounts will be subject to distribution pursuant to priority FIRST: above; (2) the amount of interest to be distributed to the class A noteholders’ will not be subject to a pro rata sharing with any swap counterparty at priority FIFTH: above; (3) the class A-5 notes will not be subject to any payments through a swap counterparty at priority SIXTH: above; and (4) the excess distribution certificateholder will be entitled to receive any remaining amounts immediately following the payment of any carryover servicing fees to the servicer.

Voting Rights and Remedies; Insolvency Events

Noteholders will have the voting rights and remedies described in the base prospectus. The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights. See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus.

Credit Enhancement

Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $                    . The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under “—Distributions—Distributions from the Collection Account” above.

If the market value of securities and cash in the reserve account together with any amounts on deposit in the supplemental interest account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.

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Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c), (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (i) and, in the case of the final distribution upon termination of the trust, clauses (l) through (o) under “—Distributions—Distributions from the Collection Account” above. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (c), (d)(1), (d)(2) and (e), clauses (f) and (i), and clauses (l) through (o), as applicable.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

Capitalized Interest Account. The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $                    . The initial deposit will not be replenished.

Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date through the                      200   distribution date, the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture trustee to cover such shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under “—Distributions —Distributions from the Collection Account” above.

All remaining funds on deposit in the capitalized interest account on the                      200   distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

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The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the                      200   distribution date.

Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See “—The Notes—The Class B Notes—Subordination of the Class B Notes” above.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $25,000 per collection period payable in arrears on each distribution date.

In addition, to the extent that the trust does not have sufficient available funds therefor on the related reset date, the administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the Rating Agency Condition. On subsequent distribution dates, the administrator will be entitled to reimbursement from the trust for those remarketing related expenses, from available funds on a subordinated basis, as set forth under “Distributions—Distributions from the Collection Account” above.

Determination of Indices

For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for the class of reset rate notes, see “Additional Information Regarding the Securities—Determination of Indices” in the base prospectus.

Notice of Interest Rates

Information concerning the past and current LIBOR and the interest rates applicable to the notes, will be available on the administrator’s website at: http://www2.salliemae.com/investors/debtasset/slmsltrusts/issuedetails/2006-2.htm or by telephoning the administrator at 1-800-321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.

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Initial Interest Rate Swap Agreements

On the closing date, the trust will enter into one or more interest rate swap agreements with one or more Eligible Swap Counterparties to hedge the interest rate risk that results from the payment of a fixed rate of interest on the class A-5B notes during their initial reset period. The initial swap counterparty or counterparties will be identified in the term sheet to be distributed to potential investors prior to the pricing of this transaction.

Each interest rate swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement and will terminate on the earlier to occur of (i)                     , 20     , the initial reset date for the class A-5B notes and (ii) the date on which the initial interest rate swap agreement terminates in accordance with its terms due to a termination event or an event of default.

The Significance Percentage of each initial interest rate swap agreement will be specified in the term sheet.

Under each initial interest rate swap agreement, each swap counterparty will pay to the trust, on or before the third business day preceding each distribution date, while such interest rate swap agreement is still in effect, an amount equal to the product of:

•	the per annum interest rate on the class A-5B notes;

•	the outstanding principal balance on the class A-5B notes, immediately preceding that distribution date (excluding for such purpose all amounts on deposit in the related accumulation account); and

•	a fraction, the numerator of which is 90 (or, with respect to the initial distribution date, ) and the denominator of which is 360.

All such amounts paid by each initial swap counterparty will be deposited into the collection account and will become part of available funds on the related distribution date.

In exchange for these payments by each initial swap counterparty, on or before each distribution date while the related initial interest rate swap agreement is still in effect, the initial swap counterparty will be entitled to a payment from the trust, from Available Funds and, if necessary, the capitalized interest account and the reserve account, pari passu with interest payments to the class A notes, of an amount equal to the product of:

•	three-month LIBOR plus % (provided that, LIBOR for the first accrual period will be determined using the same formula that applies to the LIBOR-based notes);

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•	the outstanding principal balance of the class A-5B notes immediately preceding that distribution date (excluding for such purpose all amounts on deposit in the accumulation account); and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period (or, with respect to the initial distribution date, ) and the denominator of which is 360.

Modifications and Amendment of any Interest Rate Swap Agreements. The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into amendments to any interest rate swap agreement to cure any ambiguity in, or correct or supplement any provision of, any interest rate swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that such amendment will not materially adversely affect the interests of the noteholders and the Rating Agency Condition is satisfied.

Default Under the Initial Interest Rate Swap Agreements. Events of default under the initial interest rate swap agreements are limited to:

•	the failure of the trust or the related initial swap counterparty to pay any amount when due under the related initial interest rate swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

•	the occurrence of a bankruptcy of the trust,

•	an event of insolvency or bankruptcy of the related initial swap counterparty,

•	an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable,

•	an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty, which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans, and

•

the following other standard events of default under the 1992 ISDA Master Agreement: “Breach of Agreement” (not applicable to the trust), “Credit Support Default” (not applicable to the trust), “Misrepresentation” (not applicable to the trust), “Default Under Specified Transaction” (not applicable to the trust), “Cross-Default” (not applicable to the trust, except

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as set forth in the two immediately preceding bullets) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events. Termination events under each initial interest rate swap agreement include the following standard events under the 1992 ISDA Master Agreement: “Illegality,” which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related initial interest rate swap agreement; “Tax Event,” which generally relates to either party to the related initial interest rate swap agreement receiving a payment under the related initial interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes; “Tax Event Upon Merger” (not applicable to the trust); “Credit Event Upon Merger”—not applicable to the trust; and the additional termination event described below.

Each initial interest rate swap agreement will include an additional termination event relating to the related initial swap counterparty’s credit rating. This additional termination event will occur if the related initial swap counterparty has not, within 30 days of receiving notice of a ratings event, procured (1) a collateral arrangement (and delivered any collateral required to be delivered at that time), (2) a letter of credit or other guaranty of its obligations from an entity whose ratings would make that entity an Eligible Swap Counterparty, (3) a replacement transaction at no cost to the trust on substantially the same terms or (4) a ratings affirmation.

The ratings events that may cause this additional termination event are:

•	the short-term debt rating of the initial swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below “A-3” (or in the absence of a short-term debt rating, the long-term senior debt or counterparty rating of the initial swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below “BBB-”) by S&P;

•	(a) the long-term senior debt rating or counterparty rating of the initial swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below “A2” or put on watch for downgrade when rated at such level by Moody’s, where the initial swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either (i) the long-term senior debt rating or (ii) the short-term debt rating of the initial swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below “A3” or “P-2”, respectively, or put on watch for downgrade when rated at such level by Moody’s, where the initial swap counterparty or its credit support provider, as the case may be, has both (i) a long-term debt rating or counterparty rating and (ii) a short-term debt rating; or

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•	the short-term debt rating of the initial swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below “F2” by Fitch.

Early Termination of Interest Rate Swap Agreements. Upon the occurrence of any default or termination event under any interest rate swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date. The trust may not designate an early termination date without the consent of the administrator.

Upon any early termination of any interest rate swap agreement entered into on the closing date, either the trust or the related swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction under the related interest rate swap agreement computed in accordance with the procedures in the related interest rate swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust or a bankruptcy with respect to the trust, the payment will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount. However, in the event that a termination payment is owed to the related swap counterparty following any other swap default of the trust, any swap default resulting from a default of the related swap counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to the payment of any Investment Premium Purchase Account Deposit Amount and to the payment of any carryover servicing fees.

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Trust Fees

The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount

Servicer(1)	The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans, plus the amount of any carryover servicing fee.

Indenture Trustee(2)	$5,000 per annum, payable in advance.

Eligible Lender Trustee(3)	$5,000 per annum, payable in advance.

Administrator(1)	$25,000 per quarter, payable in arrears.

Remarketing Agents	With respect to any remarketing date, a fee not to exceed 0.35% of the maximum principal balance of the reset rate notes that could be remarketed.

(1)	To be paid before any amounts are distributed to the noteholders.

(2)	In the absence of an event of default on the notes, to be paid by the depositor pursuant to a separate agreement with the indenture trustee.

(3)	In the absence of an event of default on the notes, to be paid by the depositor pursuant to a separate agreement with the eligible lender trustee.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in the accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•	pay to noteholders the interest payable on the related distribution date; and

•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in the accumulation account.

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See “The Student Loan Pools—Termination” in the base prospectus.

For these purposes, if the reset rate notes are:

•	then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of that class will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

•	then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of that class will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the Initial Pool Balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

•	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•	the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools— Termination” in the base prospectus.

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The net proceeds of any auction sale, plus all amounts then on deposit in the accumulation account (less any investment earnings), will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

See “The Student Loan Pools— Termination” in the base prospectus.

STATIC POOLS

Information concerning the static pool data of previous consolidation loan securitizations of the sponsor is available on the sponsor’s website at http://www2.salliemae.com/SEC_investors/2006-02. This webpage presents the static pool data of the sponsor’s previous securitizations involving similar assets in the form of published charts. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this free-writing prospectus, the prospectus supplement, the base prospectus or the related registration statement. We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED

MATURITIES OF THE NOTES

The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below. Therefore, payments on the notes could occur significantly earlier than expected. Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected. Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at

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interest rates significantly below the interest rates applicable to the trust student loans. Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period. See “Description of the Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers” and “Servicing and Administration—Servicer Covenants” in the base prospectus. See also “Summary—Termination of the Trust” in this free-writing prospectus regarding the servicer’s option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction of the trust student loans if the servicer does not exercise such option.

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans. These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the notes could occur significantly later than expected. Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto. In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For a discussion of U.S. federal income tax consequences to holders of the notes, you should refer to the section entitled “U.S. Federal Income Tax Consequences” in the base prospectus. Certain United States federal income tax consequences to holders the reset rate notes are described under “U.S. Federal Income Tax

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Consequences—Special Tax Consequences to Holders of Reset Rate Securities” in the base prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”). Particularly, the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator, any underwriter, any swap counterparty or any of their respective affiliates may be the fiduciary for one or more Plans. Because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the base prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the administrator, the servicer, any swap counterparty or any of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

•	the Plan’s purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the base prospectus; and

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•	the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

Before making an investment in the notes, Plan fiduciaries are strongly encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	the diversification by type of asset of the Plan’s portfolio;

•	the Plan’s funding objective; and

•	whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

REPORTS TO NOTEHOLDERS

Quarterly and annual reports concerning the trust will be delivered to noteholders. See “Reports to Securityholders” in the base prospectus. These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent. The first of these quarterly distribution reports is expected to be available not later than May 10, 2006. See “Reports to Securityholders” in the base prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See “Additional Information Regarding the Securities—Book-Entry Registration” in the base prospectus.

The administrator will not send reports directly to the beneficial holders of the notes. However, these reports may be viewed at the sponsor’s website: http://www2.salliemae.com/investors/debtasset/slmsltrusts/issuedetails/2006-2.htm. The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.

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The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reports concerning the trust are required to be delivered to the holders of the notes. These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K the transaction documents;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

The trust will have a separate Central Index Key assigned by the SEC. Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor.

Additional Information Concerning Statements to Indenture Trustee and Trust

In addition to the information in the statement referred to in the base prospectus under “Servicing and Administration—Statements to Indenture Trustee and Trust,” before each distribution date, the administrator will include the following information in such statement as of the end of the preceding collection period:

•	the Pool Balance at the beginning and at the end of the preceding collection period;

•	the balance of any reserve account or capitalized interest account, after giving effect to changes in the balance on that distribution date;

•	to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;

•	any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

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•	any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

•	the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

•	amounts distributed to the excess distribution certificateholder and the uses of available funds to the extent not otherwise set forth above.

LISTING INFORMATION

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that this application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg, phone number (352) 421 22 639, to determine whether the notes are listed on the Luxembourg Stock Exchange. Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement and other basic documents will be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent. Once the notes have been listed on the Official List of the Luxembourg Stock Exchange, trading may be effected on the Luxembourg Stock Exchange. So long as any class of notes is listed on the Luxembourg Stock Exchange’s Euro MTF Market, and its rules so require, notices relating to that class of notes, including if such class is delisted, will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu. The Luxembourg Stock Exchange will also be advised if any class of notes is delisted.

The notes, the indenture and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. Each initial swap agreement will be governed by the laws of the State of New York.

If the notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu. We will maintain a Luxembourg paying and transfer agent as long as required by the rules of the Luxembourg Stock Exchange.

We expect that the notes will be accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear on or before the closing date.

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As long as the notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent or the Luxembourg listing agent and may be obtained free of charge. The first of these quarterly distribution reports is expected to be available not later than May 10, 2006.

The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In such circumstances the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.

As of the date of this free-writing prospectus, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this free-writing prospectus and the base prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLM ECFC, VG Funding or the notes, the depositor accepts full responsibility for the accuracy of the information contained in this free-writing prospectus and the base prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this free-writing prospectus or the base prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since January 30, 2006, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this free-writing prospectus.

RATINGS OF THE NOTES

It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody’s and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the two highest investment rating categories by at least two of those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

Robert S. Lavet, Esq., Senior Vice President and General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., acting as counsel to SLM ECFC, VG Funding, the servicer, the administrator

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and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to SLM ECFC, VG Funding, the trust, the servicer, the administrator and the depositor, will give opinions on specified legal matters for SLM ECFC, VG Funding, the trust, the servicer, the administrator and the depositor.

Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters.

Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP also will give opinions on specified legal matters for the underwriters.

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GLOSSARY FOR FREE-WRITING PROSPECTUS

“Adjusted Pool Balance” means, for any distribution date,

•	if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, Capitalized Interest, the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date) and the Specified Reserve Account Balance for that distribution date, or

•	if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, the sum of that Pool Balance and Capitalized Interest.

“All-Hold Rate” means, if the reset rate notes are denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if the reset rate notes are in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if the reset rate notes are in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the holders of the reset rate notes choose to hold their reset rate notes for the upcoming reset period. The All-Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, determine based upon then-existing market conditions.

“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

•	all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(1)	any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

(2)	amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees;

•	any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

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•	all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer’s customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

•	the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

•	the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the sellers;

•	the aggregate amounts, if any, received from the sellers, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

•	amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

•	any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing date;

•	investment earnings for that distribution date earned on amounts on deposit in each trust account (other than the accumulation account and any currency account);

•	investment earnings actually received by the trust for that distribution date earned on amounts on deposit in the accumulation account;

•	amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;

•	amounts transferred from the investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;

•	all amounts on deposit in the investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;

•	all amounts on deposit in the supplemental interest account;

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•	amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

•	all amounts received by the trust from any swap counterparty, or otherwise under any swap agreement, for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date;

•	on the initial distribution date, the collection account initial deposit and any amounts transferred into the collection account from the supplemental purchase account following the end of the supplemental purchase period;

•	on the 200 distribution date, any amounts transferred from the add-on consolidation loan account following the end of the consolidation loan add-on period; and

•	on the 200 distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date.

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this free-writing prospectus (but excluding clause (e), and including clauses (f) and (g), in the event that a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus), then Available Funds for that distribution date will include, in addition to Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and Available Funds for the succeeding distribution date will be adjusted accordingly.

“Call Rate” means, if the call option has been exercised on a reset date with respect to the reset rate notes, the rate of interest that is either:

•	if such class did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

•	if such class had one or more related swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related swap counterparties from the trust during the previous reset period.

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The Call Rate will continue to apply for each reset period while the holder of the call option retains the reset rate notes.

“Capitalized Interest” means for any distribution date through and including the                      200   distribution date:

•	if neither of conditions (1) and (2) described under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (d)(1), (d)(2) and (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this free-writing prospectus, or

•	if either of conditions (1) or (2) described under “Description of the Notes— The Notes—The Class B Notes—Subordination of the Class B Notes” above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (d)(1) and (d)(2) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this free-writing prospectus over (y) the Class B Noteholders’ Interest Distribution Amount.

“Class A Note Interest Shortfall” means, for any distribution date, the excess of:

•	the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•	the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

“Class A Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

•	the Class A Noteholders’ Principal Distribution Amount on that distribution date, over

•	the amount of principal actually distributed or allocated to the class A noteholders or deposited into the accumulation account on that distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

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“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•	the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

•	the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit the accumulation account.

In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

“Class A Percentage” means 100% minus the Class B Percentage.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

•	the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•	the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

“Class B Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

•	the Class B Noteholders’ Principal Distribution Amount on that distribution date, over

•	the amount of principal actually distributed to the class B noteholders on that distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

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“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•	the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

•	the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the class B notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

“Class B Percentage” with respect to any distribution date, means:

•	prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

•	on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, less all amounts (other than investment earnings) on deposit in any accumulation account, immediately prior to that distribution date.

“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme (formerly known as Cedelbank, sociéte anonyme), or any successor thereto.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Swap Counterparty” means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“Extension Rate” means, for each quarterly distribution date following a Failed Remarketing with respect to the reset rate notes if such class is then in foreign exchange mode, the rate of interest payable to the related currency swap counterparty, generally not to exceed three-month LIBOR plus         %, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that, in each case, the Rating Agency Condition is satisfied.

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“Failed Remarketing” means, on any reset date for the reset rate notes, the situation where:

•	the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,

•	the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,

•	the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase the applicable reset rate notes themselves,

•	the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

•	certain conditions specified in the remarketing agreement are not satisfied, or

•	any applicable Rating Agency Condition has not been satisfied.

“Failed Remarketing Rate” means, for any reset period when the reset rate notes are then denominated in U.S. Dollars, three-month LIBOR plus %; and when the reset rate notes are in foreign exchange mode during a reset period, such rate as will be determined on the related Spread Determination Date pursuant to the terms of the related currency swap agreement.

“FFELP” means the Federal Family Education Loan Program.

“Fitch” means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.

“Hold Notice” means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of the reset rate notes denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that the holder desires to hold some or all of its reset rate notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All-Hold Rate during that reset period.

“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

“Investment Premium Purchase Account Deposit Amount” means, with respect to each distribution date when funds are deposited into the accumulation account, an amount generally equal to         % of the amount deposited into the accumulation account.

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“Investment Reserve Account Required Amount” means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in the accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (that amount not to exceed the amount of the unrealized loss on the related eligible investments).

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Notice Date” means, for the reset rate notes, 12:00 p.m. (noon), New York City time, on the sixth business day prior to the applicable reset date.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:

•	all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

•	all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the servicer;

•	all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

•	the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

•	the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Principal Distribution Amount” means:

•	as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance for that distribution date, and

•	as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date.

“Quarterly Funding Amount” means with respect to the reset rate notes and for any distribution date that is: (1) more than one year before the next related reset date, zero; and (2) one year or less before the next reset date, an amount to be deposited in the remarketing fee account so that the amount therein in respect of the reset rate notes equals the Quarterly Required Amount; provided, however, that if on any distribution

109

date that is not a reset date, the amount on deposit in the remarketing fee account is greater than the Quarterly Required Amount, the excess will be transferred to the collection account and included in Available Funds for that distribution date.

“Quarterly Required Amount” means, for the reset rate notes, (1) on any reset date, the Reset Period Target Amount or (2) on a distribution date that is one year or less before the next reset date (x) the Reset Period Target Amount multiplied by (y) 5 minus the number of distribution dates remaining until the next reset date (excluding the current distribution date and including the next reset date), divided by (z) 5.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Remarketing Terms Determination Date” means, for the reset rate notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.

“Reset Period Target Amount” means for the reset rate notes and for any distribution date that is: (1) more than one year before the next reset date, zero, and (2) one year or less before the next reset date, the highest remarketing fee payable to the remarketing agents for the reset rate notes (not to exceed 0.35% of the maximum principal balance of the reset rate notes that could be remarketed) on the next reset date as determined by the administrator based on the assumed weighted average life of the reset rate notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as that schedule may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Significance Estimate” with respect to each initial interest rate swap agreement and as of the closing date, means the reasonable, good faith estimate of the maximum probable exposure of the trust to the related swap counterparty, which estimate is made in the same manner as that utilized in the sponsor’s internal risk management process for similar instruments.

“Significance Percentage” means as of the closing date the percentage that the Significance Estimate represents of the related class of notes.

“Significant Guarantor” means any guarantee agency that guarantees trust student loans comprising at least 10% of the initial Pool Balance of the initial trust student loans as of the statistical cutoff date.

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“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)	% of the sum of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date), each as of the close of business on the last day of the related collection period; and

(b)	$ ;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, if the reset rate notes that are not then structured to receive a payment of principal until the end of the related reset period, the outstanding principal balance of such class (or its U.S. Dollar equivalent, if applicable) will be reduced by any amounts (less any investment earnings) on deposit in the accumulation account.

“Spread” means the percentage determined by the remarketing agents with respect to the reset rate notes if, following a successful remarketing, such class is to bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to that class during the upcoming reset period, so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance thereof, as described under “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this free-writing prospectus.

“Spread Determination Date” means, for the reset rate notes, 3:00 p.m., New York City time, on the third business day prior to the related reset date.

“Stepdown Date” means the earlier to occur of (1) the                                 20   distribution date or (2) the first date on which no class A notes remain outstanding. For this purpose, the outstanding principal balance of the reset rate notes will be deemed reduced by any amounts (other than investment earnings) on deposit in the accumulation account.

“Supplemental Interest Account Deposit Amount” means, with respect to any distribution date during a reset period when the reset rate notes are then structured not to receive a payment of principal until the end of the related reset period, the lesser of:

•	the product of:

(1)

the difference between (a) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to any related swap counterparties on the next distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to the

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reset rate noteholders on the next distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

(2)	the amount on deposit in the accumulation account immediately after that distribution date, and

(3)	the actual number of days from that distribution date to the next reset date, divided by 360; and

•	an amount that satisfies the Rating Agency Condition.

“Trigger Event” means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts on deposit in the accumulation account (other than investment earnings), after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.

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ANNEX A

CHARACTERISTICS OF

THE INITIAL TRUST STUDENT LOAN POOL

The initial trust student loans were selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date and with respect to each additional trust student loan acquired during the supplemental purchase period:

•	is a consolidation loan that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	is fully disbursed;

•	is not more than 210 days past due;

•	does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

Unless otherwise specified, all information with respect to the initial trust student loans is presented herein as of January 30, 2006, which is the statistical cutoff date.

The following tables provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $3,325,702 as of the statistical cutoff date.

The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from the information shown in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the initial trust student loans as a result of prepayments or the granting of deferral and forbearance periods.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans.

A-1

Percentages and dollar amounts in any table may not total 100% or the initial trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE INITIAL TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$3,001,409,732
Aggregate Outstanding Principal Balance—Treasury Bill	$13,445,569
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	0.4%
Aggregate Outstanding Principal Balance—Commercial Paper	$2,975,498,857
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	99.1%
Aggregate Outstanding Principal Balance—Treasury Bill—Other	$12,465,306
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill—Other	0.4%
Number of Borrowers	92,821
Average Outstanding Principal Balance Per Borrower	$32,335
Number of Loans	162,456
Average Outstanding Principal Balance Per Loan—Treasury Bill	$16,786
Average Outstanding Principal Balance Per Loan—Commercial Paper	$18,431
Average Outstanding Principal Balance Per Loan—Treasury Bill—Other	$58,523
Weighted Average Remaining Term to Scheduled Maturity	290 months
Weighted Average Annual Borrower Interest Rate	3.87%

We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the base prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in this free writing prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 3.12% as of the statistical cutoff date.

The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the statistical cutoff date. See “Federal Family Education Loan Program—Special Allowance Payments” in Appendix A to the base prospectus.

The category “Treasury Bill—Other” in the table above represents consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the Health Education Assistance Loan Program (which we refer to as “HEAL Loans”). These consolidation loans are guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education. However, the part of each such consolidation loan that represents the amount of the HEAL Loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate

A-2

on the HEAL Loan segment of any such consolidation loan is variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate that may apply to the principal of that HEAL Loan segment.

For these purposes, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

BORROWER INTEREST RATES

AS OF THE STATISTICAL CUTOFF DATE

Interest Rate	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	63,284	$1,200,200,879	40.0%
3.01% to 3.50%	28,346	508,855,141	17.0
3.51% to 4.00%	15,162	281,022,018	9.4
4.01% to 4.50%	10,388	226,438,823	7.5
4.51% to 5.00%	14,527	241,414,166	8.0
5.01% to 5.50%	16,597	234,164,577	7.8
5.51% to 6.00%	4,730	102,243,001	3.4
6.01% to 6.50%	5,357	101,542,819	3.4
6.51% to 7.00%	1,162	31,837,278	1.1
7.01% to 7.50%	764	19,822,734	0.7
7.51% to 8.00%	976	22,886,972	0.8
8.01% to 8.50%	737	22,816,486	0.8
Equal to or greater than 8.51%	426	8,164,837	0.3

Total	162,456	$3,001,409,732	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the initial trust student loans as of the statistical cutoff date. Because most of the initial trust student loans bear interest at variable rates of interest that reset annually effective as of July 1 of each year, and because initial trust student loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the initial trust student loans in the future. See Appendix A to the base prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in this free writing prospectus.

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DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	1,324	$4,737,262	0.2%
$5,000.00—$9,999.99	7,565	65,280,607	2.2
$10,000.00—$14,999.99	16,209	203,060,060	6.8
$15,000.00—$19,999.99	18,145	315,637,240	10.5
$20,000.00—$24,999.99	10,698	238,546,735	7.9
$25,000.00—$29,999.99	6,893	188,578,643	6.3
$30,000.00—$34,999.99	5,164	167,341,524	5.6
$35,000.00—$39,999.99	5,351	200,589,533	6.7
$40,000.00—$44,999.99	3,300	139,954,806	4.7
$45,000.00—$49,999.99	2,913	138,221,261	4.6
$50,000.00—$54,999.99	2,213	115,926,998	3.9
$55,000.00—$59,999.99	2,288	131,403,756	4.4
$60,000.00—$64,999.99	1,375	85,790,551	2.9
$65,000.00—$69,999.99	1,198	80,771,964	2.7
$70,000.00—$74,999.99	1,011	73,291,103	2.4
$75,000.00—$79,999.99	927	71,695,581	2.4
$80,000.00—$84,999.99	707	58,171,078	1.9
$85,000.00—$89,999.99	535	46,715,750	1.6
$90,000.00—$94,999.99	465	43,025,436	1.4
$95,000.00—$99,999.99	439	42,800,674	1.4
$100,000.00 and above	4,101	589,869,169	19.7

Total	92,821	$3,001,409,732	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

DELINQUENCY STATUS AS OF

THE STATISTICAL CUTOFF DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 30	155,413	$2,874,059,751	95.8%
31 to 60	6,748	122,015,884	4.1
61 to 90	198	3,725,122	0.1
91 to 120	51	860,475	*
121 to 150	24	458,156	*
151 to 180	11	117,594	*
181 to 210	11	172,748	*

Total	162,456	$3,001,409,732	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

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DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY

AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	1	$187	*
4 to 12	17	26,784	*
13 to 24	42	167,045	*
25 to 36	57	279,878	*
37 to 48	98	618,696	*
49 to 60	121	958,891	*
61 to 72	227	1,266,963	*
73 to 84	321	1,749,786	0.1%
85 to 96	299	1,803,626	0.1
97 to 108	341	1,834,703	0.1
109 to 120	819	6,982,297	0.2
121 to 132	137	1,699,754	0.1
133 to 144	7,753	43,601,328	1.5
145 to 156	666	4,229,439	0.1
157 to 168	412	3,330,268	0.1
169 to 180	42,078	381,070,819	12.7
181 to 192	4,301	36,711,316	1.2
193 to 204	2,037	16,752,955	0.6
205 to 216	1,043	9,071,693	0.3
217 to 228	745	7,166,365	0.2
229 to 240	42,094	605,605,282	20.2
241 to 252	5,030	68,130,118	2.3
253 to 264	2,183	27,866,208	0.9
265 to 276	1,067	13,483,332	0.4
277 to 288	704	9,702,152	0.3
289 to 300	19,628	457,722,594	15.3
301 to 312	2,979	65,630,583	2.2
313 to 324	1,128	23,316,275	0.8
325 to 336	587	12,795,408	0.4
337 to 348	308	6,634,868	0.2
349 to 360	17,631	805,231,074	26.8
361 and greater	7,602	385,969,047	12.9

Total	162,456	$3,001,409,732	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the base prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in this free writing prospectus.

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DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferral	25,622	$537,688,913	17.9%
Forbearance	9,702	227,886,592	7.6
Repayment
First year in repayment	126,625	2,228,932,348	74.3
Second year in repayment	178	2,750,967	0.1
Third year in repayment	48	887,977	*
More than 3 years in repayment	281	3,262,935	0.1

Total	162,456	$3,001,409,732	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date. The borrower:

•	may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

•	may be currently required to repay the loan—repayment.

See Appendix A to the base prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in this free writing prospectus.

The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately 1.1, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

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SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN

STATUS OF THE INITIAL TRUST STUDENT LOANS BY

CURRENT BORROWER PAYMENT STATUS AS OF THE

STATISTICAL CUTOFF DATE

	Scheduled Remaining Months in Status
Current Borrower Payment Status	Deferral	Forbearance	Repayment
Deferral	13.6	—	306.6
Forbearance	—	5.3	308.5
Repayment	—	—	280.0

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferral or forbearance periods that may be granted in the future. Of the $537,688,913 aggregate outstanding principal balance of the initial trust student loans in deferral as of the statistical cutoff date, $358,780,586 or approximately 66.7% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferrals or forbearances at the end of their current deferral periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferral and forbearance periods as well as the likelihood of future deferral and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the base prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in this free writing prospectus.

A-7

GEOGRAPHIC DISTRIBUTION OF THE INITIAL TRUST STUDENT

LOANS AS OF THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	1,638	$32,966,602	1.1%
Alaska	138	2,656,970	0.1
Arizona	3,376	63,530,401	2.1
Arkansas	744	14,406,711	0.5
California	16,458	325,672,661	10.9
Colorado	2,207	37,409,987	1.2
Connecticut	3,189	52,490,151	1.7
Delaware	346	6,500,357	0.2
District of Columbia	1,020	22,579,955	0.8
Florida	9,636	177,057,576	5.9
Georgia	4,286	83,225,915	2.8
Hawaii	741	13,151,015	0.4
Idaho	364	6,429,084	0.2
Illinois	8,921	170,752,831	5.7
Indiana	7,635	118,502,226	3.9
Iowa	659	11,561,750	0.4
Kansas	3,850	54,466,329	1.8
Kentucky	1,492	24,116,279	0.8
Louisiana	3,548	66,585,949	2.2
Maine	411	6,856,400	0.2
Maryland	4,464	88,316,125	2.9
Massachusetts	7,528	128,226,389	4.3
Michigan	3,739	81,293,478	2.7
Minnesota	1,763	30,810,052	1.0
Mississippi	1,323	24,134,745	0.8
Missouri	3,506	66,593,453	2.2
Montana	201	3,269,522	0.1
Nebraska	312	6,308,509	0.2
Nevada	744	12,631,201	0.4
New Hampshire	877	13,671,428	0.5
New Jersey	4,997	95,576,340	3.2
New Mexico	394	7,388,455	0.2
New York	14,967	289,817,279	9.7
North Carolina	2,666	53,010,108	1.8
North Dakota	102	1,736,431	0.1
Ohio	6,378	115,832,710	3.9
Oklahoma	2,263	41,195,686	1.4
Oregon	2,184	37,815,376	1.3
Pennsylvania	5,703	115,441,718	3.8
Rhode Island	421	7,691,123	0.3
South Carolina	1,265	24,361,551	0.8
South Dakota	134	2,536,399	0.1
Tennessee	2,331	43,215,193	1.4
Texas	10,440	187,424,237	6.2
Utah	373	7,944,974	0.3
Vermont	167	3,847,241	0.1
Virginia	5,535	98,484,722	3.3
Washington	3,847	63,366,769	2.1
West Virginia	676	10,841,314	0.4
Wisconsin	1,503	27,909,116	0.9
Wyoming	149	2,496,685	0.1
Other	845	17,302,255	0.6

Total	162,456	$3,001,409,732	100.0%

A-8

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the initial trust student loans shown on the servicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, that payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

Each of the sellers makes available, through the servicer, to borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by the sellers provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of the sellers also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in this free writing prospectus.

A-9

The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized Stafford Loans	80,918	$1,369,634,091	45.6%
Unsubsidized Stafford Loans	81,538	1,631,775,640	54.4

Total	162,456	$3,001,409,732	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

REPAYMENT TERMS AS OF

THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment(1)	115,077	$1,997,817,521	66.6%
Other Repayment Options(2)	46,196	974,373,424	32.5
Income Sensitive	1,183	29,218,787	1.0

Total	162,456	$3,001,409,732	100.0%

(1)	Also includes loans in deferral for students who have not yet graduated.
(2)	Includes, among others, graduated repayment and interest-only period loans.

The servicer, at the request of the sellers or the depositor and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

With respect to interest-only loans, as of the statistical cut-off date, there are 7,712 loans with an aggregate outstanding principal balance of $207,874,255 currently in an interest-only period. These interest-only loans represent 6.93% of the aggregate outstanding principal balance of the initial trust student loans. As of the statistical cutoff date, the related interest-only periods ranged from 24 months to 48 months.

A-10

The following table provides information about the initial trust student loans regarding date of disbursement.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

DATE OF DISBURSEMENT AS OF

THE STATISTICAL CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Pre-October 1, 1993	178	$2,623,996	0.1%
October 1, 1993 and after	162,278	2,998,785,736	99.9

Total	162,456	$3,001,409,732	100.0%

A-11

Guarantee Agencies for the Trust Student Loans.    The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY

GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE*

Name of Guarantee Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	11,196	$188,712,281	6.3%
California Student Aid Commission	15,603	261,301,180	8.7
Colorado Student Loan Program	4	66,504	**
Connecticut Student Loan Foundation	4,024	62,125,230	2.1
Educational Credit Management Corp of Virginia	5,505	84,638,583	2.8
Florida Bureau of Student Financial Assistance	4,306	68,662,717	2.3
Great Lakes Higher Education Corporation	3,534	62,167,817	2.1
Illinois Student Assistance Commission	7,475	129,783,475	4.3
Iowa College Student Aid Commission	78	1,064,896	**
Kentucky Higher Education Assistance Authority	795	11,929,399	0.4
Louisiana Office of Student Financial Assistance	1,804	28,998,621	1.0
Michigan Guaranty Agency	1,847	33,476,805	1.1
Nebraska Student Loan Program	9	118,843	**
New Jersey Office of Student Assistance	3,418	51,328,702	1.7
New York State Higher Education Services Corporation	13,045	238,622,074	8.0
Northwest Education Loan Association	86	1,643,288	0.1
Oklahoma Guaranteed Student Loan Program	2,015	35,163,931	1.2
Pennsylvania Higher Education Assistance Agency	11,853	198,617,627	6.6
Student Loan Guarantee Foundation of Arkansas, Inc.	405	7,308,791	0.2
Tennessee Student Assistance Corporation	13	84,502	**
Texas Guaranteed Student Loan Corporation	9,696	169,110,085	5.6
United Student Aid Funds, Inc	65,745	1,366,484,381	45.5

Total	162,456	$3,001,409,732	100.0%

*	Additional trust student loans may be guaranteed by a guarantee agency not shown above.
**	Represents a percentage greater than 0% but less than 0.05%.

A-12

SIGNIFICANT GUARANTOR

INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to initial trust student loans, guaranteed by the Significant Guarantor.

We obtained the information in these tables from various sources, including from the Significant Guarantor itself. None of the depositor, SLM ECFC, VG Funding or the underwriters has audited or independently verified this information for accuracy or completeness.

Guarantee Volume.    The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by the Significant Guarantor in each of the last five federal fiscal years:

Guarantor	Loans Guaranteed
	Federal Fiscal Year
	2000	2001	2002	2003	2004
United Student Aid Funds, Inc.	$6,840,000,000	$7,379,000,000	$8,162,000,000	$9,571,000,000	$9,868,679,000

Reserve Ratio.    The Significant Guarantor’s reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

•	Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education’s share of collections on claims paid, returned advances and reinsurance fees.

•	The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

A-13

The following table shows the Significant Guarantor’s reserve ratios for the last five federal fiscal years:

	Reserve Ratio as of Close of
	Federal Fiscal Year
Guarantor	2000	2001	2002	2003	2004
United Student Aid Funds, Inc.	1.0%	0.7%	0.6%	0.4%	0.4%

Recovery Rates.    A guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for the Significant Guarantor for the last five federal fiscal years:

	Recovery Rate Federal Fiscal Year
Guarantor	2000	2001	2002	2003	2004
United Student Aid Funds, Inc.	64.2%	73.3%	82.4%	86.7%	*

*	USA Funds no longer reports its recovery rate.

Claims Rate.    The following table shows the claims rates of the Significant Guarantor for the last five federal fiscal years:

	Claims Rate
	Federal Fiscal Year
Guarantor	2000	2001	2002	2003	2004
United Student Aid Funds, Inc.	2.0%	2.5%	2.0%	1.4%	1.1%

A-14

PRINCIPAL OFFICES

ISSUING ENTITY

SLM STUDENT LOAN TRUST 2006-2

Christiana Center/OPS4

500 Stanton Christiana Road

Newark, Delaware 19713

DEPOSITOR

SLM FUNDING LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SPONSOR, SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.

12061 Bluemont Way

Reston, Virginia 20190

ELIGIBLE LENDER TRUSTEE	INDENTURE TRUSTEE

CHASE BANK USA, NATIONAL ASSOCIATION Christiana Center/OPS4 500 Stanton Christiana Road Newark, Delaware 19713	DEUTSCHE BANK TRUST COMPANY AMERICAS 60 Wall Street, 26th Floor, Mailstop NYC60-2606 New York, New York 10005

PAYING AGENT

DEUTSCHE BANK TRUST COMPANY AMERICAS

60 Wall Street, 26th Floor,

Mailstop NYC60-2606

New York, New York 10005

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT

DEUTSCHE BANK LUXEMBOURG SA

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SERVICER AND THE ADMINISTRATOR

MCKEE NELSON LLP One Battery Park Plaza 34th Floor New York, New York 10004	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP 1201 F Street, N.W. Suite 1100 Washington, D.C. 20004	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLC

1751 Pinnacle Drive

McLean, Virginia 22102-3811

APPENDIX I

BASE PROSPECTUS

I-1

PROSPECTUS

The SLM Student Loan Trusts

Student Loan-Backed Notes

Student Loan-Backed Certificates

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Servicer and Administrator

You should consider carefully the risk factors described in this prospectus beginning on page 20 and in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of SLM Corporation, SLM Education Credit Finance Corporation, any other seller, the depositor, the administrator, the servicer or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Depositor

SLM Funding LLC, a Delaware limited liability company, is the depositor. SLM Education Credit Finance Corporation is the sole member of SLM Funding LLC.

The Securities

The depositor intends to form trusts to issue student loan-backed securities. These securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

•	one or more classes of certificates that represent ownership interests in the assets of the trust for that issue; and

•	one or more classes of notes secured by the assets of that trust.

A class of certificates or notes may:

•	be senior or subordinate to other classes; and

•	receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of certificates or notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

•	education loans to students or parents of students; and

•	other moneys, investments and property.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

January 20, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of securities; and

•	the related prospectus supplement that describes the specific terms of your series of securities, including:

•	the timing of interest and principal payments;

•	financial and other information about the student loans and the other assets owned by the trust;

•	information about credit enhancement;

•	the ratings; and

•	the method of selling the securities.

You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

Page
Prospectus Summary	8
• Principal Parties	8
• The Notes	9
• The Certificates	10
• Assets of the Trust	11
• Collection Account	12
• Pre-Funding Account	12
• Reserve Account	13
• Capitalized Interest Account	13
• Other Accounts	13
• Credit and Cash Flow or Other Enhancement or Derivative Arrangements	14
• Purchase Agreements	14
• Sale Agreements	14
• Servicing Agreements	15
• Servicing Fee	15
• Administration Agreement	15
• Administration Fee	15
• Representations and Warranties of the Depositor	16
• Representations and Warranties of the Sellers under the Purchase Agreements	17
• Covenants of the Servicer	17
• Optional Purchase	18
• Auction of Trust Assets	18
• Tax Considerations	18
• ERISA Considerations	19
• Ratings	19
Risk Factors	20
• Because The Securities May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	20
• If A Secondary Market For Your Securities Does Not Develop, The Value Of Your Securities May Diminish	20
• The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses	20
• You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans	20
• If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities	21
• The Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities	21
• You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	22
• You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities	23
• A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities	23
• The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities	23
• The Noteholders’ Right To Waive Defaults May Adversely Affect Certificateholders	23
• Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities	24

Page
• The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	24
• The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs	24
• Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities	24
• A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities	25
• The Bankruptcy Of The Depositor, Or Any Seller Could Delay Or Reduce Payments On Your Securities	26
• The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	27
• The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors	27
• Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or The Sellers And, Accordingly, Adversely Affect Your Securities	27
• The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans	28
• Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities	29
• In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, A Trust May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty	29
• Your Securities Will Have Greater Risk If An Interest Rate Swap Agreement Terminates	29
• Your Securities Will Have Greater Risk If A Currency Swap Agreement Terminates	30
Risks Related To Auction Rate Securities	31
• The Interest Rates On Any Auction Rate Securities Are Subject To Limitations, Which Could Reduce Your Yield	31
Risks Related To Reset Rate Securities	32
• If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid	32
• Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Securities	32
• If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Securities May Be Downgraded Or You May Suffer A Loss	33
• In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Securityholders May Be Delayed, Or Subordinated Securityholders May Suffer A Loss	34
• If The Holder Of The Call Option Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Security	34

Page
• If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Securities	34
• If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest	35
Formation of the Trusts	36
• The Trusts	36
• Eligible Lender Trustee	37
Use of Proceeds	37
The Depositor, the Servicer and Administrator and the Sellers	37
• The Depositor	37
• The Servicer and Administrator	38
• The Sellers	39
The Student Loan Pools	40
• SLM Corporation’s Student Loan Financing Business	40
Servicing	41
Consolidation/Repayment Programs	42
Incentive Programs	43
• Delinquencies, Defaults, Claims and Net Losses	43
• Payment of Notes	43
• Termination	44
Transfer and Servicing Agreements	45
• General	45
• Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers	45
• Sale of Student Loans to the Trust; Representations and Warranties of the Depositor	46
• Custodian of Promissory Notes	46
• Additional Fundings	47
• Amendments to Transfer and Servicing Agreements	47
Servicing and Administration	48
• General	48
• Accounts	48
• Servicing Procedures	48
• Payments on Student Loans	49
• Servicer Covenants	49
• Servicing Compensation	51
• Net Deposits	51
• Evidence as to Compliance	52
• Matters Regarding the Servicer	52
• Servicer Default	53
• Rights Upon Servicer Default	53
• Waiver of Past Defaults	54
• Administration Agreement	54
• Administrator Default	55
• Rights Upon Administrator Default	55
• Statements to Indenture Trustee and Trust	56
• Evidence as to Compliance	57
Trading Information	58
• Pool Factors	59
Description of the Notes	60
• General	60
• Principal and Interest on the Notes	60
• The Indenture	61
General	61
Modification of Indenture	61
Events of Default; Rights Upon Event of Default	62
Certain Covenants	64
Indenture Trustee’s Annual Report	65
Satisfaction and Discharge of Indenture	65
The Indenture Trustee	65
Description of the Certificates	65
• General	65
• Distributions on the Certificate Balance	66
Additional Information Regarding the Securities	66
• Fixed Rate Securities	66
• Floating Rate Securities	67
• Auction-Rate Securities	67
Determination of Note Interest Rates	67
Maximum Auction Rate And Interest Carry-Over	69

PROSPECTUS SUMMARY

This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

Principal Parties

Issuer	A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an eligible lender trustee.

Depositor	The depositor is SLM Funding LLC. SLM Education Credit Finance Corporation is the sole member of the depositor. We sometimes refer to the SLM Education Credit Finance Corporation as SLM ECFC. An interim eligible lender trustee specified in the prospectus supplement for your securities will hold legal title to the student loans on our behalf. References to the “depositor” also include the interim trustee where the context involves the holding or transferring of legal title to the student loans.

Eligible Lender Trustee	For each series of securities, the related prospectus supplement will specify the eligible lender trustee for the related trust. See “Formation of the Trusts— Eligible Lender Trustee” in this prospectus.

Servicer	The servicer is Sallie Mae, Inc. or another servicer specified in the prospectus supplement for your securities. We sometimes refer to Sallie Mae, Inc as SMI. SMI manages and operates the loan servicing functions for SLM Corporation and its affiliates and various unrelated parties. Until December 31, 2003, the servicer was Sallie Mae Servicing L.P. Effective as of December 31, 2003, Sallie Mae Servicing L.P. merged with and into SMI.

Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities. It may also contract with various other services or sub-servicers. The related prospectus supplement will describe any sub-servicers. See “Servicing and Administration— Certain Matters Regarding the Servicer” in this prospectus.

Indenture Trustee	For each series of securities, the related prospectus supplement will specify the indenture trustee for the notes. See “Description of the Notes— The Indenture— The Indenture Trustee” in this prospectus.

Administrator	SMI will act as administrator of each trust. Under the circumstances described in this prospectus, it may transfer its obligations as administrator. See “Servicing and Administration— Administration Agreement.”

The Notes	Each series of securities will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional amounts in excess thereof provided in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. currency as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See “Additional Information Regarding the Securities— Book-Entry Registration” and — “Definitive Securities.”

Each class of notes will have a stated principal amount and will bear interest at a specified rate. Classes of notes may also have different interest rates. The interest rate may be:

• fixed,

• variable,

• adjustable,

• auction-determined,

• reset rate, or

• any combination of these rates.

The related prospectus supplement will specify:

• the principal amount of each class of notes; and

• the interest rate for each class of notes or the method for determining the interest rate.

See “Description of the Notes—Principal and Interest on the Notes.”

If a series includes two or more classes of notes:

• the timing and priority of payments, seniority, interest rates and/ or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or

• payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

The Certificates	Each series of securities may also include one or more classes of certificates. The certificates will be issued under the trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

If issued, certificates will be available for purchase in a minimum denomination of $100,000 and additional increments of $1,000, or the equivalent in a non-U.S. currency. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See “Additional Information Regarding the Securities— Book-Entry Registration” and “—Definitive Securities.”

Each class of certificates will have a stated certificate balance. The certificates will yield a return on that balance at a specified certificate rate. The rate of return may be:

• fixed,

• variable,

• adjustable,

• auction rate,

• reset rate, or

• any combination of these rates.

The related prospectus supplement will specify:

• the certificate balance for each class of certificates; and

• the rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

•      the timing and priority of distributions, seniority, allocations of losses, certificate rates and/ or the method of determining interest rates or distributions on the certificate balance may differ for each class; and

• distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information. See “Description of the Certificates— Distributions on the Certificate Balance.”

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

Assets of the Trust	The assets of each trust will include a pool of student loans. They may be:

• education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or

• if so specified in the prospectus supplement, other education loans not made under the FFELP.

Unless we say otherwise in this prospectus or in a prospectus supplement, “student loans” refer to loans made under the FFELP. Student loans owned by a specific trust are called “trust student loans”.

The assets of the trust will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from SLM ECFC or another affiliate of SLM Corporation under a purchase agreement. If a seller of the student loans is not described in this prospectus, the prospectus supplement for your securities will describe that seller. The student loans will be selected based on criteria listed in that purchase agreement. We will sell the student loans to the trust under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold as of a cutoff date. It will specify that cutoff date. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account, any capitalized interest account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust from time to time. See “Formation of the Trusts— The Trusts.”

Each student loan sold to a trust will be 98% guaranteed— or 100% for student loans disbursed before October 1, 1993— as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See “Appendix A— Federal Family Education Loan Program— Guarantee Agencies under the FFELP.”

A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

Collection Account	For each trust, the administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans. We refer to each of these accounts collectively as the collection account. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes and the certificates. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Pre-Funding Account	A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the trust. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

Reserve Account	The administrator will establish an account for each series called the reserve account. This account will be in the name of the indenture trustee and will be an asset of the trust. On the closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the amount of these additional deposits.

The prospectus supplement for each trust will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the securities. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Capitalized Interest Account	A prospectus supplement may indicate that the administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee. If established, the related trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account as specified in the related prospectus supplement which will be in cash or eligible investments.

Funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to senior securityholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect and, after that, shortfalls in payments of interest to subordinate securityholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate securities,

one or more accumulation accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts and currency accounts.

Credit and Cash Flow or Other Enhancement or Derivative Arrangements	Credit or cash flow enhancement for any series of securities may include one or more of the following:

• subordination of one or more classes of securities;

• a reserve account;

• a capitalized interest account;

• over-collateralization;

• letters of credit, credit or liquidity facilities;

• surety bonds;

• guaranteed investment contracts;

• interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements;

• agreements providing for third party payments; or

• other support, deposit or derivative arrangements.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions. See “Additional Information Regarding the Securities— Credit and Cash Flow or other Enhancement or Derivative Arrangements” in this prospectus.

Purchase Agreements	For each trust, the depositor will acquire the related student loans under one or more purchase agreements. We will assign our rights under the purchase agreements to the eligible lender trustee on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Sale Agreements	The depositor will sell the trust student loans to the trust under a sale agreement. The eligible lender trustee will hold legal title to the trust student loans. The trust will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Servicing Agreements	The servicer will enter into one or more servicing agreements covering the student loans held by each trust. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with the Department of Education and the guarantors all appropriate claims to collect interest subsidy payments, special allowance payments and guarantee payments owed on the trust student loans. See “Servicing and Administration” in this prospectus.

Servicing Fee	The servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

See “Servicing and Administration— Servicing Compensation” in this prospectus.

Administration Agreement	Sallie Mae, Inc., in its capacity as administrator, will enter into an administration agreement with each trust, the eligible lender trustee, the servicer and the indenture trustee. Under this agreement, Sallie Mae, Inc. will undertake specific administrative duties for each trust. See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee	The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement. See “Servicing and Administration— Administration Agreement” in this prospectus.

Representations and Warranties of the Depositor	Under the sale agreement for each trust, the depositor, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. The depositor will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of its representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, it may substitute qualified substitute student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by the depositor in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

• principal balance;

• status—in-school, grace, deferment, forbearance or repayment;

• program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-Federal Family Education Loan Program loans;

• school type;

• total return; and

• remaining term to maturity.

Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.

In addition, the depositor will have an obligation to reimburse the trust for:

• any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

See “Transfer and Servicing Agreements— Sale of Student Loans to the Trust; Representations and Warranties of the Depositor.”

Representations and Warranties of the Sellers under the Purchase Agreements	In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans covered by that purchase agreement. These representations and warranties will be similar to the representations and warranties made by the depositor under the related sale agreement. The related seller will have repurchase, substitution and reimbursement obligations under each purchase agreement that match those of the depositor under the sale agreement.

See “Transfer and Servicing Agreements— Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers.”

Covenants of the Servicer	The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, if applicable. It will have an obligation to purchase from a trust, or substitute qualified substitute student loans for, any trust student loan if the trust is materially and adversely affected by a breach of any covenant of the servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.

If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made on the next collection period end date after the applicable cure period has expired, or as described in the related prospectus supplement.

In addition, the servicer has an obligation to reimburse the trust for:

• any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer’s covenants.

See “Servicing and Administration—Servicer Covenants.”

Optional Purchase	Subject to any limitations described in the applicable prospectus supplement, the servicer or another entity specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the securities issued by that trust. See “The Student Loan Pools— Termination” in this prospectus.

Auction of Trust Assets	Subject to any limitations described in the applicable prospectus supplement, the indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when their pool balance reduces to 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the securities issued by that trust. See “The Student Loan Pools— Termination” in this prospectus and “Summary of Terms— Auction of Trust Assets” in the related prospectus supplement.

Tax Considerations	On the closing date for a series, Shearman & Sterling LLP or a law firm identified in the applicable prospectus supplement, as federal tax counsel to the applicable trust, will deliver an opinion that, for U.S. federal income tax purposes:

• the notes of that series will be characterized as debt; and

• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

In addition, a law firm identified in the applicable prospectus supplement as Delaware tax counsel will deliver an opinion that:

• the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes; and

• holders of the securities that are not otherwise subject to Delaware taxation on income will not become subject to Delaware state tax as a result of their ownership of the securities.

By acquiring a note, you will agree to treat that note as indebtedness. By acquiring a certificate, you will agree to treat the related trust either as a partnership in which you are a partner for federal income tax purposes or as otherwise described in the related prospectus supplement.

See “U.S. Federal Income Tax Consequences” and “State Tax Consequences.”

ERISA Considerations	A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings	All of the securities will be rated in one of the four highest rating categories. The prospectus supplement for each trust will specify the ratings for the securities being issued.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

Because The Securities May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	The securities may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.

If A Secondary Market For Your Securities Does Not Develop, The Value Of Your Securities May Diminish	The securities will be a new issue without an established trading market. While we intend to list the securities on a European exchange if specified in the related prospectus supplement, we do not intend to list the securities on any exchange in the United States. We cannot assure you that listing on a European exchange will be accepted nor, in any event, that a secondary market for the securities will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.

The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses	The trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans, the guarantee agreements, and, if so provided in the related prospectus supplement, a reserve account, any other accounts established in the trust’s name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and any other credit or cash flow enhancements to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.

You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans	The majority of the student loans that are owned by the trust will be only 98% guaranteed. If a borrower defaults on a student loan that is only 98% guaranteed, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your securities.

If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities	All of the student loans will be unsecured. As a result, the only security for payment of a student loan is the guarantee provided by the applicable guarantor. Student loans acquired by each trust will be subject to guarantee agreements with a number of individual guarantors. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor’s financial condition could be adversely affected by a number of factors, including:

• the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;

• the amount of claims made against that guarantor as a result of borrower defaults;

•      the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and

•      changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.

If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.

The Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities	If a guarantor is unable to meet its guarantee obligations, the trust may submit claims directly to the Department of Education for payment. The Department of Education’s obligation to pay guarantee claims directly is dependent upon it determining that the guarantor is unable to meet its obligations. If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Financing alternatives consist of various loan consolidation programs including, among others, in-school consolidation loans and the Federal Direct Lending Program. The ability of borrowers to consolidate student loans while they are still in school may cause in-school consolidation loans to experience higher rate of prepayment as the borrowers incur additional indebtedness to fund their continuing education. The ability of borrowers to refinance their existing consolidation loans into the Federal Direct Lending Program may also result in increased prepayments. In addition, a trust may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor. Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to securityholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities	Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral— student loans in this case— and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities	The Higher Education Act requires lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

• the Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

• the guarantors’ inability or refusal to make guarantee payments on the trust student loans.

Loss of any program payments could adversely affect the amount of available funds and the trust’s ability to pay principal and interest on your securities

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities	Under some circumstances, the trust has the right to require the depositor or the servicer to purchase or substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the trust, if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

The Noteholders’ Right To Waive Defaults May Adversely Affect Certificateholders	The noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially and adversely affect the certificateholders.

Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities	Payments on the certificates may be subordinated to payments due on the notes of that series. In addition, some classes of notes may be subordinate to other classes. Consequently, holders of the certificates and the holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and the extent of any subordination.

The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	The securities may be repaid before you expect them to be if:

• the indenture trustee successfully conducts an auction sale or

• the servicer or other applicable entity exercises its option to purchase all the trust student loans.

Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.

The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs	Various incentive programs may be made available to borrowers by the sellers of the student loans. The servicer may also make these incentive programs available to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payment in an amount sufficient to offset the effective yield reductions. If these benefits are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.

Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities	The eligible lender trustee will use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various trusts that reference the same lender identification number.
If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust’s ability to pay you principal and interest on the securities.

The servicing agreement for the trust student loans in a particular trust and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. These provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to a trust from indemnification would not necessarily be adequate to compensate that trust and its noteholders for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities	If a servicer default occurs, the indenture trustee or the noteholders in a given series of securities may remove the servicer without the consent of the eligible lender trustee or any of the certificateholders of that series. Only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor,

• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or

• the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders.

The indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Bankruptcy Of The Depositor Or Any Other Seller Could Delay Or Reduce Payments On Your Securities	We have taken steps to assure that the voluntary or involuntary application for relief by SLM ECFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLM ECFC and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLM ECFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.

SLM ECFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of SLM ECFC or the other sellers should any such seller become subject to an insolvency law.

If SLM ECFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the securities could occur. In addition, if the court ruled in favor of this position, reductions in the amount of payments on the securities could result.

If the transfer of student loans by SLM ECFC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the SLM ECFC or the applicable seller that arises before the transfer of those student loans to the depositor may have priority over that trust’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	Generally if an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the certificateholders. However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.

Furthermore, if an event of default occurs under an indenture, the indenture trustee may sell the related trust student loans without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full). However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors	The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under the Federal Family Education Loan Program. If so, the servicer may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education’s direct consolidation loan program may reduce the volume of loans outstanding under the Federal Family Education Loan Program and result in prepayments of student loans held by the trust.

Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or The Sellers Of The Student Loans And, Accordingly, Adversely Affect Your Securities	The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condi-

tion of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of the sellers of the student loans, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the securities that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans	For loans disbursed on or after July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education Loan Program. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan. It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities	The prospectus supplement for your securities will specify the required ratings for the securities. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, A Trust May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty	To the extent described in the related prospectus supplement, when a class of securities bears interest at a fixed rate, a trust may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of securities is denominated in a currency other than U.S. Dollars, the trust will be required to enter into one or more currency swap agreements with eligible swap counter-parties to hedge against currency risk.

A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty. If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk If An Interest Rate Swap Agreement Terminates	If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

Your Securities Will Have Greater Risk If A Currency Swap Agreement Terminates	To the extent described in the related prospectus supplement, when a class of securities is to be denominated in a currency other than U.S. Dollars, the trust will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:

• principal and interest payments on the related class of securities from U.S. Dollars to the applicable currency; and

• the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Among other events, a currency swap agreement may terminate in the event that either:

• the trust or the related swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

• within 30 calendar days of the date on which the credit ratings of such swap counterparty fall below the required ratings, the related swap counter party fails to:

• obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

• obtain a rating affirmation on the securities; or

• post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the applicable rating agencies.

Upon an early termination of any currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of securities denominated in a currency other than U.S. Dollars. In addition, the trust may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of securities. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, all of the securities bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on your class of securities.

RISKS RELATED TO AUCTION RATE SECURITIES

The Interest Rates On Any Auction Rate Securities Are Subject To Limitations, Which Could Reduce Your Yield	To the extent described in the related prospectus supplement, auction rate securities will be subject to the following risks. The interest rates on the auction rate securities may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs. If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate securities at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for a class of auction rate securities is equal to the student loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate securities and (2) the amount of interest at the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate over (b) the student loan rate will become a carry-over amount, and will be allocated to the applicable notes on succeeding quarterly distribution dates, and paid on the succeeding distribution date, only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption of an auction rate note will be extinguished.

RISKS RELATED TO RESET RATE SECURITIES

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid	To the extent described in the related prospectus supplement, a currency swap agreement supporting payment of reset rate securities denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate securityholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg. If a currency swap agreement is terminated, however, the trust, in turn, will make payments in respect of those reset rate securities, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Securities	Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identity of the remarketing agents, whether such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate securities, or whether such class of securities is subject to mandatory tender by all of the holders. The administrator also will request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate securities wishes to retain its securities or inform them of any procedures to be followed in connection with a mandatory tender of such securities.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate securities may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Securities May Be Downgraded Or You May Suffer A Loss	During any reset period when an accumulation account is being maintained for a class of reset rate securities, the administrator, on behalf of the trust, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the administration agreement. Eligible investments include among other things asset-backed securities and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and have an expected maturity at least one business day before the next reset date for the related class of reset rate securities.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the trust sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your securities, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the trust, other than the accumulation account, to offset these losses, you could suffer a loss on your securities.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Securityholders May Be Delayed, Or Subordinated Securityholders May Suffer A Loss	On and after the date on which the senior securities have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated securities will be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate securities bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated securities. If there are insufficient available funds following any such deposit, principal payments to your subordinated securities may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated securityholders, you may suffer a loss.

If The Holder Of The Call Option Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Security	SLM Corporation will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate securities on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate securities, less any amounts distributed to you by the trust as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Securities	In connection with the remarketing of your class of reset rate securities, if a failed remarketing is declared, your reset rate securities will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate securities, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest	If a failed remarketing is declared, your class of reset rate securities will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate securities on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect a class of reset rate securities. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar securities and you may suffer a loss in yield.

FORMATION OF THE TRUSTS

The Trusts

The depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

•	acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

•	enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

•	issue the securities;

•	make payments on the securities; and

•	engage in other incidental or related activities.

Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related securities to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

•	the trust student loans themselves, legal title to which the eligible lender trustee will hold;

•	all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor and Department of Education payments;

•	all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

•	all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

•	rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

•	rights under the guarantee agreements with guarantors; and

•	any other property described in the prospectus supplement.

The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

Eligible Lender Trustee

The eligible lender trustee for a trust will be the bank or trust company specified in the related prospectus supplement. It will acquire legal title to all trust student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the eligible lender trustee, on behalf of the trust, will purchase student loans from us and make an initial deposit into the collection account, the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. The eligible lender trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general company purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE DEPOSITOR, THE SERVICER AND ADMINISTRATOR AND THE SELLERS

The Depositor

SLM Funding LLC (formerly known as SLM Funding Corporation) is the depositor. SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC, is the sole member of SLM Funding LLC. It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing Association, which was liquidated on December 29, 2004, was the sole member. The depositor was incorporated in Delaware on July 25, 1995 and was converted to a limited liability company on December 31, 2002. The depositor has only limited purposes, which include purchasing student loans from SLM ECFC and other sellers, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 12061 Bluemont Way, V3419, Reston, VA 20190. Its telephone number is (703) 810-3000.

The depositor has taken steps intended to prevent any application for relief by SLM ECFC as sole member under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of SLM ECFC. These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:

•	restrictions on the nature of its business; and

•	a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate limited liability company identity by:

•	maintaining records and books of accounts separate from those of its sole member;

•	refraining from commingling its assets with the assets of its sole member; and

•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans. If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.

Upon each issuance of securities, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The depositor will also represent and warrant that each sale of student loans by the depositor to the trust is a valid sale of those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the student loans as a sale. The depositor, SLM ECFC and each other seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

The Servicer and Administrator

Sallie Mae, Inc. will service the trust student loans on behalf of each trust. It will also act as administrator. Sallie Mae, Inc., which we sometimes refer to as SMI, is a wholly owned subsidiary of SLM Corporation. It manages and operates the loan servicing functions for SLM Corporation and its affiliates. It also acts as administrator for each trust sponsored by the depositor and its affiliates. Effective as of December 31, 2003, SMI merged with Sallie Mae Servicing L.P. SMI was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P. SMI is a Delaware corporation and its principal executive offices are at 12061 Bluemont Way, V3419, Reston, Virginia 20190. Its telephone number is (703) 810-3000.

SMI’s loan servicing centers service the vast majority of student loans owned by SLM Corporation and its affiliates. The centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. As servicer, SMI may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement.

The Sellers

SLM Education Credit Finance Corporation. SLM Education Credit Finance Corporation, formerly known as NM Education Loan Corporation and subsequently as SLM Education Credit Management Corporation, is a wholly-owned subsidiary of SLM Corporation. SLM ECFC was formed on July 27, 1999. It changed its name to SLM Education Credit Finance Corporation on November 19, 2003. SLM ECFC purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the FFELP loan program described in Appendix A to this prospectus. It also purchases loans made by these affiliates that are not originated under the FFELP loan program, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, loans that are privately insured by entities other than the guarantors and not reinsured by the federal government and loans that are not insured.

SLM Education Loan Corp. SLM Education Loan Corp. is a wholly-owned subsidiary of SLM Corporation. We sometimes refer to SLM Education Loan Corp. as SLM ELC. SLM ELC was incorporated in Delaware on April 29, 1998. SLM ELC originates Stafford Loans, SLS Loans and PLUS Loans under the FFELP loan program described in Appendix A to this prospectus. It also originates consolidation loans. In addition, SLM ELC holds a portfolio of Stafford Loans, SLS Loans, PLUS Loans and consolidation loans which it was assigned or received as a part of a capital contribution from SLM Corporation.

VG Funding, LLC. VG Funding, LLC is a limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to VG Funding, LLC as VG Funding. VG Funding was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit loans programs, for re-sale in various securitization transactions. Sallie Mae, Inc. services all loans owned by VG Funding. Chase Bank USA, National Association acts as interim eligible lender trustee on behalf of VG Funding.

The Other Sellers. If your securities will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the prospectus supplement or your securities will provide you details about that other seller.

The prospectus supplement for a series may contain additional information concerning the administrator, the depositor, the servicer or the sellers.

THE STUDENT LOAN POOLS

The depositor will purchase the trust student loans from the seller or sellers described in the prospectus supplement for your securities out of the portfolio of student loans held by that seller. The trust student loans must meet several criteria, including:

•	Each loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under the FFELP.

•	Each loan was originated in the United States, its territories or its possessions in accordance with a FFELP program.

•	Each loan contains terms required by the program and the applicable guarantee agreements.

•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

•	Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

•	the composition of the pool,

•	the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

•	the borrowers’ states of residence, and

•	the percentages of the student loans guaranteed by the applicable guarantors.

SLM Corporation’s Student Loan Financing Business

SLM Corporation operates its student loan financing business through several subsidiaries, including SLM ECFC, SLM ELC, and VG Funding. We sometimes refer to SLM Corporation and its family of subsidiaries as Sallie Mae. These companies originate and purchase student loans insured under various federally sponsored programs. These companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the Department of Education. They also originate consolidation loans.

These companies also purchase loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.

They purchase insured loans from various sources including:

•	commercial banks, thrift institutions and credit unions,

•	pension funds and insurance companies,

•	educational institutions, and

•	various state and private nonprofit loan originating and secondary market agencies.

These purchases occur at various times including:

•	shortly after loan origination;

•	while the borrowers are still in school;

•	just before their conversion to repayment after borrowers graduate or otherwise leave school; or

•	while the loans are in repayment.

In addition to buying loans on a spot basis, these companies enter into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. SLM Corporation, through one of these companies, offers these lenders commitment contracts under which they have the right or the obligation to sell a specified amount of loans over a specified term, usually two to three years.

In conjunction with commitment contracts, the purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:

•	its automated loan administration system called PortSS® for the lender to use prior to loan sale; or

•	its loan origination and interim servicing system called ExportSS®.

Both PortSS and ExportSS provide the applicable Sallie Mae entity and the lender with the assurance that the loans will be administered by the servicer’s computerized servicing systems.

Servicing. Prior to purchase of a loan by the applicable Sallie Mae entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Sallie Mae entity.

The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The servicer’s internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. SLM Corporation and its subsidiaries, including the sellers to the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

Consolidation/ Repayment Programs. Consolidation and repayment programs made available by Sallie Mae companies to student loan borrowers will continue to be made available to borrowers with trust student loans. SLM Corporation and its subsidiaries currently participate in the consolidation loan program. Therefore, the transfer and servicing agreements permit the applicable seller to purchase student loans from the trust to effect consolidations at the request of borrowers. See “Appendix A— Federal Family Education Loan Program— Consolidation Loan Program.”

In addition, many Sallie Mae companies offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term.

In other cases, the Sallie Mae companies offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

These companies also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.

Incentive Programs. SLM Corporation and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:

•	Great Rewardssm. Under the Great Rewardssm program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

•	Great Returnssm. Under the Great Returnssm program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower’s origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

•	Direct Repay plan. Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

•	Cash Back plan. Under the Cash Back plan, borrowers whose loans were disbursed between July 1, 2002 and June 30, 2003 with a Sallie Mae lender partner and who enroll in Manage Your Loanssm, the servicer’s on-line account manager, who agree to receive their account information by e-mail and who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

We cannot predict how many borrowers will participate in these programs.

These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments in an amount sufficient to offset the effective yield reductions.

Delinquencies, Defaults, Claims and Net Losses

Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education’s Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related sale agreement.

Termination

For each trust, the obligations of the servicer, the depositor, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

•	the payment to the securityholders of all amounts required to be paid to them.

The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cut-off dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes and certificates. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. SLM ECFC, any other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, SLM ECFC, any other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance together with the aggregate initial principal balances, of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates.

TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the important terms of the sale agreements under which the trusts will purchase student loans from the depositor, and the purchase agreements under which the depositor will acquire the student loans from the seller specified in the prospectus supplement for your securities. We have filed forms of the sale agreement and purchase agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the sale agreements and the purchase agreements. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.”

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

•	each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

•	the information provided about the student loans is true and correct as of the cutoff date,

•	each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee agreement; and

•	each student loan is guaranteed by the applicable guarantor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:

•	for any shortfall between:

•	the purchase amount of the qualified substitute student loans, and

•	the purchase amount of the trust student loans being replaced; and

•	for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

The Student Loan Marketing Association was liquidated on December 29, 2004 pursuant to a plan of liquidation.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

On the closing date, the depositor will sell to the eligible lender trustee, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The eligible lender trustee concurrently with that sale will issue the certificates and notes. The trust will apply net proceeds from the sale of the notes and certificates to purchase the student loans from the depositor.

In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of securityholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the securityholders for any uncured breach. The depositor’s repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

•	the amount in the pre-funding account on the closing date,

•	the length of the funding period, and

•	the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the securityholders will receive any remaining amounts.

Amendments to Transfer and Servicing Agreements

The parties to the transfer and servicing agreements may amend them without the consent of securityholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, the amendment will not materially and adversely affect the interests of the noteholders or certificateholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders and certificateholders. However, such an amendment may not reduce the percentage of the notes or certificates required to consent to an amendment, without the consent of the holders of all the outstanding notes and certificates.

SERVICING AND ADMINISTRATION

General

The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

For any series of securities, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.

In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

Each trust account will be either:

•	a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

•	a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Servicing Procedures

Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by SLM Corporation and its affiliates and in compliance with the Higher Education Act, the guarantee agreements and all other applicable federal and state laws.

The duties of the servicer include the following:

•	collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

•	responding to inquiries from borrowers;

•	attempting to collect delinquent payments; and

•	sending out statements and payment coupons to borrowers.

In addition, the servicer will keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the eligible lender trustee and the securityholders, in accordance with the servicer’s customary practices and as specifically required in the servicing agreement.

Payments on Student Loans

The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

However, for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

Servicer Covenants

For each trust, the servicer will agree that:

•	it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

•	it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower’s account is less than $50;

•	it will do nothing to impair the rights of the certificateholders and noteholders in the trust student loans; and

•	it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act— currently either 98% or 100%— plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the servicer will be obligated to reimburse the related trust:

•	for the shortfall, if any, between

•	the purchase amount of any qualified substitute student loans

and

•	the purchase amount of the trust student loans being replaced; and

•	for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

•	a specified annual percentage of the pool balance;

•	a unit amount based on the number of accounts and other activity or event related fees;

•	any combination of these; or

•	any other formulation described in the related prospectus supplement.

The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement.

The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

•	collecting and posting all payments,

•	responding to inquiries of borrowers on the trust student loans,

•	investigating delinquencies,

•	pursuing, filing and collecting any program payments,

•	accounting for collections,

•	furnishing monthly and annual statements to the trustees, and

•	paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the eligible lender trustee, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and eligible lender trustee notice of servicer defaults under the servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

Matters Regarding the Servicer

The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

•	the successor to the servicer’s operations assumes in writing all of the obligations of the servicer,

•	the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to security holders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

•	its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer’s actions, or

•	any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

A servicer default under each servicing agreement will consist of:

•	any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee;

•	any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, eligible lender trustee or administrator or (2) to the servicer, the indenture trustee and eligible lender trustee by holders of 50% or more of the notes (or the senior notes, if applicable) or certificates (or subordinate notes, if applicable);

•	the occurrence of an insolvency event involving the servicer; and

•	any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions.

Rights Upon Servicer Default

As long as a servicer default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes, or senior notes, if applicable, may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the eligible lender trustee or the certificateholders, (or the subordinate noteholders, if applicable, will have the ability to remove the servicer if a default occurs while the notes, or senior notes, if applicable, are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes and certificates. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each trust, the holders of a majority of the outstanding notes, or senior notes, if applicable, or a majority of the outstanding certificates, or subordinate notes, if applicable, in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders, or the senior noteholders, if applicable, may, on behalf of all noteholders and certificateholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders, or the senior noteholders, if applicable, have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the certificateholders, or the subordinate noteholders, if applicable. No waiver will impair the noteholders’ or certificateholders’ rights as to subsequent defaults.

Administration Agreement

Sallie Mae, Inc., as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

•	directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

•	preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

•	providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SMI may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SMI’s duties under the administration agreement.

Each administration agreement will provide that SMI may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates.

Administrator Default

An administrator default under the administration agreement will consist of:

•	any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

•	any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•	any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given:

(1)	to the administrator by the indenture trustee or the eligible lender trustee, or

(2)	to the administrator, the indenture trustee and the eligible lender trustee by holders of 50% or

(3)	more of the notes, or senior notes, if applicable, or certificates, or subordinate notes if applicable; and

•	the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes, or senior notes, if applicable, may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the eligible lender trustee or the certificateholders, or the subordinate noteholders, if applicable, may remove the administrator if an administrator default occurs while the notes, or senior notes, if applicable, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes and the certificates.

Statements to Indenture Trustee and Trust

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and eligible lender trustee as of the end of the preceding collection period. The statement will include:

•	the amount of principal distributions for each class;

•	the amount of interest distributions for each class and the applicable interest rates;

•	the pool balance at the end of the preceding collection period;

•	the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

•	the servicing and the administration fees for that collection period;

•	the interest rates, if available, for the next period for each class;

•	the amount of any aggregate realized losses for that collection period;

•	the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

•	the amount of any carryover servicing fee for that collection period;

•	the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

•	the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer, any seller from the trust in that collection period;

•	the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

•	the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

TRADING INFORMATION

The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

•	borrower default, death, disability or bankruptcy;

•	the closing of the borrower’s school;

•	the school’s false certification of borrower eligibility;

•	liquidation of the student loan or collection of the related guarantee payments; and

•	purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

Some of the terms of payment that a seller offers to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related securities could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and certificates and reduce the effective yield on student loans included in the trust.

The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, incentive payment programs or repayment programs currently or in the future made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See “The Student Loan Pools SLM Corporation’s Student Loan Financing Business— Incentive Programs.”

In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

•	the original denomination of your note or certificate; and

•	the applicable pool factor.

Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See “Additional Information Regarding the Securities— Reports to Securityholders” in this prospectus.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined, reset rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also “Additional Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities”. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See “Additional Information Regarding the Securities—Distributions” and “—Credit and Cash Flow or other Enhancement or Derivative Arrangements.”

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

The Indenture

General. The notes will be issued under and secured by an indenture entered into by the trust, the eligible lender trustee and the indenture trustee.

Modification of Indenture. With the consent of the holders of a majority of the affected notes of the related series, the indenture trustee and the eligible lender trustee may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.

However, without the consent of the holder of each affected note, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

•	change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

•	change the place of payment or the payment currency for any note;

•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

•	reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

•	modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

•	reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

•	modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

•	modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•	permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

Events of Default; Rights Upon Event of Default. An “event of default” under the indenture will consist of the following:

•	a default for five business days or more in the payment of any interest on any note after it is due;

•	a default in the payment of the principal of any note at maturity;

•	a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes, or senior notes, if applicable; or

•	the occurrence of an insolvency event involving the trust.

The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, or senior notes, if applicable, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes, or senior notes, if applicable.

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

•	exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture;

•	sell those properties; or

•	elect to have the eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

•	the holders of all the outstanding notes, or senior notes, if applicable, consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, or senior notes, if applicable, at the date of the sale, or

•	the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes, or senior notes, if applicable, had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes, or senior notes, if applicable.

Such a sale also requires the consent of the holders of a majority of the outstanding certificates, or subordinate notes, if applicable, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates or subordinate notes, if applicable.

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default,

•	the holders of not less than 25% of the outstanding notes, or senior notes, if applicable, have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

•	the holder or holders have offered the indenture trustee reasonable indemnity,

•	the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes, or senior notes, if applicable.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each seller, the depositor, the administrator, the servicer, the eligible lender trustee in its individual capacity, the certificateholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•	the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

•	no default will occur and be continuing immediately after the merger or consolidation,

•	the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation, and

•	the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

Each trust will not:

•	except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

•	claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

•	except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

•	permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust —The Trust.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee must appoint a successor. The eligible lender trustee may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

DESCRIPTION OF THE CERTIFICATES

General

For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

If issued, the certificates will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. DTC’s nominee, Cede & Co., is expected to be the holder of record of the certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee. Certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that their certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, reset rate or any combination of the foregoing.

To the extent provided in the related prospectus supplement, the trust may include one or more classes of certificates whose proceeds of issuance will be used to pay in full or in part another security issued by the trust, each as described in the related prospectus supplement.

The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

ADDITIONAL INFORMATION REGARDING THE SECURITIES

Each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes— Principal and Interest on the Notes” and “Description of the Certificates” in this prospectus.

Floating Rate Securities

Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

Floating rate securities also may have either or both of the following:

•	a maximum limitation, or ceiling, on its interest rate, and

•	a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

Auction-Rate Securities

Unless stated otherwise in the applicable prospectus supplement, the interest rate for auction rate securities will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate securities will be payable on the first business day following the expiration of each accrual period for the auction rate securities.

Determination of Note Interest Rates. The procedures that will be used in determining the interest rates on the auction rate securities are summarized in the following paragraphs.

The interest rate on each class of auction rate securities will be determined periodically by means of a “Dutch Auction.” rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate securities. Auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker dealers.

In the auction, the following types of orders may be submitted:

•	“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate securities for the upcoming accrual period;

•	“sell orders”—an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

•	“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate securities, is willing to accept in order to buy a specified principal amount of auction rate securities.

If an existing investor does not submit orders with respect to all its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate securities.

(a) Assumptions:

1. Denominations (Units)	= $50,000
2. Interest period	= 28 days
3. Principal amount outstanding	= $50 Million (1000 Units)

(b) Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
	100 Units Sell	60 Units at 3.00%
60 Units at 3.02%	200 Units Sell	100 Units at 3.05%
100 Units at 3.10%
120 Units at 3.05%	400 Units	100 Units at 3.11%
100 Units at 3.14%
200 Units at 3.12%
200 Units at 3.10%		700 Units
200 Units at 3.15%
600 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c) Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)
1.	20(W)	20	2.90%	7.	200(W)	600
2.	40(W)	60	2.95%	8.	100(W)	700
3.	60(W)	120	3.00%	9.	100(W)	800
4.	60(W)	180	3.02%	10.	200(W)	1000
5.	100(W)	280	3.05%	11.	100(L)
6.	120(W)	400	3.05%	12.	200(L)

(W) Winning Order             (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate which will be set forth in the applicable prospectus supplement.

If a payment default has occurred, the rate will be the non-payment rate.

Maximum Auction Rate And Interest Carry-Overs. If the auction rate for a class of auction rate securities is greater than the maximum auction rate, then the interest rate applicable to those auction rate securities will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate securities is set at the student loan rate, the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, (b) over the student loan rate will be carried over for that class of auction rate securities. If there are insufficient bid orders to purchase all the auction rate securities of a class of auction rate securities offered for sale in an auction and the interest rate for that class of auction rate securities is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate securities. The carry-over amount will bear interest calculated at the one-month LIBOR rate. The ratings of the notes do not address the payment of carry-over amounts or interest accrued on carry-over amounts.

The carry-over amount for any class of auction rate securities plus any interest accrued thereon will be allocated to the auction rate securities on a quarterly distribution date to the extent funds are available as described in the prospectus supplement on that quarterly distribution date. Any carry-over amount and interest accrued on the carry-over amount so allocated will be paid to the registered owner on the record date with respect to which the carry-over amount accrued on the immediately succeeding auction rate distribution date.

Changes in Auction Period. The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate securities. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes as described in the prospectus supplement. Any adjusted auction period, unless otherwise set forth in the prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date. The broker-dealers may specify a different auction date for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate securities. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

The Reset Rate Securities

General. The applicable currency and interest rate for a class of reset rate securities will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

Interest. Interest will be payable on the reset rate securities on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, interest on a class of reset rate securities during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	if a class of reset rate securities is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•	if a class of reset rate securities is denominated in a currency other than U.S. Dollars, generally, the Actual/ Actual (ISMA) accrual method as described in “—Determination of Indices” below or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement.

Interest on a class of reset rate securities during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Interest on a class of reset rate securities during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices— Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate securities bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated securities, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate securities is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate securities bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.

Principal. In general, payments of principal will be made or allocated to any class of reset rate securities on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate securities may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate securities is structured in this manner, amounts that otherwise would have been paid to the reset rate securityholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate securityholders of such class, or to the related swap counterparty for payment to the reset rate securityholders of such class, if the reset rate securities are then denominated in a currency other than U.S. Dollars.

Reset Periods. During the initial reset period for each class of reset rate securities, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate securities may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate securities.

The applicable currency and interest rate on each class of reset rate securities will be reset as of each reset date as determined by:

•	the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate securities is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate securities are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate securityholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate securities is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate securities and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below. The spread for each reset period will be determined in the manner described under “—Spread Determination Date”.

Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate securities pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate securities is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

Interest on each class of reset rate securities during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate securities are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate securities are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date. The initial reset dates for each class of reset rate securities will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate securityholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Securities; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish the following terms for the reset rate securities on or prior to the remarketing terms determination date, which terms will be applicable during the upcoming reset period:

•	the expected remaining weighted average life of that class of reset rate securities under several assumed prepayment scenarios;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	if two or more classes of reset rate securities are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	the applicable currency;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•	whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case generally, but not exclusively, wherever such class bears a fixed rate of interest);

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in floating rate mode, whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	the applicable interest rate day-count basis;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require satisfaction of the “rating agency condition,” which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the holders of the applicable class of reset rate securities, the indenture trustee and the rating agencies on the related remarketing terms determination date.

If a class of reset rate securities is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate securityholders of that class will be given not less than two business days to choose whether to hold their reset rate securities by delivering a hold notice to the remarketing agents, in the absence of which their reset rate securities will be deemed to have been tendered. See “—Tender of Reset Rate Securities; Remarketing Procedures” below. If a class of reset rate securities is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related securityholders will be deemed to have tendered their reset rate securities on the related reset date, regardless of any desire by such holders to retain their ownership thereof, and no all-hold rate will be applicable.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all securityholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the securityholders elect to hold their reset rate securities for the next reset period, the related reset rate will be the all-hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.

In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Securities; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate securities will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their securities or any mandatory tender of their securities. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Call Option. Each class of reset rate securities will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of that class of reset rate securities, exercisable at a price equal to 100% of the principal balance of that class of reset rate securities, less all amounts distributed to the related securityholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to such date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of such call option.

If a call option is exercised, the interest rate for the related class of reset rate securities following the reset date of the purchase under the call option will be:

•	if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•	if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

•	a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate securities.

In addition, for reset rate securities listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of the exercise of a call option and will cause to be published a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort).

Spread Determination Date. Three business days prior to the related reset date, which we refer to as the “spread determination date”, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate securities that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate securities that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate securities to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate securities. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate securities is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Securities—Identification Numbers” below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream, Luxembourg’s respective procedures, the indenture trustee, the Luxembourg Stock Exchange, if the related class of reset rate securities is then listed on the Luxembourg Stock Exchange, or another applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counter- party or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

Timeline: The following chart shows a timeline of the remarketing process:

Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate securities at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate securities themselves);

•	one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and “—Fixed Rate Mode” below;

•	the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate securities at a time when such securities are denominated in U.S. Dollars:

•	all holders of that class will retain their reset rate securities (including in all deemed mandatory tender situations);

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•	the related reset period will be three months; and

•	any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate securities at a time when such securities are denominated in a currency other than U.S. Dollars:

•	all holders of that class will retain their reset rate securities;

•	that class will remain denominated in the then-current non-U.S. Dollar currency;

•	each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•	the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate securityholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

If there is a failed remarketing of a class of reset rate securities, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate securities to be remarketed on the related reset date.

Foreign Exchange Mode. A class of reset rate securityholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate securities are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•	to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•	to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•	on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate securities using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•	on or before each distribution date, (1) the rate of interest on the related class of reset rate securities multiplied by the outstanding principal balance of the related class of reset rate securities denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate securities, including, on the maturity date for the related class of reset rate securities, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate securities, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•	with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate securities from and including the related reset date to, but excluding, the second business day following the related reset date; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate securities, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate securities in the applicable currency;

•	on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate securities, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate securities; provided that if so provided in the related prospectus supplement, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate securities, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate securities being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the related class of reset rate securities is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the related class of reset rate securities.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate securities, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate securities. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate securities must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the related class of reset rate securities either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate securityholders desiring to retain some or all of their reset rate securities will be required to repurchase such reset rate securities through the remarketing agents. Such reset rate securityholders may not be allocated their desired amount of securities as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate securities are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate securities following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/ applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for that class of reset rate securities denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate securityholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate securityholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related securityholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate securities as described below, payments of interest and principal to the related reset rate securityholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate securities in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate securities.

Floating Rate Mode. If a class of reset rate securities is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate securities bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

Principal payments on a class of reset rate securities in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.

Fixed Rate Mode. If a class of reset rate securities is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•	the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate securities to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

Interest on a class of reset rate securities during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate securities during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/ Actual (ISMA) accrual method as described under “—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

Principal on a class of reset rate securities during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate securities and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate noteholders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate securities, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate securities will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate securities, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The related indenture trustee, subject to sufficient available funds therefore, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

In addition, if a class of reset rate securities is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date, if the related class of reset rate securities is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

•	the related reset date of an exercise of the call option;

•	the distribution date on which the outstanding principal balance of the related class of reset rate securities is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

•	the maturity date of the related class of reset rate securities.

No interest rate swap agreement with respect to a class of reset rate securities then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate securities, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate securities by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate securities for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate securities will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•	inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate securities is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate securities, or (2) if the applicable class of reset rate securities is then in, or to be reset in, foreign exchange mode, that such class of securities is subject to mandatory tender by all of the holders thereof, and

•	request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate security wishes to retain its securities or any procedures to be followed in connection with a mandatory tender of such security, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate securities. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate securities, the administrator will establish procedures for the delivery of any such notice to the related securityholders.

On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related securityholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.

On the reset date that commences each reset period, if the reset rate securities are not subject to mandatory tender, each reset rate security will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate security. If the related class of reset rate securities are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate securities through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate securities through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate securities for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate securities pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate securities will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate securities of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate securities at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate securities tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate securities and, in their sole discretion, elect not to purchase those reset rate securities, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

No securityholder or beneficial owner of any reset rate security will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate security. The remarketing agents will have the option, but not the obligation, to purchase any reset rate securities tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate securities. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate securities may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of securities, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior securities, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior securities.

Determination of Indices

Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. For any class of securities that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/ 360 day year. If a class of securities bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate securities bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate securityholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/ Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below. If the reset rate securities bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate securityholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR. LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Money line Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Money line Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	“LIBOR determination date” means, for each accrual period, the second business day before the beginning of that accrual period.

•	“Money line Telerate Page 3750” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	“Reference Banks” means four major banks in the London interbank market selected by the administrator.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based securities, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

GBP-LIBOR. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period. For any GBP-LIBOR-based securities, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 365-day year.

EURIBOR. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

For this purpose:

•	“EURIBOR determination date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•	“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•	“Telerate Page 248” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.

For any EURIBOR-based reset rate securities, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Commercial Paper Rate. If the reset rate securities bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N × D	× 100
360(D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the reset rate securities bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15. Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•	If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the reset rate securities bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading “Federal Funds Rate”.

The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

•	If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the reset rate securities bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If reset rate securities bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

•	If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Other Indices. If the reset rate securities are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate securities.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of securities.

To the extent specified in any prospectus supplement, one or more classes of securities of the trust may have targeted scheduled distribution dates on which the securities will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional securities in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional securities, which may be issued publicly or privately, will be applied to pay the specified class of original securities in the manner set forth in the related prospectus supplement, and the additional securities will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

•	subordination of one or more classes of securities,

•	reserve accounts,

•	capitalized interest accounts,

•	accumulation accounts,

•	supplemental interest accounts,

•	investment premium purchase accounts,

•	investment reserve accounts,

•	currency accounts,

•	remarketing fee accounts,

•	future distribution accounts,

•	over-collateralization,

•	letters of credit, credit or liquidity facilities,

•	cash collateral accounts,

•	financial insurance,

•	commitment agreements,

•	surety bonds,

•	guaranteed investment contracts,

•	swaps, including interest rate and currency swaps and cap agreements,

•	exchange agreements,

•	interest rate protection agreements,

•	repurchase obligations,

•	put or call options,

•	yield protection agreements,

•	other agreements providing for third party payments,

•	any combination of the foregoing, or

•	other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, the administrator will establish a reserve account for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Insolvency Events

Each trust agreement will provide that the eligible lender trustee may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all certificateholders of the related series. In order to commence a voluntary bankruptcy, all certificateholders must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedelbank, société anonyme, or the Euroclear System in Europe, which is known as Euroclear.

Cede & Co., as nominee for DTC, will hold one or more global notes and certificates. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or

Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B in this prospectus.

DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./ N.V.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Reset Rate Securities

Form and Denomination. Interests in the reset rate securities will be represented by one or more of the following types of global notes:

•	for reset rate securities denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

•	for reset rate securities denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).

On or about the closing date for the issuance of any class of reset rate securities, the administrator on behalf of the trust will deposit:

•	a U.S. global note certificate for each class of reset rate securities with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

•	one or more corresponding non-U.S. global note certificates with respect to each class of reset rate securities with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.

On each reset date, the aggregate outstanding principal balance of that class of reset rate securities will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate securities, depending on whether that class of reset rate securities is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate securities. At all times, with respect to each class of reset rate securities, there will be only one U.S. and one non-U.S. global note certificate for such reset rate securities.

Investors may hold their interests in a class of reset rate securities represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate securities represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.

Investors may hold their interests in a class of reset rate securities represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate securities represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.

Because of time zone differences, payments to reset rate securityholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for securities denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate securityholders holding U.S. Dollar denominated reset rate securities clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those securityholders’ interests are held indirectly through participants in European clearing systems.

The reset rate securities will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their securities. With respect to reset rate securities denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate securities and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.

On each related reset date, a schedule setting forth the required terms of the related class of reset rate securities for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

Identification Numbers. Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate securities denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of a each class or reset rate securities denominated in a currency other than U.S. Dollars. Each class of reset rate securities will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate securities had the option to retain their reset rate securities, but less than 100% of such securityholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate securities. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate securities for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate securities is denominated in a currency other than U.S. Dollars payments required to be made to tendering securityholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate securities (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate securities will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Euro Securities

We expect to deliver securities denominated in Euros in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in Euros. We will issue the Euro securities as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./ N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in the Euro Securities and all transfers relating to the Euro securities will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of the Euro securities will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the Euro securities will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in the Euro securities will receive payments relating to their notes in Euros. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the Euro securities will not be entitled to have the securities registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Euro security must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their Euro securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Euro securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro securities through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Securities

The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Securityholders

Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

Reports to Securityholders

On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under “Servicing and Administration— Statements to the Indenture Trustee and the Trust” in this prospectus. These statements and reports will be included with filings to be made with the SEC under the Securities Exchange Act of 1934 and the rules promulgated thereunder. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See “U.S. Federal Income Tax Consequences” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the eligible lender trustee on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected under the provisions of the Higher Education Act, by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

•	A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

•	A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee’s interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the eligible lender trustee in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the eligible lender trustee free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the eligible lender trustee.

Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

•	purchased the student loans in the ordinary course of its business,

•	took possession of the student loans, and

•	acquired the student loans for new value and without actual knowledge of the related eligible lender trustee’s interest,

then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Student Loans Generally Not Subject to Discharge in Bankruptcy

Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies and traders that elect to mark-to-market their securities). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold securities as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion also assumes that, with respect to securities reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.

This discussion is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the securities. Thus, there can be no assurance that the U.S. federal income tax consequences of the securities described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a security to any holder who is not a U.S. person. As used herein, “U.S. person” means a person that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

For purposes of this discussion, references to the trust, the securities and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. References to a holder of a security generally are deemed to refer to the beneficial owner of the security.

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Securities In General

Treatment of the Securities as Indebtedness. Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes and of the certificates will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the securityholders will agree by their purchase of the securities, to treat the securities as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the securities is correct. Treatment of the securities as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Securityholders should consult their own tax advisors regarding the possibility that the securities could be treated as equity interests.

Stated Interest. Stated interest on the securities will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the securities.

Original Issue Discount. Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount. Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated securities as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless otherwise stated herein, the discussion below assumes that all payments on the securities are denominated in U.S. dollars, and that the interest formula for the securities meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount, or OID, except as described forth below. If these conditions are not satisfied with respect to a series of securities, additional tax considerations with respect to the securities will be disclosed in the prospectus supplement.

A security will be treated as issued with OID if the excess of the security’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the security’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities, calculated using the “prepayment assumption,” if any, used in pricing the securities and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a security should be the first price at which a substantial amount of the securities is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a security of a series is generally equal to all payments on a security other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the security. Any de minimis OID must be included in income as principal payments are received on the securities in the proportion that each such payment bears to the original principal balance of the security. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

If the securities are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a security for each day during the taxable year or portion of the taxable year in which the holder holds the security. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the securities issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

Holders of the securities should consult their own tax advisors regarding the impact of the OID rules in the event that securities are issued with OID. In the event a holder purchases a security issued with OID at an acquisition premium— that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price— the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the security in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

An initial holder who owns an interest in more than one class of securities with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

Market Discount. The securities, whether or not issued with original issue discount, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the security at a market discount— that is, a discount from its stated redemption price at maturity or, if the securities were issued with OID, adjusted issue price— that exceeds a de minimis amount specified in the Code. If the holder acquires the security at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a security issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a security with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a holder purchases a security at a premium— that is, an amount in excess of the amount payable at maturity— the holder will be considered to have purchased the security with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under “—Market Discount” over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the security will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a security held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the security.

Election to Treat all Interest as OID. A holder may elect to include in gross income all interest with respect to the securities, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under “—Original Issue Discount.” This election will generally apply only to the specific security for which it was made. It may not be revoked without the consent of the IRS. Holders should consult their own tax advisors before making this election.

Sale or Other Disposition. If a holder of a security sells the security, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the security. The adjusted tax basis will equal the holder’s cost for the security, increased by any market discount, OID and gain previously included by the holder in income with respect to the security, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the securityholder with respect to the security. Any such gain or loss will be capital gain or loss if the security was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the security was held for more than one year. Capital losses generally may be used only to offset capital gains.

Waivers and Amendments. An indenture for a series may permit securityholders to waive an event of default or rescind an acceleration of the securities in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the securities, could be treated for federal income tax purposes as a constructive exchange by a holder of the securities for new securities, upon which gain or loss might be recognized.

Tax Consequences to Foreign Investors. The following information describes the material U.S. federal income tax treatment of investors in the securities that are foreign persons. The term “foreign person” means any person other than a U.S. person, as defined above. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors should consult their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the securities.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:

•	is not actually or constructively a “10 percent shareholder” of SLM Corporation or a “controlled foreign corporation” with respect to which SLM Corporation is a “related person” within the meaning of the Code, and

•	provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address. For beneficial owners that are individual or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see “Appendix B— U.S. Federal Income Tax Documentation Requirements” in this prospectus.

Any capital gain realized on the sale or other taxable disposition of a security by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a security held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder— although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished— generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each securityholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the securities and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients— generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each securityholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt securityholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the securityholder, or the proceeds from the sale or other disposition of the securities, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Securities

The discussion under this heading addresses the U.S. federal income tax consequences to a holder (which, as stated above, is assumed to be a U.S. person for purposes of this discussion) whose functional currency is the U.S. dollar of the ownership and disposition of securities denominated in a currency other than U.S. dollars (“foreign exchange securities”), such as Euro securities and reset rate securities in foreign exchange mode.

With respect to currencies other than U.S. dollars, currency gains and losses are generally subject to special timing and characterization rules. Such rules, however, will not apply to a holder who enters into a “qualified hedging transaction.” A qualified hedging transaction is an integrated economic transaction consisting of a “qualifying debt instrument,” as defined in section 1.988-5(a)(3) of the Treasury regulations, and a “section 1.988-5(a) hedge,” as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder or the IRS, is treated as a single transaction for U.S. federal income tax purposes, the effect of which is to treat a holder as owning a U.S. dollar denominated synthetic debt instrument. See “U.S. Federal Income Tax Consequences— Tax Consequences to Holders of Securities In General” above. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to foreign exchange securities.

A holder of a foreign exchange security who uses the cash method of accounting will be required to include in income the U.S. dollar value of the applicable currency denominated interest payment determined on the date the payment is received by using the spot rate for that date regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value of the applicable currency will be the holder’s tax basis in such currency.

A holder of a foreign exchange security who uses the accrual method will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a foreign exchange reset rate note during the applicable accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The holder will recognize ordinary income or loss with respect to accrued interest income on the date the payment in respect of such income, including a payment attributable to accrued but unpaid interest upon the sale, exchange or retirement of a foreign exchange security, is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the applicable currency denominated payment received, determined on the date the payment is received by using the spot rate for that date, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as discussed above.

A holder of a foreign exchange security who uses the accrual method may elect to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt (“spot accrual convention”; the amount of such translated interest income is referred to below as the “translated amount”). A holder of a foreign exchange security that makes such an election must apply it consistently to all debt instruments held by such holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such holder and cannot change the election without the consent of the IRS.

A holder’s tax basis in a foreign exchange security will be the U.S. dollar value of the applicable currency denominated amount paid for such security determined on the date of its purchase. A holder of a foreign exchange security who purchases a foreign exchange security with previously owned non-U.S. dollar currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder’s tax basis in the applicable currency and the U.S. dollar fair market value of the foreign exchange security on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign exchange security that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions. As noted above, a holder of a foreign exchange security who uses the cash method of accounting will determine the holder’s interest income inclusion using the spot rate on the date of payment. In addition, currency gains or losses with respect to the principal balance of the foreign exchange securities will be recognized in amounts equal to the difference between:

•	the U.S. dollar value of the applicable currency denominated principal balance determined on the date such payment is received or the foreign exchange security is disposed of by using the spot rate for the date of receipt or disposition, and

•	the U.S. dollar value of such currency denominated principal balance determined on the date the holder acquired the foreign exchange security by using the spot rate for the date of acquisition.

In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the sum of:

•	the difference between: (1) the U.S. dollar value of the applicable currency denominated principal balance of the foreign exchange security, determined on the date such payment is received or the security is disposed of, by using the spot rate for the rate for the date of receipt or disposition, and (2) the U.S. dollar value of such currency denominated principal balance of the foreign exchange security, determined on the date the holder acquired such security, by using the spot rate for the date of acquisition, and

•	the difference between: (1) the U.S. dollar value of the payment of any accrued interest on the foreign exchange security, determined on the date such payment is received or the security is disposed of, by using the spot rate for the date of receipt or disposition, and (2) the translated amount.

The non-U.S. dollar currency gain or loss will be recognized only to the extent of the total gain or loss realized by a holder of a foreign exchange security on the sale, exchange or retirement of such security. Any non-U.S. dollar currency gain or loss recognized by a holder will be treated as U.S. source gain or loss. Any gain or loss realized by such a holder in excess of the non-U.S. dollar currency gain or loss will generally be capital gain or loss. Holders who realize a loss on the sale, exchange or other disposition of their foreign exchange securities (including a loss realized upon a mandatory tender of such securities on a reset date) and who repurchase such securities within 30 days should be aware that their ability to recognize the loss might be limited by section 1091 of the Code.

Original issue discount, if any, on a foreign exchange security will be determined for any accrual period in the relevant currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis. Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of principal or the sale, exchange or retirement of a foreign exchange security), a holder will recognize exchange gain or loss to the extent of the difference between such holder’s basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the translated amount of such original issue discount, i.e., the U.S. dollar value of such payment (determined by translating any non-U.S. dollar denominated amount received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions.

Except with respect to a holder who does not elect to amortize bond premium under section 171 of the Code, any bond premium on a foreign exchange security will be determined for an accrual period in the applicable currency, and such amount will reduce (in units of the relevant currency) the amount of interest income that the holder would otherwise report with respect to such securities. As described above, a holder who uses the cash method of accounting would translate interest income based on the spot rate on the date of receipt, and a U.S. holder who uses the accrual method of accounting would translate interest income based on the average exchange rate for the accrual period, unless such holder elected to use the spot accrual convention. Additionally, exchange gain or loss will be recognized with respect to bond premium by treating the portion of the premium amortized in an accrual period as a return of principal.

Market discount on a foreign exchange security is also determined in the applicable currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder of a foreign exchange security who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a holder on the accrual basis. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a foreign exchange security received by a holder on the accrual basis.

For a discussion of U.S. federal income tax consequences to non-U.S. holders of a security denominated in a currency other than U.S. dollars, see “U.S. Federal Income Tax Consequences— Tax Consequences to Holders of Securities in General— Tax Consequences to Foreign Investors” above.

Reportable Transaction Disclosure Statement. Pursuant to U.S. Treasury regulations, any taxpayer who has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year in which the taxpayer participated in the reportable transaction. Reportable transactions include transactions that produce a foreign exchange loss of at least $50,000, for taxpayers that are individuals or trusts, or higher amounts, for certain other non-individual taxpayers. Holders of foreign exchange securities may be required to report on IRS Form 8886 any sale, retirement or other taxable disposition of foreign exchange securities if such holders recognize a foreign exchange loss that exceeds the threshold amounts for that holder. Holders should consult their own tax advisors concerning the implications of the reportable transaction disclosure requirements in light of their particular circumstances.

Special Tax Consequences to Holders of Auction Rate Securities

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate securities. For a general discussion of the U.S. federal income tax accounting treatment applicable to holders of auction rate securities, holders should refer to “U.S. Federal Income Tax Consequences— Tax Consequences to Holders of Securities in General” above.

Although not free from doubt, the reset of the interest rate and other terms of the auction rate securities through the auction procedure will not constitute a modification of the securities or a retirement and reissuance of the securities under applicable Treasury regulations. Accordingly, a holder of an auction rate security will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining OID thereon, the auction rate securities will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate securities generally will not be treated as bearing OID solely because interest rates are set under the auction procedure, although OID could arise by virtue of the terms of the auction rate securities arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate securities.

If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate securities could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate securities could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate security in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of an auction rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate securities were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the auction rate securities, and the balance would generally be treated as capital loss.

Special Tax Consequences to Holders of Reset Rate Securities

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate securities.

In General. As a general matter, securities that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate securities, reset rate securities that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate securities”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate securities pursuant to the reset procedures will constitute a retirement and reissuance of such securities under applicable Treasury regulations. In contrast, reset rate securities denominated in U.S. dollars (“U.S. dollar reset rate securities”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under “ — Possible Alternative Treatment of the Reset Rate Securities” below, a non-tendering holder of a U.S. dollar reset rate security will not realize gain or loss if the security continues to be denominated in U.S. dollars, and such security will be deemed to remain outstanding until the security is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the securities is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate security is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the security will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate securities or foreign exchange reset rate securities, under applicable Treasury regulations, solely for purposes of determining

OID thereon, the reset rate securities will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate securities will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate securities, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate securities, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the securities is reduced to zero).

If the call option is exercised, the reset rate securities will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate securities to holders unrelated to the issuer will be considered a new issuance of the reset rate securities. The issue price, OID, if any, holding period and other tax-related characteristics of the reset rate securities will accordingly be redetermined on the premise that the reset rate securities will be newly issued on the date on which the reset rate securities are resold.

Tax Accounting for Holders of the Reset Rate Securities. For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate securities, holders of such securities should refer to “U.S. Federal Income Tax Consequences— Tax Consequences to Holders of Securities in General” above, and for a discussion of the U.S. federal income tax accounting treatment of foreign exchange reset rate securities, holders of such securities should refer to “U.S. Federal Income Tax Consequences— Tax Consequences to Holders of Non-U.S. Dollar Denominated Securities” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under “U.S. Federal Income Tax Consequences— Special Tax Consequences to Holders of Reset Rate Securities— In General” above are correct but is subject to the discussion under the heading “— Possible Alternative Treatment of the Reset Rate Securities” below.

Possible Alternative Treatment of the Reset Rate Securities. There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate securities, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate securities discussed under the heading “U.S. Federal Income Tax Consequences— Special Tax Consequences to Holders of Reset Rate Securities— In General” above, it might be contended that a remarketing of U.S. dollar reset rate securities that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such securities and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate securities that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate securities, such securities could be treated as bearing contingent interest under applicable Treasury regulations. See “U.S. Federal Income Tax Conse- quences— Special Tax Consequences to Holders of Auction Rate Securities” above for a discussion of such regulations.

It might also be contended that U.S. dollar reset rate securities that are reset to a currency other than U.S. dollars or foreign exchange reset rate securities that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate securities were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate securities, although a different result cannot be precluded given the unusual features of the reset rate securities. In the event that U.S. dollar reset rate securities that are reset to a currency other than U.S. dollars or foreign exchange reset rate securities that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate securities were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate securities should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Holders should consult their own tax advisors regarding the proper tax accounting for such an instrument under this alternative characterization. Moreover, in this regard, final Treasury regulations were recently issued addressing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency. These regulations generally require holders to compute and accrue original issue discount under the noncontingent bond method applicable to U.S. dollar denominated contingent payment debt instruments, and then to translate such amounts under the foreign currency rules described above. Under the noncontingent bond method, the amount treated as taxable interest to a holder of a reset rate security in each accrual period would be a hypothetical amount based on the issuer’s current borrowing costs for comparable, noncontingent debt instruments, and a holder of a reset rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the reset rate securities were treated as contingent payment debt instruments under these regulations, the characterization of any non-currency gain or loss upon their sale exchange would be affected. Specifically, any non-currency gain (which otherwise generally would be capital gain) would be treated as ordinary gain, and any non-currency loss (which otherwise generally would be capital loss) would be treated as ordinary loss to the extent of the holder’s prior ordinary inclusions with respect to the reset rate securities, and the balance generally would be treated as capital loss. These regulations apply to debt instruments issued on or after October 29, 2004.

EUROPEAN UNION DIRECTIVE ON THE TAXATION

OF SAVINGS INCOME

The European Union has adopted a Directive regarding the taxation of savings income. Member states of the European Union (“Member States”) are required to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

The withholding tax provisions of the Directive could apply to payments on securities made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the securities will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the related trust, the notes or the certificates, or the holders of the notes or the certificates of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the securities. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes or the certificates.

* * *

The federal and state tax discussions described above may not be applicable depending upon each holder’s particular tax situation. Prospective purchasers should consult their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes or certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA;

•	certain other retirement plans and arrangements described in Section 4975 of the Code, including:

1.	individual retirement accounts and annuities,

2.	Keogh plans,

3.	collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

4.	any other entity whose assets are deemed to be “plan assets” as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

•	persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, the auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

The Notes

Under regulations issued by the Department of Labor called the “Plan Asset Regulations”, if a Plan makes an “equity” investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations. However, without regard to this characterization of the securities, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as the following class exemptions:

•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

These “class exemptions” may not apply with respect to any particular Plan’s investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

The Certificates

Unless described differently in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan’s investment in that entity. As discussed above, the purchase of an equity interest in a trust will result in the assets of that trust being deemed Plan assets for the purposes of ERISA and the Code, and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code.

By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a Plan to purchase certificates.

If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

* * *

A Plan fiduciary considering the purchase of the securities of a given series should consult its legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

SLM Funding LLC, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

•	450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC’s regional offices at

•	175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

•	233 Broadway, New York, New York 10279.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.

The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934. The reports concerning the trust are required to be delivered to the holders of the securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to SLM Funding LLC, in care of Trust Administration, Sallie Mae, Inc., 12061 Bluemont Way, V3419, Reston, Virginia 20190. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate underwriting agreement for the certificates of that series. Under the underwriting agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of their underwriting agreements, to purchase all the notes and certificates described in the underwriting agreements and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the securities for sale directly.

The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•	show the price at which each class of notes and certificates is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•	specify that the notes and certificates will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes and certificates, the offering prices and concessions may be changed.

Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering— that is, if it sells more securities than are shown on the cover page of the related prospectus supplement— the underwriter may reduce that short position by purchasing securities in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

This prospectus may be used in connection with the remarketing of a class of reset rate securities or the offering of a class of reset rate securities by SLM Corporation or its affiliate after its exercise of the related call option with respect to that class.

In connection with any remarketing of a class of reset rate securities, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If SLM Corporation or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Each underwriting agreement will provide that the depositor and SLM ECFC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

Robert Lavet, Esq., Deputy General Counsel of SLM Corporation or an Associate General Counsel of SLM Corporation, as counsel to SLM ECFC, any other sellers, the administrator, the servicer and the depositor, and Cadwalader, Wickersham & Taft LLP or McKee Nelson LLP, as specified in the related prospectus supplement, special counsel to SLM ECFC, any other sellers, the administrator, the servicer and the depositor, or another firm named in the prospectus supplement, will give opinions on specific matters for the trust, the depositor, the servicer and the administrator.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

The Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

•	default of the borrower;

•	the death, bankruptcy or permanent, total disability of the borrower;

•	closing of the borrower’s school prior to the end of the academic period;

•	false certification by the borrower’s school of his eligibility for the loan; and

•	an unpaid school refund.

In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans are currently authorized under the Higher Education Act:

•	Subsidized Stafford Loans to students who demonstrate requisite financial need;

•	Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•	Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

•	Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act was amended by the Ticket to Work and Work Incentives Improvement Act of 1999, the Consolidated Appropriations Act of 2001 and Public Law 107-139 in 2002 and Public Law 108-366 in 2004.

In 1993 Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366. The 1998 reauthorization, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender’s rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

Eligible Lenders, Students and Educational Institutions

Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

•	is a United States citizen, national or permanent resident;

•	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

•	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

•	meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86.	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00.	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans

Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provides for:

•	federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

•	federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

•	special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance”.

Interest. The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A

From 01/01/81 through 09/12/83	9%	N/A	N/A

From 09/13/83 through 06/30/88	8%	N/ A	N/ A

From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans

From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%

From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%

From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)

From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)

From 07/01/06	6.8%	N/A	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate

and

•	the sum of

•	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

•	the applicable interest rate margin.

Under current law, Stafford Loans with a first disbursement on or after July 1, 2006 will revert to a fixed annual interest rate of 6.8%.

Interest Subsidy Payments. The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•	while the borrower is a qualified student,

•	during the grace period, and

•	during prescribed deferral periods.

The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

•	satisfaction of need criteria, and

•	continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

Loan Limits. The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students	Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Additional Unsubsidized only on or after 7/1/94	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$4,000	$6,625
2nd year	$3,500	$4,000	$7,500
3rd year and above	$5,500	$5,000	$10,500
Graduate (per year)	$8,500	$10,000	$18,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$46,000
Graduate (including undergraduate)	$65,500	$73,000	$138,500

For the purposes of the table above:

•	The loan limits include both FFELP and FDLP loans.

•	The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•	Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the middle column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment. Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

•	while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

•	when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

•	when the lender determines that repayment will cause the borrower “economic hardship”, as defined in the Act, subject to a maximum deferment of 3 years.

Interest that accrues during a deferment is paid by the Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest. The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate

and

•	the sum of:

•	the applicable 1-year Index or the bond equivalent rate of 91-day, as applicable,

and

•	the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 7.9%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81.	9%	N/A	N/A
From 10/01/81 through 10/30/82.	14%	N/A	N/A
From 11/01/82 through 06/30/87.	12%	N/A	N/A
From 07/01/87 through 09/30/92.	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94.	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98.	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06.	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06.	7.9%	7.9%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•	the borrower rate is set at the maximum borrower rate and

•	the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter or commercial paper rates, as applicable, and the applicable interest rate margin exceeds the maximum borrower rate.

Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are

made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, the borrower has multiple holders of his outstanding student loans, or his holder does not make Consolidation Loans. Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan. In some cases borrowers may enter repayment status while still in school and become eligible for a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

No insurance premium or origination fee is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guarantee Agencies under the FFELP

Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest.

The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis

Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement

Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the Department of Education

Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the Department of Education

Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund

Collection Retention Fee	23% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention

Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.

Department of Education Oversight

The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department’s obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

APPENDIX B

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as “Global Securities”. Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Additional Information Regarding the Securities— Book Entry Registration” in this prospectus) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary. Investors’ interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date. Secondary market trading on a reset date will be settled as described under “Additional Information Regarding the Securities— Book-Entry Registration” in this prospectus.

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear participants. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.

Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,

Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•	that holder takes one of the following steps to obtain an exemption or reduced tax rate:

1. Exemption for non-U.S. person— Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

2. Exemption for non-U.S. persons with effectively connected income— Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

3. Exemption or reduced rate for non-U.S. persons resident in treaty countries— Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

4. Exemption for U.S. persons— Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Global Securityholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.

For these purposes, a U.S. person is:

•	a citizen or individual resident of the United States,

•	a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

•	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$

SLM Student Loan Trust 2006-2

Issuing Entity

$	Floating Rate Class A-1 Student Loan-Backed Notes

$	Floating Rate Class A-2 Student Loan-Backed Notes

$	Floating Rate Class A-3 Student Loan-Backed Notes

$	Floating Rate Class A-4 Student Loan-Backed Notes

$	Floating Rate Class A-5A Student Loan-Backed Notes

$	Reset Rate Class A-5B Student Loan-Backed Notes

$	Floating Rate Class A-6 Student Loan-Backed Notes

$	Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Joint Book-Runners

Deutsche Bank Securities

Merrill Lynch & Co.

Global Co-Managers

Barclays Capital

Lehman Brothers

Wachovia Securities

Class A-4, Class A-5A, Class A-5B and

Class A-6 Co-Manager

DEPFA BANK

February 14, 2006